As filed with the Securities and Exchange Commission on February 4, 2011

Registration No 333-171777

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM F-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PRIME ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 322, Zhongshan East Road
Shijiazhuang
Hebei Province, 050011
People’s Republic of China
Telephone: 86 (311) 8382 7688

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

William Tsu-Cheng Yu
486 Walsh Road
Atherton, CA 94027
Telephone: 408-431-7286

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 Fax: (212) 407-4990	Kenneth R. Koch Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, NY 10017 (212) 935-3000 Fax: (212) 983-3115

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being Registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one ordinary share, $0.001 par value, and one-half of a redeemable warrant(2)	4,600,000	$10.00	$46,000,000.00	$5,340.60
Ordinary shares included in the Units(2)	4,600,000	—	—	—	(3)
Redeemable Warrants included in the Units(2)	2,300,000	7.50	17,250,000.00	2,002.73
Ordinary shares underlying the redeemable warrants included in the Units(2)(4)	2,300,000	—	—	—	(5)
Underwriters’ unit purchase option(6)	1	100.00	100.00	0.01
Units underlying the underwriters’ unit purchase option(4)(6)	460,000	12.00	5,520,000.00	640.87
Ordinary Shares included in the units underlying the underwriters’ unit purchase option(4)(6)	460,000	—	—	—	(3)
Warrants included in the units underlying the underwriters’ unit purchase option(4)(6)	230,000	—	—	—	(3)
Ordinary shares underlying the warrants included in the units underlying the underwriters’ unit purchase option(4)(6)	230,000	7.50	1,725,000.00	200.27
Total			$70,495,100.00	$8,184.48

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of Regulation C under the Securities Act of 1933, as amended.
(2)	Includes 600,000 units, consisting of 600,000 ordinary shares and 300,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(4)	Pursuant to Rule 416 under the Securities Act, there are also being registered such additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(5)	No fee required pursuant to Rule 457(i) of the Securities Act of 1933, as amended.
(6)	Represents an option granted to the representative of the underwriters to purchase up to 460,000 units (of which up to 60,000 units will be cancelled in the event the over-allotment option is not exercised in full), the underlying units, and the ordinary shares and warrants (including the ordinary shares underlying the warrants) included in the units.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED FEBRUARY 4, 2011

$40,000,000
PRIME ACQUISITION CORP.
4,000,000 Units

Prime Acquisition Corp. is a newly formed exempted company organized under the laws of the Cayman Islands. We are a blank check company formed to acquire through a merger, capital stock exchange, asset acquisition, stock purchase or similar business combination, or control through contractual arrangements, one or more operating businesses. Although we are not limited to a particular geographic region or industry, we intend to focus on operating businesses with primary operations in the Greater China region, which includes Hong Kong, Macau and Taiwan.

This is the initial public offering of our units. Each unit has a public offering price of $10.00 per unit and consists of one ordinary share, par value $0.001 per share, and one-half of a redeemable warrant. Each full redeemable warrant entitles the holder to purchase one ordinary share at a price of $7.50. Each redeemable warrant will become exercisable on the later of our consummation of a business combination or [___________], 2012 [one year from the date of this prospectus], and expire on the earlier of [___________], 2016 [five years from the date of this prospectus] or the date of redemption or liquidation of the trust account described below.

We have granted the underwriters a 45-day option to purchase up to 600,000 additional units (in addition to the 4,000,000 units referred to above) solely to cover over-allotments, if any. We have also agreed to sell to Chardan Capital Markets, LLC, the representative of the underwriters of this offering, for $100, as additional compensation, an option to purchase up to a total of 460,000 units at $12.00 per unit (of which up to 60,000 of which will be cancelled in the event the over-allotment option is not exercised in full). The underwriters’ option is exercisable at any time, in whole or in part, between the later of the consummation of our initial business combination or [_______] [six months from the date of this prospectus] and [_______] [five years from the effective date of the registration statement of which this prospectus forms a part]. The units issuable upon exercise of this option are identical to those offered by this prospectus, except for certain differences in redemption rights as described in this prospectus.

Our founding shareholders, their designees and Chardan Capital Markets, LLC have committed to purchase 1,638,800 warrants at a price of $1.00 per warrant, for an aggregate purchase price of $1,638,800, in a private placement that will occur immediately prior to the closing of this offering. We refer to these warrants as the placement warrants. All of the proceeds we receive from the purchases will be placed in the trust fund described below. The placement warrants will be identical to the warrants being offered by this prospectus except that the placement warrants may be exercised on a cashless basis so long as such warrants are held by these individuals or their affiliates and are subject to certain transfer restrictions. Pursuant to that certain Placement Warrant Purchase Agreement, the purchasers have agreed that, with certain exceptions for certain gifts to family members, by virtue of the laws of descent, and pursuant to a qualified domestic relations order, the placement warrants will not be sold or transferred by them until after we have completed a business combination.

There is presently no public market for our units, ordinary shares or redeemable warrants. We have applied to list our units, ordinary shares and redeemable warrants on the NASDAQ Capital Market under the symbols “PACQU,” “PACQ,” and “PACQW” on or promptly after the date of this prospectus. We cannot assure you that such application will be approved or that, if approved, our units, ordinary shares or redeemable warrants will continue to be listed on the NASDAQ Capital Market.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 17 for a discussion of information that should be considered in connection with investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds
Public offering price	$10.00	$40,000,000
Underwriting discounts and commissions(1)	$0.50	$2,000,000
Proceeds, before expenses, to us	$9.50	$38,000,000

(1)	Includes $1,120,000, or $0.28 per unit, equal to 2.8% of the gross proceeds of this offering (or $1,288,000 if the underwriters’ over-allotment option is exercised in full) payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in the trust account described below. Such funds will be released to the underwriters only upon consummation of an initial business combination, as described in this prospectus. If the business combination is not consummated, such deferred discount will be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred underwriting discount.

We will deposit into a trust account at Morgan Stanley, with American Stock Transfer & Trust Company as trustee, $40,000,000. Such amount includes (i) $1,120,000, or $0.28 per unit, of underwriting discounts and commissions payable to the underwriters upon consummation of a business combination and, (ii) additional aggregate proceeds of $1,638,800 that we will receive from the purchase of placement warrants described above (or approximately $10.00 per unit sold to the public in the offering assuming the over allotment option is not exercised). These funds will not be released to us until the earlier of the consummation of a business combination or our liquidation (which may not occur until [___________], 2012, or [_________], 2013 in the event the period is extended as described herein).

We are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about     , 2011.

Chardan Capital Markets, LLC

Rodman & Renshaw, LLC	Maxim Group LLC

The date of this prospectus is     , 2011

PRIME ACQUISITION CORP.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, as our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes and schedules thereto included elsewhere in this prospectus.

Overview

We are a newly formed exempted company organized under the laws of the Cayman Islands. We are a blank check company formed to acquire through a merger, capital stock exchange, asset acquisition, stock purchase or similar business combination, or control through contractual arrangements, one or more operating businesses. Although our Amended and Restated Memorandum and Articles of Association do not limit us to a particular geographic region, we intend to focus on operating businesses with primary operations in the Greater China region, which includes Hong Kong, Macau and Taiwan. Our efforts to identify a prospective target business will not be limited to a particular industry. To date, our efforts have been limited to organizational activities.

We do not have any specific business combination under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not, in any capacity (nor has any of our agents or affiliates) been approached by, any candidates (or representative of any candidates), with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Management Expertise

We will seek to capitalize on the significant experience and relationships of our management team, including Mr. Yong Hui Li, our Chairman, Ms. Diana Chia-Huei Liu, our Chief Executive Officer and director, Mr. William Tsu-Cheng Yu, our President, Chief Financial Officer and director, Hui-Kai Yan, our Chief Operating Officer and director, and Mr. Gary Chang, our Chief Investment Officer and director, who collectively have over 78 years of experience in investment banking, fund management, financial services and direct investments and an aggregate of over 105 years of experience in Greater China.

Investment Objective

Based on the collective investment and acquisition experiences of our management team, our management will seek to identify and target businesses in which our management can assist in the growth and development. Our management intends to acquire a target business or businesses that it believes can achieve long-term appreciation.

We intend to leverage management’s knowledge of Greater China in order to locate and evaluate attractive businesses, managers with proven records and companies with sound operating and business models.

Given our management team’s collective track record of transactions and contacts, we believe we can identify acquisitions in Greater China and successfully negotiate and consummate our initial business combination.

Investment Philosophy

We currently intend to target our search in the following manner:

•	We will seek to capitalize on the fast-growing economy of Greater China by pursuing companies involved in intra-Asia business and trade.
•	We will look at opportunities in Greater China characterized by increasing wealth.
•	We will focus on markets and industries in which our management team and our board of directors have first-hand experience.
•	We currently expect that some members of our management team will become a part of the management of the combined entity.

Investment Insight and Competitive Advantage

We believe that Greater China’s domestic consumption boom and its emergence as the manufacturing center for the world due to low cost labor, increasingly developed infrastructure and high levels of fixed asset investment enable it to lead strong growth in Asia. We expect that a rapidly expanding middle class in Greater China will lead to dramatic growth in consumer spending and purchasing power throughout Greater China.

In addition, we believe that Greater China markets and business networks are characterized by complex ownership structures with a disproportionate number of the companies that compete in these markets being controlled by extended families or by companies in different industries across a region. Unless a buyer has an understanding of this complexity, we believe that it is difficult to identify and act upon investment opportunities. We believe relationships and local knowledge are more important in these situations than in developed markets. Equally critical is understanding that owner/founder families can be particularly sensitive about confidentiality and discretion. In most cases, it is difficult to gain their trust and to structure transactions without pre-existing relationships or market knowledge.

Personal contact and credibility are therefore critical for investing in Greater China. The members of our management team were all born and raised in Asia and have strong social and professional ties to the region. Our management will rely on its network of contacts in the business or financial community, which include entrepreneurs, members of leading local families, senior managers in banks, and partners in law firms and accounting firms. In evaluating an investment, we will assess not only the underlying asset value, but also the players involved and their motivation. We believe our competitive advantage will be our understanding of Greater China’s culture and, through that, our ability to understand the motivations of the owners of a target business.

We intend to focus primarily on acquisitions of middle market companies with valuations between approximately $50 million and $150 million. Our management team’s experience with middle market companies will assist us in identifying suitable targets, as well as negotiating with their owners. We believe we have valuable insights into negotiating and successfully investing in middle market companies in Greater China. Our investment approach will include actively managing our acquisitions, refocusing existing management and resources and attracting and training new managers to augment management teams.

Potential Disadvantages

Although our management has a number of competitive advantages in doing a deal in Greater China, potential disadvantages include:

•	members of our management team may not be able to establish the relationships and trust that we believe are necessary to be successful in investing in Greater China;
•	regional differences within Greater China may limit the effectiveness of our management team’s experience in Greater China generally; and
•	the complex structure of many middle market companies in Greater China may make it more difficult for us to identify a target company able to prepare the necessary audit reports to be included in proxy materials and/or tender offer materials in a timely manner.

Effecting a Business Combination

Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial business combination, unless the nature of the business combination would require shareholder approval under applicable Cayman Islands law. Shareholders’ approval would normally only be required under Cayman Islands law where the business combination involved a statutory merger of our company with another company or a scheme of arrangement sanctioned by the Grand Court of the Cayman Islands where our shareholders would give up or transfer their shares in our company in consideration of the issue of shares in another company, amendments to our memorandum and articles of association, a change in the par value of our shares or a change in the amount of our authorized share capital. A merger of our wholly-owned subsidiary with another company would not normally require shareholders approval under our memorandum and articles or the Cayman Companies Law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial business combination, and currently intend to structure our initial business combination so that a shareholder vote is not required. Notwithstanding, our Amended and Restated Memorandum and Articles of Association provide that shareholders will be entitled to cause us to redeem their ordinary shares for cash equal to the pro rata share of the aggregate amount then in the trust account (initially approximately $10.00 per share, or approximately $9.97 per share in the event the over-allotment option is exercised in full), including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full) in connection with our initial business combination.

In order to redeem the shares for cash upon the consummation of a business combination, we will initiate an issuer tender offer by filing tender offer documents with the SEC prior to such business combination in accordance with Rule 13e-4 and Regulation 14E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. The tender offer documents will comply with the disclosure required by Regulations 14A and 14C of the Exchange Act even if we are not at the time required to comply with such regulations by virtue of our status as a foreign private issuer. The closing of the business combination will be cross-conditioned with the closing of the tender offer.

In connection with the tender offer, we are required to offer redemption rights to all holders of our ordinary shares. Our founders have agreed to not redeem their securities in such tender offer, which will ensure that the per share amount of $10.00 (or $9.97 in the event the over-allotment option is exercised in full) reserved for redemption of the public shares will not be reduced.

In addition, unlike other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement with respect to a business combination within 18 months following the consummation of this offering, the time period within which we must complete our initial business combination will be automatically extended to 24 months following the completion of this offering (which we refer to as the automatic period extension in this prospectus). If the period is extended, we will have an additional 6 months in which to complete an initial business combination, and we will not be limited to completing the business combination contemplated at the time of the automatic period extension.

Pursuant to the terms of the trust agreement by and between us and American Stock Transfer & Trust Company, our Amended and Restated Memorandum and Articles of Association and applicable provisions of Cayman Islands law, if we do not consummate our initial business combination within 18 months (or 24 months pursuant to the automatic period extension) after the completion of this offering, we will automatically dissolve as promptly as practicable and liquidate and release only to our public shareholders, as part of our plan of distribution, the amount in our trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full). Our founders have agreed to waive their rights to participate in any liquidating distribution as part of our plan of distribution with respect to the founders’ shares, but not with respect to any public shares they acquire in this offering or aftermarket, if we fail to consummate a business combination. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate upon our liquidation.

Conflicts of Interest

Certain of our officers and directors may in the future become affiliated with entities, including other “blank check” companies, that are engaged in business activities similar to those intended to be conducted by us. Furthermore, each of our principals may become involved with subsequent blank check companies similar to us. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. For a list of the entities to which our officers and directors owe fiduciary duties, see “Management — Conflicts of Interest.” Accordingly, they may have conflicts of interest in determining to which entity time should be allocated or a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity with which our officers and directors have a pre-existing fiduciary obligation and we may miss out on a potential transaction.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for a business combination on the one hand and their other businesses on the other hand. We do not intend to have any full-time employees prior to the consummation of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he or she is entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. See “Management — Directors and Executive Officers.” If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to consummate our initial business combination.

Investment Strategy

We will look for businesses that have one or more of the following characteristics:

•	Motivated sellers that are seeking liquidity.
•	Businesses that are ready to be public.
•	Businesses that are seeking and have accretive use of additional capital.
•	Companies that are being divested by conglomerates or multinational companies.
•	Poorly valued public companies that can benefit from our management’s experience and expertise.

Other Information

Because we are incorporated under the laws of the Cayman Islands, you may face difficulty protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited. Please refer to the section entitled “Risk Factors — Because we are incorporated under the laws of the Cayman Islands, you may face difficulty protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited” for more information.

Our executive offices are located at No. 322, Zhongshan East Road, Shijiazhuang, Hebei Province, 050011 China, and our telephone number at that office is 86 (311) 8382 7688.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and other risks set forth under “Risk Factors” beginning on page 17 of this prospectus.

Securities offered:
4,000,000 units, each unit consisting of:
• one ordinary share, par value $0.001; and
• one-half of a redeemable warrant.
We refer to holders of units, and underlying ordinary shares and redeemable warrants, sold in this offering (whether purchased in this offering or in the aftermarket), including our founders to the extent they hold shares sold in this offering, as public shareholders or public warrant holders, as the case may be. We refer to the units, and underlying ordinary shares and redeemable warrants, being sold in this public offering as the public units, public shares and public warrants, respectively.
Trading commencement and separation of ordinary shares and redeemable warrants:
The units offered by this prospectus will begin trading on or promptly after the date of this prospectus. The ordinary shares and redeemable warrants comprising the units will begin separate trading 90 days after the date of this prospectus or the announcement by the underwriters of the decision to allow earlier trading, subject, however, to our filing a Report of Foreign Private Issuer on Form 6-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. See “Description of Securities — Units — Public Shareholders’ Units.”
Redeemable Warrants:

Exercisability:
Each full redeemable warrant is exercisable to purchase one ordinary share.
Exercise price:
$7.50 per share.
Exercise period:
The redeemable warrants offered hereby will become exercisable on the later of:
• the consummation of our initial business combination with one or more target businesses on the terms described in this prospectus; or
• one year from the date of this prospectus,
provided that, during the period in which the redeemable warrants are exercisable, there is an effective registration statement covering the ordinary shares issuable upon exercise of the redeemable warrants in effect and a prospectus relating to the ordinary shares issuable upon exercise of the redeemable warrants is available for use by the holders of the redeemable warrants.
The redeemable warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, on , 2016 or earlier upon redemption by us or liquidation of the trust account.
Redemption:
Once the redeemable warrants become exercisable, we may redeem the outstanding redeemable warrants (including the founders’ warrants and the placement warrants, but excluding the warrants included in the units underlying the underwriters’ unit purchase option), with the prior consent of Chardan Capital Markets, LLC:
• in whole but not in part;
• at a price of $0.01 per redeemable warrant;
• upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sale price of our ordinary shares on the NASDAQ Capital Market, or other exchange on which our securities may be traded, equals or exceeds $15.00 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the day on which notice is given.

Number of securities to be outstanding:

	Prior to this Offering(1)		After this Offering(1)(2)
Units	1,360,000		5,360,000
Ordinary Shares	1,360,000		5,360,000
Warrants	2,318,800	(3)	4,318,800	(4)

(1)	Does not include up to 204,000 units, and the underlying ordinary shares and warrants, sold to our founders that are subject to redemption by us to the extent the underwriters’ over-allotment option is not exercised in full.
(2)	Does not include 460,000 units underlying the underwriters’ unit purchase option (of which up to 60,000 will be cancelled in the event the over-allotment option is not exercised in full).
(3)	Consists of (i) 1,638,800 placement warrants, and (ii) 680,000 founders’ warrants.
(4)	Consists of (i) 2,000,000 redeemable warrants included in the units offered by this prospectus, (ii) 1,638,800 placement warrants, and (iii) 680,000 founders’ warrants.
Founders’ units:
On February 4, 2010, February 12, 2010, and November 7, 2010, Yong Hui Li, our Chairman, Diana Chia-Huei Liu, our Chief Executive Officer and director, William Tsu-Cheng Yu, our President, Chief Financial Officer and director, The Shodan Company, an affiliate of William Yu, Gary Han-Ming Chang, our Chief Investment Officer and director, Steven Chia-Sun Liu, Joseph Chia-Yao Liu, Olivia Lin Yu, and Joyce Chen Liu, whom we collectively refer to as our founders, acquired an aggregate of 1,564,000 units for an aggregate purchase price of $1,564 (up to 204,000 of which units will be redeemed by us to the extent that the underwriters do not exercise their over-allotment option in full). We refer to the units issued to our founders prior to this offering throughout this prospectus as the founders’ units. Each founders’ unit consists of one ordinary share, which we refer to as a founders’ share, and one-half of a redeemable warrant to purchase one ordinary share, which full warrant we refer to as a founders’ warrant. See “Description of Securities — Units — Founders’ Units.”
Warrants purchased through private placement:
Chardan Capital Markets, LLC, and our founders and certain of their designees have committed to purchase 1,638,800 warrants at a price of $1.00 per warrant for an aggregate purchase price of $1,638,800 (with Chardan Capital Markets, LLC purchasing 180,000 warrants for an aggregate purchase price of $180,000) in a private placement that will occur immediately prior to the completion of this offering. We refer to these warrants as the placement warrants throughout this prospectus. The proceeds from the sale of the placement warrants will be added to the proceeds from this offering to be held in the trust account pending our consummation of a business combination on the terms described in this prospectus. The placement warrants to be purchased will be identical to the warrants included in the units being sold in this offering, except for certain restrictions on transfer and that the placement warrants may be exercised cashlessly and are subject to certain transfer restrictions.
Underwriters’ unit purchase option:
Concurrently with the closing of this offering, we will sell to Chardan Capital Markets, LLC, the representative of the underwriters, or its designees, for an aggregate of $100, an option to purchase 460,000 units (of which up to 60,000 units will be cancelled in the event the over-allotment option is not exercised in full) comprised of 460,000 ordinary shares and warrants to purchase 230,000 ordinary shares (an amount that is equal to 10% of the total number of units sold in this offering). The underwriters’ unit purchase option will be exercisable at any time, in whole or in part, between the later of the consummation of our initial business combination or [_______] [six months from the date of this prospectus] and the fifth anniversary date of the effective date of the registration statement of which this prospectus forms a part at a price per unit of $12.00 (120% of the public offering price). The units issuable upon exercise of this option are identical to those offered by this prospectus. We have the right to redeem or reduce the number of units exercisable for the underwriters’ unit purchase option under certain circumstances.
Proposed NASDAQ symbols:
“PACQ,” “PACQU,” “PACQW”

Offering proceeds and proceeds from placement warrants to be held in the trust account and amounts payable prior to trust account distribution or liquidation:
Approximately $40,000,000, or approximately $10.00 per unit (or approximately $45,868,000, or approximately $9.97 per unit, if the over-allotment option is exercised in full) of the proceeds of this offering and the private placement of placement warrants will be placed in a trust account maintained by American Stock Transfer & Trust Company acting as trustee. The trust assets will be held in an account located outside of the United States.
Other than as described below, proceeds in the trust account will not be released until the earlier of consummation of a business combination or our liquidation. Prior to a business combination or our liquidation, amounts in trust may not be released, except for (i) interest earned on the trust account may be released to us to pay any taxes we incur, and (ii) interest earned by the trust account may be released to us from time to time to fund our working capital and general corporate requirements.
See “Use of Proceeds.”
Limited payments to insiders:
There will be no compensation, fees, reimbursements or other payments made to our officers, directors, or any of their respective affiliates, other than:
• repayment of an aggregate $150,000 non-interest bearing loan made by Diana Liu and William Yu, each an executive officer and a director of ours;
• payment of an aggregate of $7,500 per month to Kaiyuan Real Estate Development, an affiliate of Yong Hui Li, our Chairman, for office space, administrative services and secretarial support; and

•

reimbursement of out-of-pocket expenses reasonably incurred by our officers, directors, or any of their respective affiliates, in connection with identifying, investigating and consummating a business combination.

All amounts held in the trust account that are not distributed to redeem ordinary shares, released to us to pay taxes or fund our working capital, or payable to the underwriters for deferred discounts and commissions will be released to us on closing of our initial business combination:
All amounts held in the trust account that are not released as described above will be released to us on closing of our initial business combination.

At the time we complete our initial business combination, there will be released to the underwriters from the trust account deferred underwriting discounts and commissions that are equal to 2.8% of the gross proceeds of this offering, or $1,120,000 (or $1,288,000 if the underwriters’ over-allotment option is exercised in full). The underwriters are entitled to receive the full deferred underwriting discount regardless of the number of public shares that are redeemed.
Shareholder vote to approve a business combination in certain circumstances:
Shareholders’ approval would normally only be required under Cayman Islands law where the business combination involved a statutory merger of our company with another company or a scheme of arrangement sanctioned by the Grand Court of the Cayman Islands where our shareholders would give up or transfer their shares in our company in consideration of the issue of shares in another company, amendments to our memorandum and articles of association, a change in the par value of our shares or a change in the amount of our authorized share capital. A merger of our wholly-owned subsidiary with another company would not normally require shareholders approval under our memorandum and articles or the Cayman Companies Law. We will proceed with a business combination requiring a vote only if a majority of the public shares voted at the extraordinary general meeting of shareholders called for the purpose of approving our initial business combination are voted in favor of the business combination and public shareholders owning less than 84.3% of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 84.3% so that we would have a minimum of approximately $5,000,000 in shareholder’s equity post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.”
We will have until 18 months (or 24 months pursuant to the automatic period extension described below) from the completion of this offering to consummate a business combination. If, at the end of the 18-month period, or if at the end of the 24 month period, as applicable, we have not consummated a business combination, we will automatically dissolve and as promptly as practicable liquidate the trust account as described herein.
In connection with a shareholder vote to approve our initial business combination and/or amend Article 156 of our Amended and Restated Memorandum and Articles of Association (the article that contains all of the special provisions applicable to us prior to and in connection with our initial business combination) prior to consummation of our initial business combination, our founders have agreed to vote their founders’ shares in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for such purpose, and not to exercise redemption rights with regard to the founders’ shares. In addition, each of our founders, directors, and officers has agreed that if he, she or it acquires ordinary shares in or following this offering, he, she or it will vote all such acquired shares in favor of any business combination presented to our shareholders by our board of directors, and not to exercise redemption rights in connection with any ordinary shares held by such person.
Conditions to consummating our initial business combination:
Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance held in our trust account (excluding deferred underwriting discounts and commissions of $1,120,000, or $1,288,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition. The valuation of such business may be based, in part, on projected performance of the business, but will not include our assets on a post-transaction basis. The fair market value of the target will be determined by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value). If we structure a business combination to acquire less than 100% of such interests or assets of the target business, but will not acquire less than a controlling interest and will in all instances be the controlling shareholder of the target company.
If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions and taxes payable), as described above.
Possible extension of time to consummate a business combination to 24 months:
Unlike other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement with respect to a business combination within 18 months following the consummation of this offering, the time period within which we must complete our initial business combination will be automatically extended to 24 months following the completion of this offering. If the period is extended, we will have an additional 6 months in which to complete an initial business combination, and we will not be limited to completing the business combination contemplated at the time of the automatic period extension.

Redemption rights for shareholders in connection with our initial business combination:
Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial business combination, unless the nature of the business combination would require shareholder approval under applicable Cayman Islands law. Shareholders’ approval would normally only be required under Cayman Islands law where the business combination involved a statutory merger of our company with another company or a scheme of arrangement sanctioned by the Grand Court of the Cayman Islands where our shareholders would give up or transfer their shares in our company in consideration of the issue of shares in another company, amendments to our memorandum and articles of association, a change in the par value of our shares or a change in the amount of our authorized share capital. A merger of our wholly-owned subsidiary with another company would not normally require shareholders approval under our memorandum and articles or the Cayman Companies Law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial business combination, and currently intend to structure our initial business combination so that a shareholder vote is not required. Notwithstanding, our Amended and Restated Memorandum and Articles of Association provide that shareholders will be entitled to cause us to redeem their ordinary shares for cash equal to the pro rata share of the aggregate amount then in the trust account calculated by dividing the amount in the trust account, as of two business days prior to the consummation of the business combination, by (ii) the total number of public shares (initially approximately $10.00 per share, or approximately $9.97 per share in the event the over-allotment option is exercised in full), including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full) in connection with our initial business combination. Our founders have agreed to not redeem any securities held by them, which will ensure that the per share amount of $10.00 (or $9.97 in the event the over-allotment option is exercised in full) will not be reduced.
In order to redeem the public shares for cash upon the consummation of a business combination, we will initiate an issuer tender offer by filing tender offer documents with the SEC prior to such business combination in accordance with Rule 13e-4 and Regulation 14E of the

Securities and Exchange Act of 1934, as amended, or the Exchange Act. The tender offer documents will comply with the disclosure required by Regulations 14A and 14C of the Exchange Act even if we are not at the time required to comply with such regulations by virtue of our status as a foreign private issuer. The closing of the business combination will be cross-conditioned with the closing of the tender offer.
In connection with the tender offer, we are required to offer redemption rights to all holders of our ordinary shares. Our founders have agreed to not redeem their securities in such tender offer, which will ensure that the per share amount of $10.00 (or $9.97 in the event the over-allotment option is exercised in full) reserved for redemption of the public shares will not be reduced.
Automatic dissolution and liquidation if no business combination:
Pursuant to the terms of the trust agreement by and between us and American Stock Transfer & Trust Company, our Amended and Restated Memorandum and Articles of Association and applicable provisions of Cayman Islands law, if we do not consummate our initial business combination within 18 months (or 24 months pursuant to the automatic period extension) after the completion of this offering, we will automatically dissolve as promptly as practicable and liquidate and release only to our public shareholders, as part of our plan of distribution, the amount in our trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full). In addition, we will release only to our public shareholders, as part of our plan of distribution, any remaining net assets. This has the same effect as if our board of directors and shareholders had formally voted to approve our voluntary winding up and dissolution. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution.
Our founders have agreed to waive their rights to participate in any liquidating distribution as part of our plan of distribution with respect to the founders’ shares, but not with respect to any public shares they acquire in this offering or aftermarket, if we fail to consummate a business combination. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate upon our liquidation.

Prior to consummation of our initial business combination, we will seek to have all prospective target businesses we enter into agreements with and all vendors and service providers that we contract to provide services to us, which we collectively refer to as the contracted parties, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, however, there is no guarantee that we will be able to get waivers from the contracted parties or that such waivers will be enforceable. If we are unable to complete a business combination and are forced to dissolve and liquidate, our founders, by agreement, will jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties. Notwithstanding the foregoing, we have questioned our founders on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise up to $3 million (an amount we believe is sufficient to satisfy any potential indemnification obligations), although there can be no assurance of this. For example, Ms. Liu and Mr. Yu are the beneficial owners of not less than 300,000 shares of AutoChina International Limited, which shares are traded on the NASDAQ stock market and had a closing sale price of $23.49 per share on August 25, 2010. Our founders are under no obligation to us to preserve their assets or provide us with information regarding changes in their ability to satisfy these obligations. Notwithstanding, if we become aware of a material change in our founder’s ability to satisfy such obligations, we will make such information public by filing a Report of Foreign Private Issuer on Form 6-K. Our board of directors has a fiduciary obligation to our shareholders to bring a claim against our founders to enforce their indemnification obligations.
Determination of offering amount:
In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds from the sale of the placement warrants, would provide us with sufficient equity capital to execute our business plan. Although we made this determination assuming a minimal number of redemptions, we believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination, even with significant redemptions. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization.

Escrow of the founders’ units:
On the date of this prospectus, all of our officers, directors, shareholders and advisors will place the founders’ units, including the composite founders’ shares and founders’ warrants, into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent pursuant to an escrow agreement. Subject to certain limited exceptions for transfers, these securities will not be transferable during the escrow period and will not be released from escrow until nine months after the consummation of a business consummation with respect to 50% of the founders’ units, and twelve months after the consummation of a business combination with respect to the remaining 50% of the founders’ units. The securities held in the escrow account will only be released prior to the end of the respective escrow period if following a business combination we consummate a subsequent transaction that results in all shareholders having a right to exchange their shares for cash or other consideration.
Although the placement warrants will not be placed in escrow, the purchasers have agreed that, subject to the same exceptions relating to the transfer of the founders’ units during the escrow period, that such securities will not be sold or transferred by them until after we have completed a business combination.

Risks

We are a newly formed exempted company organized under the laws of the Cayman Islands that has conducted no operations and has generated no revenues. Until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our officers, and directors, but also the special risks we face as a blank check company, including:

•	reliance on our management’s ability to choose an appropriate target business, either conduct due diligence or monitor due diligence conducted by others, and negotiate a favorable price; and
•	existing and possible conflicts of interest of our directors, and officers described under “Management — Conflicts of Interest” below.

In addition, you will experience immediate and substantial dilution from the purchase of our securities. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act in order to give us greater flexibility in structuring a business combination and avoid the restrictions associated with Rule 419. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 17 of this prospectus.

Finally, you should also be aware that an investment in our securities involves certain tax risks, including, but not limited to, (1) the possibility of immediate U.S. federal income tax liability without the receipt of cash, see the Risk Factor entitled “An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption or liquidation price per share is greater than an investor’s initial tax basis in an ordinary share,” and (2) having to pay taxes to the government of the PRC, including upon the transfer of our securities, see the Risk Factor entitled “Dividends payable by us to our foreign (non-PRC resident) investors and any gain derived by them on the sale or transfer of our shares or warrants may be subject to taxes under PRC tax laws.”

SELECTED FINANCIAL AND OPERATING DATA

The following selected consolidated financial data, other than selected operating data, have been derived from our audited financial statements as of February 18, 2010 and for the period from February 4, 2010 (Inception) to February 18, 2010, which are included elsewhere in this prospectus. The selected financial information for the period ended September 30, 2010 is unaudited and has been derived from our unaudited financial statements as of September 30, 2010 and for the period from February 4 (Inception) to September 30, 2010, which are included elsewhere in this prospectus. The financial statements are prepared and presented in accordance with U.S. GAAP. Our results of operations in any period may not necessarily be indicative of the results that may be expected for any future period. See “Risk Factors” included elsewhere in this prospectus. The selected financial information should be read in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	As of September 30, 2010
Balance Sheet Data	Actual	As Adjusted
Working capital (deficiency)	$(115,755)	$39,257,096
Total assets	116,768	40,377,096
Total liabilities	125,627	1,120,000
Value of ordinary shares which may be redeemed for cash ($10.00 per share)	—	33,720,000
Shareholders’ equity (deficit)	(8,859)	5,537,096

For the period February 4, 2010 (Inception) to September 30, 2010
Selected statement of operation data:	Actual
Operating expenses	$(27,867)
Formation costs	(5,317)
Total operating expenses	(33,184)
Net loss	(33,184)
Weighted average shares outstanding	1,408,750
Basic and diluted net loss per share	(0.02)

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds, the receipt of $1,638,800 from the sale of the placement warrants, and the payment of the estimated remaining expenses of this offering. The “as adjusted” working capital and “as adjusted” total assets include $1,120,000 (assuming no exercise of the underwriters’ over-allotment option) being held in the trust account representing deferred underwriting discounts and commissions.

The “as adjusted” working capital and total assets amounts include approximately $40,000,000 (not including the exercise of the over-allotment option) to be held in the trust account, which will be distributed (i) to shareholders pro rata who exercise their redemption rights in connection with our initial business combination (assuming that our initial business combination is consummated), (ii) upon the consummation of our initial business combination to the underwriters in the amount of $1,120,000 in payment of their deferred underwriting discounts and commissions and (iii) upon the consummation of our initial business combination to us in the amount remaining in the trust account following the payment to any shareholders who exercise their redemption rights and payment of deferred discounts and commissions to the underwriters. All such proceeds will be distributed from the trust account only as described in this prospectus. If a business combination is not so consummated, we will automatically dissolve and the proceeds held in the trust account, including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full), will be distributed to our public shareholders as part of a plan of distribution.

We may effect a business combination only if public shareholders owning less than 84.3% of the 4,000,000 ordinary shares sold in this offering (or 4,600,000 ordinary shares if the over-allotment option is exercised in full) exercise their redemption rights.

Depending on the number of shareholders who choose to exercise their redemption rights in connection with our initial business combination, we could be required to redeem for cash up to 84.3% of the ordinary shares sold in this offering, or 3,372,000 ordinary shares (3,877,800 if the underwriters exercise their over-allotment option in full) at an initial per share redemption price of approximately $10.00 per share ($9.97 per share initially held in trust in the event the over-allotment option is exercised in full) for approximately $33,720,000 in the aggregate (or approximately $38,778,000 in the aggregate if the underwriters exercise their over-allotment option in full). The actual per share redemption price will be equal to the aggregate amount then on deposit in the trust account, including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per share in the event the over-allotment option is exercised in full), as of the date two business days prior to the proposed consummation of our initial business combination, divided by the number of ordinary shares included in the units sold in this offering. The underwriters are entitled to receive the full deferred underwriting discount of $1,120,000 (or $1,288,000 in the event the over-allotment option is exercised in full) upon consummation of our initial business combination, regardless of the number of ordinary shares that are redeemed.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks associated with our business

We may not be able to consummate a business combination within the required time frame, in which case we would automatically dissolve and liquidate our assets, and you may not be able to recover your full investment.

Pursuant to our Amended and Restated Memorandum and Articles of Association, we must enter into a letter of intent or definitive agreement to complete a business combination with a fair market value of at least 80% of the balance of the trust account at the time of the business combination (excluding deferred underwriting discounts and commissions of $1,120,000, or $1,288,200 if the underwriters’ over-allotment option is exercised in full, and taxes payable) within 18 months after the consummation of this offering (or within 24 months pursuant to the automatic period extension). If we fail to consummate a business combination within the required time frame, we will, in accordance with our Amended and Restated Memorandum and Articles of Association, automatically dissolve, liquidate and wind up. The foregoing requirements are set forth in Article 156 of our Amended and Restated Memorandum and Articles of Association and may not be eliminated without the vote of our board of directors and the vote of at least 80% of the voting power of our outstanding ordinary shares. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of our initial business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business. Although $10.00 per share is initially placed in trust, we may incur liabilities which are satisfied from the funds held in trust. If so, you will not be able to recover your full investment.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances, and therefore may not have access to such funds for up to 2 years.

Our public shareholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to redeem their respective ordinary shares for cash in connection with a business combination that is consummated by us. In no other circumstances will a shareholder have any right or interest of any kind in the trust account. Therefore, you may not be able to obtain access to such funds for three years following the initial public offering.

Unlike other blank check companies, we are permitted, pursuant to our Amended and Restated Memorandum and Articles of Association, to extend the date before which we must consummate an initial business combination to 24 months. As a result, your funds may be held in the trust account for up to two years.

Unlike other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement within 18 months following the completion of this offering the date before which we must consummate our initial business combination, to avoid being required to liquidate, will be automatically extended to 24 months. We believe that an extension could be necessary due to the circumstances involved in the evaluation and closing of a business combination in Greater China, including preparing audited financial statements in accordance with applicable accounting standards, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to state-owned enterprises) and the requirements of complex local regulatory filings and approvals. If the period is extended as described in this prospectus, we will have an additional 6 months beyond the more usual 18-month period with which to complete our initial business combination. As a result we may be able to hold your funds in the trust account for up to two years and thus delay the receipt by you of your funds from the trust account.

Under Cayman Islands law, the requirements and restrictions relating to this offering contained in our Amended and Restated Memorandum and Articles of Association may be amended, which could reduce or eliminate the protection afforded to our shareholders by such requirements and restrictions.

Our Amended and Restated Memorandum and Articles of Association set forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our initial business combination. Specifically, our Amended and Restated Memorandum and Articles of Association provide, among other things, that:

•	if we have entered into a letter of intent, agreement in principle or definitive agreement with respect to a business combination within 18 months of the completion of this offering, the period of time to consummate a business combination will be automatically extended by an additional 6 months;
•	we may consummate our initial business combination only if public shareholders owning less than 84.3% of the ordinary shares sold in this offering, exercise their redemption rights;
•	if our initial business combination is consummated, shareholders who exercised their redemption rights will receive their pro rata share of the trust account;
•	if we have not completed an initial business combination within 18 months (or 24 months pursuant to the automatic period extension), our corporate existence will cease except for the purposes of winding up our affairs and liquidating and we will distribute to all of our public shareholders their pro rata share of the trust account. This has the same effect as if our board of directors and shareholders had formally voted to approve our voluntary winding up and dissolution. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution;
•	our management will take all actions necessary to liquidate our trust account to our public shareholders as part of our plan of dissolution if a business combination is not consummated within the time periods specified in this prospectus;
•	our shareholders’ rights to receive a portion of the trust account are limited such that they may only receive a portion of the trust account upon liquidation of our trust account to our public shareholders as part of our plan of distribution or upon the exercise of their redemption rights;
•	we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction or control through contractual arrangements other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions and taxes payable) at the time of such business combination;
•	prior to our initial business combination, we may not issue any units, ordinary shares, warrants or any options or other securities convertible into or exchangeable for ordinary shares, or any preferred shares, that participate in any manner in the proceeds of the trust account, or that vote as a class with the ordinary shares sold in this offering on a business combination;
•	the board of directors shall review and approve all payments made to our founders, officers, directors, and their respective affiliates, other than the payment of an aggregate of $7,500 per month to Kaiyuan Real Estate Development for office space, administrative services and secretarial support, with any interested director abstaining from such review and approval;
•	we may not to enter into any transaction with any of our officers, directors or any of our or their respective affiliates without the prior approval by a majority of our disinterested directors, who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and

•	we may not (i) consummate a business combination with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors, or officers, or (ii) consummate a business combination with any underwriter, or underwriting selling group member, or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, that a business combination with such target business is fair to our shareholders from a financial point of view.

Pursuant to our Amended and Restated Memorandum and Articles of Association, the foregoing provisions may be amended by at least 80% of the voting power of our outstanding ordinary shares. In addition, the relevant portions of the agreement governing the trust account can only be amended with the consent of 80% of the voting power of public shares. Except for the shares issued immediately prior to this offering and the shares underlying the units issued in connection with this offering, we will not issue securities with voting rights to vote on any proposals to amend our Amended and Restated Memorandum and Articles of Association prior to a business combination. If any of these provisions are amended, our shareholders:

•	may not have all of the rights they previously had;
•	might not receive the amount anticipated in connection with a redemption or liquidation; and
•	might not receive amounts from the trust account in the time frames specified in this prospectus.

In addition, our Amended and Restated Memorandum and Articles of Association provide shareholders with redemption rights only in connection with a business combination. In the event that a vote is called to consider other amendments to our Amended and Restated Memorandum and Articles of Association there can be no assurance that redemption rights will be granted.

You will not receive protections normally afforded to investors in blank check companies subject to Rule 419, which results in our having access to the interest earned on the trust and a longer period of time to complete a business combination.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Report of Foreign Private Issuer on Form 6-K, including an audited balance sheet, demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules such as completely restricting the transferability of our securities, requiring us to complete a business combination within 18 months from the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of a business combination, and we have a longer period of time to complete a business combination than we would if we were subject to such rule. For a more detailed comparison of this offering to offerings under Rule 419, see the section entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

As a foreign private issuer, we are exempt from certain rules that are applicable to U.S. companies, and while we have agreed with the underwriters in this offering to comply with certain of these requirements, such agreement can be waived without your consent and you may receive less information about us and our operations than you would receive if such agreements were not waived or we were a U.S. company.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from certain of the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Therefore you may receive less information about us than you would receive if we were a U.S. company.

We have agreed with the underwriters that, for the period commencing with the date of this prospectus and ending on the consummation of our initial business combination, we will:

•	in the event we hold a shareholder vote in connection with a business combination, comply with all the procedural and disclosure requirements in the United States federal securities laws applicable to domestic issuers registered under the Exchange Act with respect to the furnishing and content of our proxy statement in connection with the shareholder vote for the proposed business combination;
•	comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for annual reports on Form 20-F and current reports on Form 6-K complying with those rules and regulations; and
•	furnish to American shareholders an English language version of our annual financial statements and all other materials regularly provided to other shareholders, and publish, at least semi-annually, an English language version of our interim financial statements filed with the SEC.

However, the agreement to provide such information to our shareholders may be waived, in whole or in part, by the representative of the underwriters. The representative may have a conflict of interest in granting a waiver if such requirements prevent or delay a business combination from occurring because a substantial portion of the underwriter’s discount is deferred until, and subject to, the closing of a business combination.

If third parties bring claims against us, the proceeds held in the trust account may be reduced and the per share liquidation price received by you will be less than $10.00 per share (or $9.97 per share in the event the over-allotment option is exercised in full).

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all prospective target businesses we enter into agreements with and all vendors and service providers that we contract to provide services to us, which we collectively refer to as the contracted parties, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. There is no guarantee that we will be able to get waivers from the contracted parties and there is no guarantee that even if the contracted parties executed such agreements with us that such waivers will be enforceable by operation of law or that the contracted parties would be prevented from bringing claims against the trust account. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that person only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another person willing to execute such a waiver. Accordingly, the proceeds held in the trust account may be subject to claims which would take priority over the claims of our public shareholders and, as a result, the per share liquidation price could be less than $10.00 per share (or $9.97 if the over-allotment option is exercised in full) due to claims of such creditors. If we are unable to complete a business combination and are forced to dissolve and liquidate, our founders, by agreement, will jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties. Under these circumstances, our board of directors would have a fiduciary obligation to our shareholders to bring a claim against our founders to enforce their indemnification obligations. Notwithstanding the foregoing, we have questioned our founders on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise up to $3 million (an amount we believe is sufficient to satisfy any potential indemnification obligations), although there can be no assurance of this. For example, Ms. Liu and Mr. Yu are the beneficial owners of not less than 300,000 shares of AutoChina International Limited, which shares are traded on the NASDAQ stock market and had a closing sale price of $23.49 per share on August 25, 2010. Our founders are under no obligation to us to preserve their assets or provide us with information regarding changes in their ability to satisfy these obligations. Notwithstanding, if we become aware of a material change in our founder’s ability to satisfy such obligations, we will make such information public by filing a Report of Foreign Private Issuer on Form 6-K.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public shareholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts due them.

Unlike other blank check offerings, we allow up to 84.3% of our public shareholders to exercise their redemption rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree and could result in more money from the trust account being used to pay for redemptions than in other blank check offerings, and very little money remaining in trust for the post-transaction company.

When we seek to consummate our initial business combination, we will offer each shareholder the right to have his, her or its ordinary shares converted to cash if the initial business combination is consummated. Our founders have agreed not to redeem any ordinary shares held by them. We will consummate the initial business combination only if public shareholders owning 84.3% or more of the shares sold in this offering do not exercise their redemption rights. In the past, many blank check companies have had redemption thresholds of between 20% and 40%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of shareholders to exercise their redemption rights, it will be easier for us to consummate an initial business combination with a target business in the face of strong shareholder dissent. Depending on the number of shares that are redeemed in connection with our initial business combination, we may have very little money in our trust account with which to consummate our initial business combination, which may result in our having to obtain additional financing to consummate our initial business combination, result in less money being available for use as working capital post business combination, or result in our failure to consummate an initial business combination.

Since we have a redemption threshold of 84.3%, and since the underwriters are entitled to receive the full deferred underwriting discount of 2.8% of the gross proceeds of this offering upon the consummation of our initial business combination regardless of the number of ordinary shares that are redeemed, we may be unable to consummate a business combination.

A potential target may make it a closing condition to our business transaction that we exceed a certain minimum net asset valuation at the time of closing. If the number of our shareholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate a business combination below such minimum net asset valuation, we will not be able to consummate our business combination.

In addition, the underwriters are entitled to receive the full deferred underwriting discount of 2.8% of the gross proceeds of this offering, or $1,120,000 (or $1,288,000 if the underwriters’ over-allotment option is exercised in full) upon consummation of our initial business combination, regardless of the number of ordinary shares that are redeemed. In this offering, the underwriters did not agree to prorate the deferred underwriting discount because a majority of the total underwriting discount is deferred and the overall discount is relatively low for a public offering by a blank check company. If we do not have the funds to pay the deferred underwriting discount due to the number of our shareholders electing to exercise their redemption rights, we will not be able to consummate our initial business combination.

Because the underwriters are entitled to receive the full deferred underwriting discount of 2.8% of the gross proceeds of this offering upon consummation of our initial business combination regardless of the number of ordinary shares that are redeemed, the ordinary shares that are not redeemed will have a lower value than the amount of cash per redeeming share, since the redemption amount is not discounted for the deferred underwriting discount.

At the time we complete our initial business combination, there will be released to the underwriters from the trust account deferred underwriting discounts and commissions that are equal to 2.8% of the gross proceeds of this offering, or $1,120,000 (or $1,288,000 if the underwriters’ over-allotment option is exercised in full). The underwriters are entitled to receive the full deferred underwriting discount regardless of the number of shares that are redeemed. In connection with our initial business combination, our shares may be redeemed for a pro rata portion of the trust account (initially approximately $10.00 per share, or $9.97 per share if the over-allotment option is exercised in full, which includes $0.28 per share attributable to deferred underwriting discounts and commissions), including accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements. Therefore, the value of the ordinary shares that are not redeemed will be lower than the value of the ordinary shares that are redeemed since the redemption amount per share is not discounted for the deferred underwriting discount.

Our redemption threshold of 84.3% may reduce the liquidity of our securities in the open market.

Since we have a redemption threshold of 84.3%, a high number of public shares may be redeemed in connection with our initial business combination, which would result in significantly fewer public shares issued and outstanding, and which would in turn significantly reduce the liquidity of our securities, including our public shares that are not redeemed.

At the time of a business combination public shareholders will be entitled to redeem up to 84.3% of the public shares, as a result of which our public shareholders will have limited information regarding the combined company’s capital structure prior to the business combination.

Depending on the number of shareholders who choose to exercise their redemption rights in connection with our initial business combination, we could be required to redeem for cash up to 84.3% of the ordinary shares sold in this offering, or 3,372,000 ordinary shares (3,877,800 if the underwriters exercise their over-allotment option in full) at an initial per share redemption price of approximately $10.00 per share ($9.97 per share initially held in trust in the event the over-allotment option is exercised in full) for approximately $33,720,000 in the aggregate (or approximately $38,778,000 in the aggregate if the underwriters exercise their over-allotment option in full).

In the proxy materials and/or tender offer materials we will prepare in connection with the business combination, we will only provide pro forma financial information assuming no redemption and full redemptions by public shareholders in order to provide our shareholders with the range of possible capital structures for the combined company. Given the relatively high redemption threshold the difference in capital structure assuming no redemptions and full redemptions will be significant. Furthermore, we will not be able to provide shareholders with any assurance of where, within the possible range disclosed, the combined company will fall following consummation of a business combination. As a result, our public shareholders will have limited information regarding the combined company’s capital structure at the time of the business combination.

The ability of our shareholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

We will offer each shareholder the right to have his, her or its ordinary shares redeemed for cash in connection with our initial business combination, as long as our initial business combination is consummated. Unlike other blank check companies, shareholders will not be required to vote in connection with our initial business combination to redeem his, her or its ordinary shares for cash. Such holder must exercise his, her or its redemption rights to receive a pro rata portion of the trust account. Accordingly, if our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third-party financing to help fund the acquisition of our initial business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. Because we have no specific business combination under consideration, we have not taken any steps to secure third-party financing. Therefore, we may not be able to consummate an initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price unless we obtain third-party financing, and if such financing involves debt, our leverage ratio may not be optimal for our initial business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulty protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are a company incorporated under the laws of the Cayman Islands, and certain of our assets may in the future be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States in a way that will permit a U.S. court to have jurisdiction over us.

We are incorporated as a Cayman Islands exempted company. A Cayman Islands exempted company:

•	is a company that conducts its business outside the Cayman Islands;
•	is exempted from certain requirements of the Cayman Companies Law, including the
•	filing of an annual return of its shareholders with the Registrar of Companies;
•	does not have to make its register of shareholders open to inspection; and
•	may obtain an undertaking against the imposition of any future taxation.

Our corporate affairs will be governed by our Amended and Restated Memorandum and Articles of Association, the Companies Law of the Cayman Islands, as the same may be supplemented or amended from time to time, which we refer to herein as the Companies Law, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

The Cayman Islands courts are also unlikely:

•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and
•	to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States. We have been advised by Conyers Dill & Pearman, our counsel as to Cayman Islands law, that (i) they are unaware of any proceedings that have been brought in the Cayman Islands to enforce judgments of the courts in the United States or to impose liabilities based on the civil liability provisions of the securities laws of the United States or any state in the United States; (ii) a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation; and (iii) because it is uncertain whether a Cayman Islands court would determine that a judgment of a United States court based on the civil liability provisions of the securities laws of the United States or any state in the United States is in the nature of a penalty, it is uncertain whether such a liability judgment would be enforceable in the Cayman Islands. The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere.

Because some of our directors and officers reside, and all of the trust fund assets will be held, outside of the United States, it may be difficult for you to enforce your rights against them or to enforce U.S. court judgments against them outside the United States.

Some of our directors and officers reside outside of the United States and, after the consummation of our initial business combination, substantially all of our assets will be located outside of the United States. We believe that certain countries in Greater China (such as the PRC) do not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. As a result, it may be necessary to comply with local law in order to obtain an enforceable judgment against certain directors and officers and certain assets. It may therefore be difficult for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers outside of the United States or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties of our directors and officers under U.S. federal securities laws. Further, it is unclear if extradition treaties now in effect between the United States and certain Asian countries (such as the PRC) would permit effective enforcement of criminal penalties of the U.S. federal securities laws.

Since we have not yet selected a particular industry or any target business with which to complete a business combination, you are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We intend to consummate a business combination with a company in Greater China in any industry we choose that we believe will provide significant opportunities for growth. We are not limited to any particular industry or type of business. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business or businesses with which we may ultimately enter a business combination. Although we will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risks present in that target business. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights in connection with our initial business combination.

You will be relying on the ability of our officers and directors, with the assistance of employees, advisors and consultants, to choose a suitable business combination. At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any potential target businesses, and we do not intend on holding a shareholder vote to approve our initial business combination. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights in connection with our initial business combination.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

Identifying, executing and realizing attractive returns on business combinations is highly competitive and involves a high degree of uncertainty. We expect to encounter competition for potential target businesses from other entities having a business objective similar to ours. Some of these competitors may be well established and have extensive experience in identifying and consummating business combinations directly or through affiliates. Some of these competitors may possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of our competitors. Furthermore, over the past several years, other “blank check” companies have been formed, and a number of such companies have grown in size. Additional blank check companies with similar investment objectives as ours may be formed in the future by other unrelated parties and these companies may have substantially more capital and may have access to and utilize additional financing on more attractive terms. While we believe that there are numerous potential target businesses with which we could combine using the net proceeds from this offering and the placement warrants, together with additional financing, if available, our ability to compete in combining with certain sizeable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a business combination with certain target businesses. In addition:

•	the redemption of ordinary shares held by our shareholders into cash may reduce the resources available to us to fund our initial business combination; and
•	the requirement to acquire an operating business or businesses, or a portion of such business or businesses, that have a fair market value, individually or collectively, of at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the initial business combination (i) could require us to acquire several or closely related operating businesses at the same time, all of which acquisitions would be contingent on the closings of the other acquisitions, which could make it more difficult to consummate our initial business combination and (ii) together with our ability to proceed with a business combination only if public shareholders owning less than 84.3% of the shares sold in this offering exercise their redemption rights, may require us to raise additional funds through additional sales of our securities or incur indebtedness in order to enable us to effect such a business combination.

Any of these factors may place us at a competitive disadvantage in consummating our initial business combination on favorable terms or at all.

We will not be required to obtain a fairness opinion from an independent investment banking firm as to the fair market value of the target business unless the board of directors is unable to independently determine the fair market value.

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,120,000, or $1,288,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition. The fair market value of the target will be determined by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA with respect to the satisfaction of such criterion. We will also be required to obtain a fairness opinion from an unaffiliated, independent investment banking firm that is a member of FINRA, (i) if our initial business combination is with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors, or officers, or (ii) if our initial business combination is with any underwriter, or underwriting selling group member, or any of their affiliates. In all other instances, we will have no obligation to obtain or provide you with a fairness opinion. Investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, shareholders will be entitled to rely on the opinion. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. If no opinion is obtained or if shareholders are not permitted to rely on the opinion, our shareholders will be relying solely on the judgment of our board of directors with respect to the determination of the fair market value of our initial business combination.

If we issue capital securities or redeemable debt securities to consummate our initial business combination, your equity interest in us could be diluted or there may be a change in control of our company.

Our Amended and Restated Memorandum and Articles of Association authorizes the issuance of up to 50,000,000 ordinary shares, par value $0.001 per share and 1,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering, there will be 38,674,200 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of shares upon (i) full exercise of the underwriters’ unit purchase option, (ii) our outstanding warrants, including the redeemable warrants to be issued in this offering, the placement warrants, the founders’ warrants, and the warrants included in the units underlying the underwriters’ unit purchase option, and (iii) the shares issuable upon exercise of the options granted and to be granted to our directors, officers, employees, and consultants), and 1,000,000 authorized but unissued shares of preferred stock. We have no other commitments as of the date of this offering to issue any additional securities. We may issue a substantial number of additional ordinary shares, including redeemable debt securities, as consideration for or to finance a business combination, particularly as we intend to focus primarily on acquisitions of middle market companies with valuations between approximately $50 million and $150 million. Our issuance of additional ordinary shares, including upon redemption of any debt securities, may:

•	significantly reduce your equity interest in us;
•	subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded to our ordinary shares;

•	cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use any net operating loss carry forwards, if any, and result in the resignation or removal of our current officers and directors;
•	in certain circumstances, have the effect of delaying or preventing a change in control of us; and
•	adversely affect the then-prevailing market price for our ordinary shares.

The value of your investment in us may decline if any of these events occur.

The underwriting agreement and our Amended and Restated Memorandum and Articles of Association prohibit us, prior to our initial business combination, from issuing additional units, additional ordinary shares, preferred shares, additional warrants, or any options or other securities convertible or exchangeable into ordinary shares, or preferred shares, that participate in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business combination.

If we acquire a company by issuing debt securities, our post-combination operating results may decline due to increased interest expense or our liquidity may be adversely affected by an acceleration of our indebtedness.

We may elect to enter into a business combination that requires us to incur debt to finance a business combination, particularly as we intend to focus primarily on acquisitions of middle market companies with valuations between approximately $50 million and $150 million. Such incurrence of debt may:

•	lead to default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;
•	cause an acceleration of our obligation to repay debt, even if we are then current in our debt service obligations, if we breach the covenants contained in the terms of any debt documents, such as covenants that require us to meet certain financial ratios or maintain designated reserves, without a waiver or renegotiation of such covenants;
•	create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;
•	limit our ability to obtain additional financing, if necessary, if the debt securities contain covenants restricting our ability to obtain additional financing;
•	require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares, working capital, capital expenditures, acquisitions and other general corporate purposes;
•	limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	make us more vulnerable to adverse changes in general economic, industry, and competitive conditions and adverse changes in government regulation; and
•	place us at a disadvantage compared to our competitors who have less debt.

Certain of our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Certain of our officers were affiliated with Spring Creek Acquisition Corp., a “blank check” company that was engaged in business activities similar to those intended to be conducted by us, and our officers and directors may in the future become affiliated with entities, including other “blank check” companies that are engaged in business activities similar to those intended to be conducted by us. Furthermore, each of our principals may become involved with subsequent blank check companies similar to our company. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. For a list of the entities to which our officers and directors owe fiduciary duties, see “Management — Conflicts of Interest.” Accordingly, they may have conflicts of interest in determining to which entity time should be allocated or a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity with which our officers and directors have a pre-existing fiduciary obligation and we may miss out on a potential transaction.

It is possible that, concurrently with our initial business combination, some of the entities with which our officers and directors are affiliated could purchase a minority interest in the target company, which may result in conflicts of interest.

It is possible that, concurrently with our initial business combination, some of the entities with which our officers and directors are affiliated could purchase a minority interest in the target company, subject to the requirement that we must acquire a portion of the business with a value that is equal to at least 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions and taxes payable) and that we acquire a majority of the voting rights of the target company and control of the majority of any governing body of the target company. An investment by one of these entities would result in a conflict of interest for our officers and directors since they would be determining what portion of the target company we would be purchasing and the amount that these other companies would purchase. In connection with any co-investment in a target business, the entity or entities affiliated with our officers and/or directors will be required to pay the same price per share or unit for their interest in the target company as we pay, the other terms of the investment of such affiliated entity or entities will be required to be no more favorable than the terms of our investment and such investment will require the prior approval by a majority of our disinterested directors. In addition, the proxy materials and/or tender offer materials disclosing the business combination would disclose the terms of the co-investment by the affiliated entity or entities.

Some of our executive officers and directors may remain with us following our initial business combination, which may result in a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public shareholders’ best interests.

We intend that at least some of our executive officers and directors will continue to be involved in our management following our initial business combination. Therefore, the personal and financial interests of our executive officers and directors may influence them to condition a business combination on their retention by us and to view more favorably target businesses that offer them a continuing role, either as an officer, director, consultant, or other third-party service provider, after the business combination. Our executive officers and directors could be negotiating the terms and conditions of the business combination on our behalf at the same time that they, as individuals, were negotiating the terms and conditions related to an employment, consulting or other agreement with representatives of the potential business combination candidate. As a result, there may be a conflict of interest in the negotiation of the terms and conditions related to such continuing relationships as our executive officers and directors may be influenced by their personal and financial interests rather than the best interests of our public shareholders.

Our executive officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate our initial business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for a business combination on the one hand and their other businesses on the other hand. We do not intend to have any full-time employees prior to the consummation of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he or she is entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. See “Management — Directors and Executive Officers.” If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs, which may have a negative impact on our ability to consummate our initial business combination.

Our founders currently control us and may influence certain actions requiring a shareholder vote.

Immediately following this offering, our founders will beneficially own, in the aggregate, approximately 25% of our issued and outstanding ordinary shares. In connection with a shareholder vote to approve our initial business combination and/or amend Article 156 of our Amended and Restated Memorandum and Articles of

Association (the article that contains all of the special provisions applicable to us prior to and in connection with our initial business combination) prior to consummation of our initial business combination, our founders have agreed to vote the founders’ shares in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for such purpose. In addition, each of our founders, directors, and officers has agreed that if he, she or it acquires ordinary shares in or following this offering, he, she or it will vote all such acquired shares in favor of any business combination presented to our shareholders by our board of directors, and not to exercise redemption rights in connection with any shares held by such person.

Because our founders and their designees, will hold, in the aggregate, warrants to purchase 2,318,800 ordinary shares included in founders’ units and the placement warrants (or warrants to purchase 2,420,800 ordinary shares if the underwriters’ over-allotment option is exercised in full) after a business combination, the exercise of those warrants may increase the ownership of our founders. This increase could allow our founders to influence the outcome of matters requiring shareholder approval, including the election of directors and executive officers, approval of benefits plans, mergers and significant corporate transactions after consummation of our initial business combination. Moreover, except to the extent shareholder proposals are properly and timely submitted, our directors will determine which matters, including prospective business combinations, to submit to a shareholder vote. As a result, they will exert substantial control over actions requiring a shareholder vote both before and following our initial business combination.

Our one-third quorum threshold may make it easier for our founders to influence actions requiring a shareholder vote.

In accordance with our Amended and Restated Memorandum and Articles of Association, two shareholders representing at least one-third of our issued and outstanding ordinary shares (whether or not held by public shareholders) will constitute a quorum at a shareholders meeting. Following this offering, our founders will hold approximately 25% of our outstanding ordinary shares. Accordingly, if only a small proportion of public shareholders participate in a shareholders meeting and all of our founders participate, the quorum requirement may be satisfied and our founders could cast a majority of the votes at such meeting.

If we hold a shareholder vote to approve a business combination, the approval threshold for a proposed business combination may make it easier for us to consummate a business combination with which you may not agree.

If, and only if, we structure our initial business combination to require a shareholder approval under applicable Cayman Islands law, which normally only requires shareholders’ approval where the business combination involves a merger between us (rather than a subsidiary formed for the purpose of the transaction) and the target, amendments to our memorandum and articles of association, a change in the par value of our shares or a change in the amount of our authorized share capital. The approval threshold in such event would be a majority (or 66 2/3% for amendments to our memorandum and articles) of shares voted at a meeting of shareholders called for the purpose of approving such proposal. This approval threshold is lower than in certain U.S. jurisdictions like Delaware where the default threshold with respect to a business combination transaction that requires shareholder approval requires approval of a majority of shares entitled to vote at a meeting. To the extent there are shares entitled to vote at a meeting of shareholders called to approve a business combination that do not vote on the business combination proposal, it may make it easier for us to consummate a business combination with which you may not agree.

Our founders, officers, and directors may purchase additional ordinary shares in the open market, which may give them greater influence over the approval of our initial business combination if we have a shareholder vote to approve the business combination.

In the event that our founders, officers, and directors acquire additional shares after this offering, they have agreed to vote such shares in favor of our initial business combination if we have a shareholder vote to approve our initial business combination, and have agreed not to exercise redemption rights with respect to any shares held by them. Thus, additional purchases of our shares by our founders, officers, and directors would allow them to exert additional influence over the approval of our initial business combination in the event we have a shareholder vote to approve our initial business combination. Factors they would consider in making such additional purchases would include consideration of the current trading price of our ordinary shares and whether any such additional purchases would likely increase the chances that our initial business combination would be approved. In addition, if our founders, officers, and directors acquire additional ordinary shares, then our public shareholders (other than our founders, officers, and directors with respect to ordinary shares they purchase in this offering or in the aftermarket) will hold proportionately fewer shares, and therefore it is likely that such public shareholders will ultimately redeem fewer shares into a pro rata portion of the trust account, making it more likely that we will remain under the 84.3% redemption threshold, which is required in order to approve our initial business combination.

The ability of our founders, officers, and directors to acquire our ordinary shares in the open market, and vote such acquired shares in favor of our initial business combination if we hold a shareholder vote to approve our initial business combination may allow us to consummate an initial business combination that otherwise would not have been approved, but for the purchases by our founders, officers, and directors in the open market. Because our founders, officers, and directors have purchased their securities at a lower average cost than our other public shareholders, some of our founders, officers, and directors may profit from a business combination that would be unprofitable for our other public shareholders.

Certain obligations of our founders are memorialized in agreements between the founders, the underwriters of this offering and us and these agreements may be amended to change these obligations or eliminate them entirely.

In connection with this offering, the founders have agreed to certain obligations, including:

•	to transfer restrictions on, and the placement in escrow of, the founders’ units and underlying securities;
•	in connection with a shareholder vote to approve our initial business combination and/or amend Article 156 of our Amended and Restated Memorandum and Articles of Association (the article that contains all of the special provisions applicable to us prior to and in connection with our initial business combination) prior to consummation of our initial business combination, to vote the founders’ shares in the same manner as a majority of the public shareholders;
•	if he, she or it acquires ordinary shares in or following this offering, he, she or it will vote all such acquired shares in favor of any business combination presented to our shareholders by our board of directors, and not to exercise redemption rights in connection with such shares;
•	that he, she or it will not exercise redemption rights in connection with any shares held by such person;
•	to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if we fail to consummate an initial business combination;
•	that they will not exercise redemption rights with respect to the founders’ shares and have agreed not to tender their shares in a issuer tender offer in connection with our initial business combination;
•	to advance us the funds necessary to complete a liquidation in the event we do no consummate a business combination and not to seek repayment for such expenses;
•	if we are unable to complete a business combination and are forced to dissolve and liquidate, to jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties (we have not, however, sought information nor received information from the founders relating to their ability to satisfy any indemnification obligation); and
•	not to participate in a co-investment in a target business unless the terms of such co-investment are no more favorable than the terms of our investment and such investment will require the prior approval by a majority of our disinterested directors.

These obligations are included in one or more of the following agreements, each of which is filed with the registration statement of which this prospectus forms a part: the letter agreements with the representative of the underwriters and each founder, the underwriting agreement with the underwriters, and the escrow agreement with our transfer agent and the founders. Each of these agreements, by their terms, are governed by New York law. In addition, each agreement may be amended or terminated with the consent of each of the parties thereto. Accordingly, if each of the parties to an agreement determine that these obligations are no longer in their best interest, then the agreements may be amended or terminated and these obligations may be changed or eliminated entirely.

We may expend financial, management and other resources in researching acquisitions that are not consummated, which could result in the loss of the costs incurred or materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons, including those beyond our control such as if greater than 84.3% of public shareholders elect to exercise their redemption rights. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Because our founders own or will own securities in us that will not participate in liquidating distributions, they may have a conflict of interest in deciding if a particular target business is an attractive candidate for a business combination.

On February 4, 2010, February 12, 2010, and November 7, 2010, Yong Hui Li, our Chairman, Diana Chia-Huei Liu, our Chief Executive Officer and director, William Tsu-Cheng Yu, our President, Chief Financial Officer, and director, The Shodan Company, an affiliate of William Tsu-Cheng Yu, Gary Han Ming Chang, our Chief Investment Officer and director, Steven Chia-Sun Liu, Joseph Chia-Yao Liu, Olivia Lin Yu, and Joyce Chen Liu acquired an aggregate of 1,564,000 founders’ units for an aggregate purchase price of $1,564 (up to 204,000 of which founders’ units will be redeemed by us to the extent that the underwriters do not exercise their over-allotment option in full). Upon our dissolution and liquidation, none of our founders will have the right to receive distributions from the trust account with respect to the founders’ shares. In addition, the representative of the underwriters, our founders and their designees will purchase 1,638,800 placement warrants immediately prior to the completion of this offering. The $1,638,800 purchase price of the placement warrants will be included in the trust account that is distributed to our public shareholders in the event of our dissolution and liquidation. In the event of our dissolution and liquidation, our founders will not receive distributions from the trust account with respect to the placement warrants and the placement warrants will expire worthless. Therefore, our directors’ and officers’ personal and financial interests may influence their motivation in identifying and selecting target businesses and consummating our initial business combination in a timely manner. This may also result in a conflict of interest when they determine whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

Unless we complete a business combination, neither our officers, directors, nor any of their respective affiliates, will receive reimbursement for any out-of-pocket expenses they incur if such expenses exceed the amount available to us for working capital and general corporate purposes. Therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public shareholders’ best interest.

Neither our officers, directors, nor any of their respective affiliates, will receive reimbursement for any out-of-pocket expenses reasonably incurred by them to the extent that such expenses exceed the amount not required to be retained in the trust account unless the business combination is consummated. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers, directors, or any of their respective affiliates, could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.

We will probably consummate only one business combination with the proceeds of this offering, which means that our operations will probably depend on a single business.

The net proceeds from this offering and the offering of the placement warrants, after reserving $385,800 of the proceeds for our operating expenses, $373,000 for offering expenses and $1,120,000 for the deferred underwriting discount, will provide us with approximately $38,880,000 (approximately $44,580,000 if the underwriters’ over-allotment option is exercised in full), which we may use to consummate an initial business combination. Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,120,000, or $1,288,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition. We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy materials and/or tender offer disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with respect to the initial business combination with one or more target businesses would not be satisfied, bringing the fair market value of the initial business combination below the required threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,120,000, or $1,288,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable). Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will not be able to diversify our operations of benefit from spreading of risks of offsetting of losses, unlike other entities that have the resources to consummate several business combinations in different industries or areas of a single industry so as to diversify risks and offset losses.

If our securities are approved for listing on the NASDAQ Capital Market, NASDAQ may delist our securities, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

If our securities are approved for listing on the NASDAQ Capital Market upon consummation of this offering, we cannot assure you that our securities will continue to be listed on the NASDAQ Capital Market after the consummation of this offering. Additionally, it is likely that the NASDAQ Capital Market would require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our initial acquisition transaction. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the NASDAQ Capital Market delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;
•	reduced liquidity with respect to our securities;
•	a determination that our ordinary shares is a “penny stock,” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our ordinary shares;
•	limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to NASDAQ Capital Market rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards.

We currently meet the NASDAQ Capital Market’s listing standards without making use of the exemptions for foreign private issuers which make the listing standards less stringent than those for U.S. filers, other than the exemption under NASDAQ Listing Rule 5615 to the requirement under NASDAQ Listing Rule 5635 to obtain shareholder approval of a business combination, which exemption the Company plans to utilize. However, in the future we may rely on other exemptions. A foreign private issuer is not required to comply with the following requirements if the company is following home country practices in lieu of a requirement and if the foreign private issuer provides an opinion of counsel certifying that the foreign private issuer’s practices are not prohibited by home country laws:

•	The requirements relating to audit committee composition pursuant to NASDAQ Listing Rule 5605(c)(2)(A);
•	The requirement for an audit committee charter pursuant to NASDAQ Listing Rule 5605(c)(1);
•	The requirement for independent director oversight of director nominations pursuant to NASDAQ Listing Rule 5605(e)(1);
•	The requirement for a nominations committee charter or board resolution addressing the nominations process pursuant to NASDAQ Rule 5605(e)(2);
•	The requirement relating to independent director oversight of executive officer compensation pursuant to NASDAQ Rule 5605(d);
•	The requirement that the company’s board of directors is comprised of a majority of independent directors pursuant to NASDAQ Rule 5605(b)(1);
•	The requirement that the company will have regularly scheduled meetings at which only independent directors are present pursuant to NASDAQ Rule 5605(b)(2);
•	The requirement that the company’s by-laws provide for a quorum of at least 33 1/3 percent of the outstanding shares of the company’s common voting stock pursuant to NASDAQ Rule 5620(c); and
•	The requirement for a code of conduct pursuant to NASDAQ Rule 5610.

We intend to rely on the phase-in schedule under NASDAQ Listing Rule 5615(b), which allows companies (regardless of whether such company is a foreign private issuer) listing in connection with an initial public offering twelve months from the date of listing to comply with the majority independent board requirement contained in NASDAQ Listing Rule 5605(b)(1).

If we are unable to comply with the rules applicable to for foreign private issuers, we may be delisted. If we are delisted, then we will no longer be required to meet the NASDAQ Capital Market’s listing standards.

If our ordinary shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our ordinary shares have a market price per share of less than $5.00, transactions in our ordinary shares may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s written agreement to the transaction prior to sale;
•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our ordinary shares become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Following the business combination we may discover or otherwise become aware of adverse information regarding our acquired business, and we may be required subsequently to take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

We intend to conduct a due diligence investigation for any business we consider. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present inside a particular target business, or that factors outside of the target business and outside of our control will not later arise. If our diligence fails to discover or identify material issues relating to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming debt held by a target business or by virtue of our obtaining post-combination debt financing.

We may have insufficient resources to cover our operating expenses and the expenses of consummating our initial business combination.

We believe that amounts not held in the trust account, together with the interest income on the balance of the trust account (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full) to be released to us from time to time for working capital requirements, will be sufficient to pay the costs and expenses to which such proceeds are allocated for up to 24 months. Our estimates are also based on the belief that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, or if the amounts not held in the trust account is insufficient to pay our costs and expenses, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable, through loans or additional investments from our founders, officers, directors or third parties. None of our founders, officers or directors is under any obligation to advance funds to, or invest in, us. Accordingly, we may not be able to obtain additional financing. If we do not have sufficient proceeds to fund our initial business combination and are unable to obtain additional financing, we may be required to dissolve and liquidate prior to consummating our initial business combination.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial business combination, and, therefore, such consultants or financial advisers may have conflicts of interest.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial business combination. If we pay consultants or financial advisers fees that are tied to the consummation of our initial business combination, they may have conflicts of interest when providing services to us, and their interests in such fees may influence their advice with respect to a potential business combination. For example, if a consultant’s or financial advisor’s fee is based on the size of the transaction, then they may be influenced to present us larger transactions that may have lower growth opportunities or long-term value versus smaller transactions that may have greater growth opportunities or provide greater value to our shareholders. Similarly, consultants whose fees are based on consummation of a business combination may be influenced to present potential business combinations to us regardless of whether they provide longer-term value for our shareholders. While we will endeavor to structure agreements with consultants and financial advisors to minimize the possibility and extent of these conflicts of interest, we cannot assure you that we will be able to do so and that we will not be impacted by the adverse influences they create.

We may be unable to obtain additional financing if necessary to consummate a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

We may consider a business combination that will require additional financing, particularly as we intend to focus primarily on acquisitions of middle market companies with valuations between approximately $50 million and $150 million. However, we cannot assure you that we will be able to consummate a business combination or that we will have sufficient capital with which to consummate a combination with a particular target business. If the net proceeds of this offering and from the private placement of the placement warrants are not sufficient to facilitate a particular business combination because:

•	of the price paid for the target business;
•	of the depletion of offering proceeds not in the trust account or available to us from interest earned on the trust account balance that is expended in search of a target business; or
•	we must redeem for cash a significant number of ordinary shares owned by shareholders who elect to exercise their redemption rights,

we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. If additional financing is unavailable to consummate a particular business combination, we would be compelled to restructure or abandon that particular business combination and seek an alternative target business or businesses. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business or businesses. If we fail to secure such financing, this failure could have a material adverse effect on the continued development or growth of our combined business or businesses. Neither our founders, directors nor any other party is required to provide any financing to us in connection with, or following, a business combination.

Our founders paid an aggregate of $1,564 for the founders’ units and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

Our founders purchased the 1,564,000 founders’ units (up to 204,000 of which founders’ units will be redeemed by us to the extent that the underwriters do not exercise their over-allotment option in full), each unit consisting of one ordinary share and one-half of a redeemable warrant to purchase one ordinary share, for an aggregate purchase price of $1,564. The difference between the public offering price per share of our ordinary shares (allocating all of the unit purchase price to the ordinary shares and none to the redeemable warrant included in the unit) and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to you and other investors in this offering. The fact that our founders acquired their founders’ shares at a nominal price prior to this offering significantly contributed to this dilution. Assuming this offering is completed and no value is ascribed to the founders’ warrants, you and the other new investors will incur an immediate and substantial dilution of approximately 72.15% or $7.21 per share (the difference between the pro forma net tangible book value per share after this offering of $2.78, and the initial offering price of $10.00 per unit).

Our outstanding warrants may adversely affect the market price of our ordinary shares and make it more difficult to effect a business combination.

The units being sold in this offering include redeemable warrants to purchase 2,000,000 ordinary shares (or 2,300,000 ordinary shares if the over-allotment option is exercised in full), and the founders’ units include warrants to purchase 680,000 ordinary shares (warrants to purchase up to 782,000 ordinary shares in the event that the underwriters exercise their over-allotment option). In addition, we will be issuing in a private placement warrants to purchase 1,638,800 ordinary shares to (i) Chardan Capital Markets, LLC, the representative of the underwriters of this offering, and (ii) our founders and their designees. The founders’ warrants and the placement warrants are identical to those redeemable warrants sold as part of the units in this offering except that founders’ warrants and placement warrants may be exercised on a cashless basis and are subject to certain transfer restrictions. We will also issue to the representative of the underwriters, concurrently with this offering, for a purchase price of $100, an option to purchase 460,000 units, each unit representing one ordinary share and one-half of a redeemable warrant (of which up to 60,000 units will be cancelled in the event the over-allotment option is not exercised in full). To the extent we issue ordinary shares to consummate a business combination, the potential for the issuance of a substantial number of additional ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of the warrants will increase the number of issued and outstanding ordinary shares and reduce the value of the shares that may be issued to consummate the initial business combination. Accordingly, the existence of our warrants may make it more difficult to consummate our initial business combination or may increase the cost of a target business if we are unable to consummate our initial business combination solely with cash. Additionally, the sale or possibility of sale of the shares underlying the warrants could have an adverse effect on the market price for our ordinary shares or our units or our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

Our board of directors has approved the grant of options to purchase up to 220,000 of our ordinary shares which may cause dilution to you.

Our board of directors has approved the grant of options to purchase up to 220,000 of our ordinary shares to our directors, employees, and consultants from time to time, with such terms and conditions as our officers may establish, including options to purchase 55,000 ordinary shares at a purchase price of $0.001 per share prior to our initial public offering, which are currently outstanding. Such options are not exercisable until the closing of the business combination. Share option grants are governed by individual grant agreements and stock restriction agreements as determined by our officers, and may be subject to either time-based or performance-based vesting provisions. Our board of directors has the authority to amend, alter, suspend or terminate our right to grant such share options without the consent of public shareholders within the 220,000 option limit. Accordingly, such options may dilute the equity interest of our shareholders.

You will not be able to exercise your redeemable warrants if we do not have an effective registration statement and a prospectus in place when you desire to do so.

No redeemable warrants will be exercisable, and we will not be obligated to issue ordinary shares upon exercise of redeemable warrants by a holder unless, at the time of such exercise, we have a registration statement under the Securities Act covering the ordinary shares issuable upon the exercise of the redeemable warrants and a current prospectus relating to ordinary shares. Under the terms of a redeemable warrant agreement between American Stock Transfer & Trust Company as warrant agent, and us, we have agreed to use our best efforts to have a registration statement in effect covering ordinary shares issuable upon exercise of the redeemable warrants from the date the redeemable warrants become exercisable and to maintain a current prospectus relating to ordinary shares until the redeemable warrants expire or are redeemed, and to take such action as is necessary to qualify the ordinary shares issuable upon exercise of the redeemable warrants for sale in those states in which this offering was initially qualified. However, we cannot assure you that we will be able to do so. We have no obligation to settle the redeemable warrants for cash, in any event, and the redeemable warrants may not be exercised and we will not deliver securities therefor in the absence of an effective registration statement and a prospectus available for use. The redeemable warrants may be deprived of any value, the market for the redeemable warrants may be limited if there is no registration statement in effect covering the ordinary shares issuable upon the exercise of the redeemable warrants or the prospectus relating to the ordinary shares issuable upon the exercise of the redeemable warrants is not current and the redeemable warrants may expire worthless. If you are unable to exercise or sell your redeemable warrants, you will have paid the full unit price for only the ordinary shares underlying the units.

Holders of founders’ warrants and placement warrants’ may exercise these warrants even if an effective registration statement and a prospectus is not in place, which means they may be able to exercise such warrants while public warrants might not be exercisable and might expire worthless.

Unlike the warrants underlying the units issued in connection with this offering, the warrants underlying the founders’ units and the placement warrants will not be restricted from being exercised in the absence of a registration statement under the Securities Act in effect covering the ordinary shares issuable upon the exercise of the such warrants and a current prospectus relating to ordinary shares. Therefore, once the founder warrants and placement warrants become exercisable, the holders thereof will be able to exercise such warrants regardless of whether the issuance of the underlying ordinary shares is registered under the Securities Act, while public warrants might not be exercisable and might expire worthless.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained. The absence of a market for our securities will likely have an adverse effect on the price of our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate our initial business combination or operate over the near term or long-term in our intended manner.

We do not plan to operate as an investment fund or investment company, or to be engaged in the business of investing, reinvesting or trading in securities. Our plan is to acquire, hold, operate and grow for the long-term one or more operating businesses or a portion of such business or businesses. We do not plan to operate as a passive investor or as a merchant bank seeking dividends or gains from purchases and sales of securities. Our founders are experienced as officers and directors of operating companies. However, we may be deemed to be an investment company under the Investment Company Act if, following this offering and prior to the consummation of our initial business combination, we are viewed as engaging in the business of investing in securities or we own “investment securities” having a value in exceeding 40% of our total assets, and may be required to register as an investment company or a registered investment adviser under the U.S. securities laws.

If we are deemed to be an investment company under the Investment Company Act, we may be subject to certain restrictions that may make it difficult for us to complete a business combination, including:

•	corporate governance requirements and requirements regarding mergers and share exchanges;
•	restrictions on the nature of our investments;
•	restrictions on our capital structure and use of multiple classes of securities; and
•	restrictions on our use of leverage and collateral;

each of which may make it difficult for us to consummate our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, and disclosure requirements, and other rules and regulations;

compliance with which would reduce the funds we have available outside the trust account to consummate our initial business combination.

We do not believe that our anticipated activities will subject us to the Investment Company Act as the net proceeds of this offering and sale of warrants in our private placement offering that are to be held in the trust account may only be invested by the trust agent in “government securities” with specific maturity dates or money market funds that comply with certain regulations promulgated by the SEC. By restricting the investment of the trust account to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

We are dependent upon Yong Hui Li, Diana Chia-Huei Liu, William Tsu-Cheng Yu, Hui Kai Yan, and Gary Chang and the loss of one or more of them could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, upon Yong Hui Li, Diana Chia-Huei Liu, William Tsu-Cheng Yu, Hui Kai Yan, and Gary Chang. We expect that each of these persons will play a key role in our search for a target business, and we believe that our success in identifying and completing a business combination with an attractive target business depends on the continued service of these persons, at least until we have consummated our initial business combination.

Each of Yong Hui Li, Diana Chia-Huei Liu, William Tsu-Cheng Yu, Hui Kai Yan, and Gary Chang will assist us in identifying perspective target businesses by sourcing and performing due diligence on target businesses in Greater China. In addition, each of these individuals will assist us in closing a business combination and possibly integrating the target business following such closing. We expect that Messrs. Li, Yan, Yu, Chang and Ms. Liu will negotiate deal terms with target businesses and manage and oversee our advisors and consultants, including legal counsel, accounting professionals and investment banking advisors. In addition, Mr. Li and Mr. Yan will oversee our administrative functions in the PRC.

We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. In addition, none of Yong Hui Li, Diana Chia-Huei Liu, William Tsu-Cheng Yu, Hui Kai Yan, and Gary Chang are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment or consulting agreements with, or key-man insurance on the life of, one or more of these individuals. The unexpected loss of the services of one or more of these individuals could have a detrimental effect on us and impair our ability to identify and complete a business combination with an attractive target business.

The determination of the offering price of our units and the size of this offering was more arbitrary than typically would be the case if we were an operating company rather than a “blank check” company.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the placement warrants, the aggregate proceeds we are raising and the amount to be placed in trust were negotiated between us and the underwriters.

In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds from the sale of the placement warrants, would provide us with sufficient equity capital to execute our business plan. Although we made this determination assuming a minimal number of redemptions, we believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination, even with significant redemptions. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We may not be able to successfully identify acquisition candidates, obtain any necessary financing or consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the sum of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $1,120,000, or $1,288,000 if the over-allotment option is exercised in full, and taxes payable) at the time of the initial business combination. Accordingly, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since there are no historical operations.

We may require shareholders who wish to redeem their shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

We may require shareholders who wish to exercise their redemption rights regarding their shares in connection with a business combination to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System at any time up until the business day immediately preceding the consummation of our initial business combination. We may require these certification and delivery requirements because shareholders of blank check companies who elect to redeem sometimes fail to deliver their share certificates, effectively revoking their redemption election after the business combination, and resulting in an administrative burden for the company and uncertainty relating to its capital structure. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, the Depository Trust Company and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over the process, it may take significantly longer than two weeks to obtain a physical share certificate and you may not be able to redeem your shares in time. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. If it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to exercise their redemption rights may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.

Because we must furnish our shareholders with audited financial statements of the target business prepared in accordance with applicable accounting standards, we may not be able to consummate a business combination with some prospective target businesses unless their financial statements are first reconciled to applicable accounting standards.

The federal securities laws require that a business combination meeting certain financial significance tests include historical and pro forma financial statement disclosure in periodic reports, registration statements and other materials submitted to shareholders. Because our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least to 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,120,000, or $1,288,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition, we will be required to provide historical and pro forma financial information to our shareholders in connection with their redemption rights pursuant to a business combination with one or more target businesses. These financial statements must be prepared in accordance with applicable accounting standards and the historical financial statements must be audited in accordance with the standards of the applicable oversight board. If a proposed target business, including one located outside of the United States, does not have or is unable to prepare financial statements that have been prepared and audited in accordance with applicable accounting standards, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

We may qualify as a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we will be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned corporate subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General”) of our ordinary shares or redeemable warrants, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. Our actual PFIC status for our current (2011) taxable year may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules”). If we do not complete a business combination by the end of our current taxable year, and we did not have gross income for our prior taxable year and have gross income for our current taxable year, we likely will be a PFIC for our current taxable year unless we complete a business combination in our 2012 taxable year and are not treated as a PFIC for either our 2012 or 2013 taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.”

An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption or liquidation price per share is greater than an investor’s initial tax basis in an ordinary share.

Although we intend to take a contrary position, if our ordinary shares are not viewed as participating in our corporate growth (i.e. our future earnings or increases in our net asset values) to any significant extent (other than by reason of any “conversion” feature), due to our limited potential for corporate growth prior to a business combination, there is a risk that an investor’s entitlement to receive payments upon exercise of the investor’s redemption right or upon our liquidation in excess of the investor’s initial tax basis in our ordinary shares due to the allocation of a portion of the purchase price for a unit to the one-half of a redeemable warrant that is included in the unit (see “Taxation — United States Federal Income Taxation — Allocation of Purchase Price and Characterization of a Unit”) will result in constructive income to the investor. This could affect the timing and character of income recognition and result in U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our ordinary shares, warrants, or units.

The tax opinion provided to us by Loeb & Loeb LLP does not provide a “will” level of comfort on certain of the U.S. federal income tax issues discussed in the tax disclosure and does not address all tax issues, including those that are dependent on future facts or events.

Loeb & Loeb LLP, as U.S. counsel for us in connection with this offering, has provided an opinion to us (which is attached as Exhibit 8.1 to the registration statement of which this prospectus forms a part) that, subject to the assumptions, limitations and qualifications stated therein and herein, Loeb & Loeb LLP has confirmed and adopted as its opinion the statements of U.S. federal income tax law as set forth herein under the caption “Taxation — United States Federal Income Taxation” (the “tax disclosure”). Because of the absence of guidance directly on point as to how certain tax consequences discussed in the tax disclosure would be treated for U.S. federal income tax purposes, it is not possible to predict what contrary positions, if any, may be taken by the Internal Revenue Service (“IRS”) or a court considering these tax issues and whether such positions would be materially different from those discussed in the tax disclosure (although the tax disclosure does describe certain possible alternative tax consequences). As a result, the word “should” rather than “will” is used in certain portions of the tax disclosure in order to indicate a degree of uncertainty concerning these issues that is greater than would be indicated by a “will” level of opinion, but is less than would be indicated by a “more-likely-than-not” level of opinion. Moreover, certain tax issues that are discussed in the tax disclosure are dependent on future facts or events, such as whether we will be classified as a PFIC for U.S. federal income tax purposes, and therefore cannot be addressed by a tax opinion. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax issues discussed in the tax disclosure and how they may relate to the investor’s particular circumstances. See “Taxation — United States Federal Income Taxation” below for a more in depth discussion of these issues.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

No salary or other compensation will be paid to our directors for services rendered by them on our behalf prior to or in connection with a business combination. However, under the policies of the North American Securities Administrators Association, Inc., or the NASAA, an international organization devoted to investor protection, because the majority of our directors own shares of our securities and each of our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf (such as identifying potential target businesses and performing due diligence on suitable business combinations), state securities administrators could argue that all of such individuals are not “independent” as that term is commonly used. If this were the case, they would take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement and could disallow the offering, which would restrict your ability to engage in resale transactions (even if such resales would otherwise be permitted) with respect to our securities (in addition to the risk of disallowance pursuant to the immediately subsequent risk factor). Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations, and a material adverse effect on the price of the ordinary shares held by the public shareholders. In addition, in accordance with the phase-in provisions of the Nasdaq Stock Market, we will not have an independent audit committee until one year following the date that our securities are listed on Nasdaq. As such, and because none of our directors may be deemed “independent,” we may not have the benefit of an independent body examining the propriety of expenses incurred on our behalf that are subject to reimbursement (as discussed above).

Risks associated with acquiring and operating a target business in Greater China

If we acquire control of a target business through contractual arrangements with one or more operating businesses in Greater China, such contracts may not be as effective in providing operational control as direct ownership of such business and may be difficult to enforce.

We will only acquire a business or businesses that, upon the consummation of our initial business combination, will be our majority-owned subsidiaries and will be neither investment companies nor companies excluded from the definition of an investment company by Section 3(c)(1) or 3(c)(7) of the Investment Company Act. However, certain governments in Greater China (including the PRC) have restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide ranging, including, for example, certain aspects of telecommunications, food production, and heavy equipment manufacturers. In addition there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous brand names” or “well-established brand names.” Subject to the review and approval requirements of the relevant agencies for acquisitions of assets and companies in the relevant jurisdictions and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted local parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may provide exceptions to the merger and acquisition regulations mentioned above since these types of arrangements typically do not involve a change of equity ownership in the operating company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of local parties who would be our nominees and, therefore, may exempt the transaction from certain regulations, including the application process required thereunder.

However, since there has been limited implementation guidance provided with respect to such regulations, the relevant government agency might apply them to a business combination effected through contractual arrangements. If such an agency determines that such an application should have been made or that our potential future target businesses are otherwise in violation of local laws or regulations, consequences may include confiscating relevant income and levying fines and other penalties, revoking business and other licenses, requiring restructure of ownership or operations, requiring discontinuation or restriction of the operations of any portion or all of the acquired business, restricting or prohibiting our use of the proceeds of this offering to finance our businesses and operations and imposing conditions or requirements with which we or potential future target businesses may not be able to comply. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under local laws and regulations. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore, these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under local law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Contractual arrangements we enter into with potential future subsidiaries and affiliated entities or acquisitions of offshore entities that conduct operations through affiliates in Greater China may be subject to a high level of scrutiny by the relevant tax authorities.

Under the laws of certain areas in Greater China (including the PRC), arrangements and transactions among related parties may be subject to audit or challenge by the relevant tax authorities. If any of the transactions we enter into with potential future subsidiaries and affiliated entities are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under local law, the relevant tax authorities may have the authority to disallow any tax savings, adjust the profits and losses of such potential future local entities and assess late payment interest and penalties. A finding by the relevant tax authorities that we are ineligible for any such tax savings, or that any of our possible future affiliated entities are not eligible for tax exemptions, would substantially increase our possible future taxes and thus reduce our net income and the value of a shareholder’s investment. In addition, in the event that in connection with an acquisition of an offshore entity that conducted its operations through affiliates in Greater China, the sellers of such entities failed to pay any taxes required under local law, the relevant tax authorities could require us to withhold and pay the tax, together with late-payment interest and penalties. The occurrence of any of the foregoing could have a negative impact on our operating results and financial condition.

If we effect our initial business combination with a business located in Greater China, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a business located in Greater China, the laws of the country in which such business operates will govern almost all of the material agreements relating to its operations, including any contractual arrangements through which we acquire control of target business as described above. We cannot assure you that we or the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. In addition, the judiciary of certain regions in Greater China is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. In addition, to the extent that our target business’ material agreements are with governmental agencies in Greater China, we may not be able to enforce or obtain a remedy from such agencies due to sovereign immunity, in which the government is deemed to be immune from civil lawsuit or criminal prosecution. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

If the government of the country finds that the agreements we entered into to acquire control of a target business through contractual arrangements with one or more operating businesses do not comply with local governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations in a country change in the future, we could be subject to significant penalties or be forced to relinquish our interests in those operations.

Certain governments in Greater China (including the PRC) currently prohibit or restrict foreign ownership in certain “important industries,” including telecommunications, food production and heavy equipment. There are uncertainties under certain regulations whether obtaining a majority interest through contractual arrangements will comply with regulations prohibiting or restricting foreign ownership in certain industries. For example, the PRC may apply restrictions in other industries in the future. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or those having “famous brand names” or “well-established brand names.”

If we or any of our potential future target businesses are found to be in violation of any existing or future local laws or regulations (for example, if we are deemed to be holding equity interests in certain of our affiliated entities in which direct foreign ownership is prohibited), the relevant regulatory authorities might have the discretion to:

•	revoke the business and operating licenses of the potential future target business;
•	confiscate relevant income and impose fines and other penalties;
•	discontinue or restrict the operations of the potential future target business;
•	require us or potential future target business to restructure the relevant ownership structure or operations;
•	restrict or prohibit our use of the proceeds of this offering to finance our businesses and operations in the relevant jurisdiction; or
•	impose conditions or requirements with which we or potential future target business may not be able to comply.

Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to the PRC’s rules and regulations on currency conversion. In the PRC, the State Administration of Foreign Exchange (“SAFE”) regulates the conversion of the Renminbi into foreign currencies. Currently, foreign investment enterprises (“FIEs”) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Under the PRC laws, FIE refers to a company incorporated in China with investments from non-PRC enterprises, organizations or individuals. The “FIEs” include the Sino-foreign equity joint venture (“EJV”), Sino-foreign cooperative joint venture (“CJV”) and wholly foreign-owned enterprise (“WFOE”) as regulated respectively by the Sino-foreign Equity Joint Venture Law (1979), as amended, the Sino-foreign Cooperative Joint Venture Law (1988), as amended, and the Wholly Foreign-Owned Enterprise Law (1986), as amended. Both the EJV and CJV are established with investments from PRC enterprises, organizations or individuals and non-PRC enterprises, organizations or individuals. The WFOE is established with investments solely from non-PRC enterprises, organizations or individuals. Both the EJV and the WFOE are limited liability companies, and a CJV is also usually a limited liability company unless contractual parties determine otherwise. Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, FIEs are allowed to open foreign currency accounts including a “current account” and “capital account.” Currency conversion within the scope of the “current account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. We cannot assure you that the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

On August 29, 2008, SAFE promulgated a notice, or Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency into Renminbi by restricting how the converted Renminbi may be used. Circular 142 requires that the registered capital of a foreign-invested enterprise settled in Renminbi converted from foreign currencies may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless specifically provided for otherwise. In addition, SAFE strengthened its oversight of the flow and use of the registered capital of a foreign-invested enterprise settled in Renminbi converted from foreign currencies. The use of such Renminbi capital may not be changed without SAFE’s approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been used for purposes within the foreign-invested enterprise’s approved business scope. Violations of Circular 142 will result in severe penalties, including substantial fines as set forth in the PRC Foreign Exchange Administration Regulations.

If relations between the United States and Greater China deteriorate, it could cause potential target businesses or their goods or services to become less attractive.

The relationship between the United States and certain countries in Greater China is subject to sudden fluctuation and periodic tension. Relations may also be complicated if the United States becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Changes in political conditions in China and changes in the state of relations with the United States are difficult to predict and could cause potential target businesses or their goods and services to become less attractive, resulting in it being less likely that we consummate a business combination. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and certain countries in Greater China.

As a result of the M&A Rules, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction.

On August 8, 2006, the PRC’s Ministry of Commerce (“MOFCOM”), together with several other government agencies, promulgated the Provision on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which took effect on September 8, 2006 and was amended on June 22, 2009, to more effectively regulate foreign investment in PRC domestic enterprises. The M&A Rules established, among other things, additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming, complex and uncertain, including but not limited to, the requirement in some instances that the approval of MOFCOM be obtained in advance when a foreign investor acquires equity or assets of a PRC domestic enterprise. Depending on the structure of the transaction, the M&A Rules will require the Chinese parties to make a series of applications and supplemental applications to the competent government agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the government agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and credit certification of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. Moreover, acquisitions of Chinese domestic companies relating to “important industries” or affecting the national economic security or resulting in the transfer of “actual control” of companies having “famous Chinese brand names” or “well established Chinese brand names” must be reported and approved by MOFCOM and other relevant agencies. The M&A Rules also require offshore special purpose vehicles, or SPVs, formed for the purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the China Securities Regulation Commission prior to the listing and trading of such SPV’s securities on an overseas stock exchange.

We are a blank check company formed to acquire one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or similar business combination. Although our Amended and Restated Memorandum and Articles of Association do not limit us to a particular geographic region, we intend to focus on operating businesses with primary operations in Greater China. When we evaluate a potential transaction in the PRC, we will consider the need to comply with these regulations which may result in our modifying or not pursuing a particular transaction. It is expected that compliance with the M&A Rules will be more time consuming than in the past, will be more costly and will permit the government much more extensive evaluation and control over the terms of the transaction. Therefore, the potential transaction in the PRC may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process and may not be completed even if approved. In extreme cases, the authorities could suspend or revoke the business license of the Chinese entities and cause an unwinding of the transaction. If the transaction was unwound, the consideration paid to the target business might be returned to us and we would then be forced to either attempt to complete a new business combination if it was prior to 24 months (assuming the period in which we need to consummate a business combination has been extended, as provided in our Amended and Restated Memorandum and Articles of Association) from the consummation of this offering or we would be required to return any amounts which were held in the trust account to our shareholders and dissolve and liquidate.

The M&A Rules set forth many requirements that have to be followed, but there are still many ambiguities in the meaning of many provisions. Although further regulations are anticipated in the future, until there has been clarification either by pronouncements, regulation or practice, there is some uncertainty in the scope of the regulations. Moreover, the ambiguities give the regulators wide latitude in the enforcement of the regulations and the transactions to which they may or may not apply. Therefore, we cannot predict the extent to which the regulations will apply to a transaction, and therefore, there may be uncertainty in whether or not a transaction will be completed until the approval process is under way or until the preliminary approvals are obtained.

Because the M&A Rules permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.

The M&A Rules have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by MOFCOM and the other governing agencies through submissions of an appraisal report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The M&A Rules also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The M&A Rules require that in certain transaction structures, the consideration must be paid within strict time periods. Because the Chinese authorities have been unhappy with offshore flips which converted domestic companies into FIEs in order to take advantage of certain benefits, including reduced taxation, in the PRC, the M&A Rules require foreign sourced capital of not less than 25% of the domestic company’s post-acquisition capital in order to obtain FIE treatment. In asset transactions there must be no harm of third parties and the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the M&A Rules will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited with respect to the acquisitions among related parties. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our shareholders interests in an acquisition of a Chinese business or assets.

Compliance with the PRC Antitrust Law may limit our ability to effect a business combination.

The PRC Antitrust Law was promulgated on August 30, 2007 and became effective on August 1, 2008. The government authorities in charge of antitrust matters in China are the Antitrust Commission and other antitrust authorities under the State Council. The PRC Antitrust Law regulates (i) monopoly agreements, including decisions or actions in concert that preclude or impede competition, entered into by business operators; (ii) abuse of dominant market position by business operators; and (iii) concentration of business operators that may have the effect of precluding or impeding competition. The concentration of business operators refers to (i) merger with other business operators; (ii) gaining control over other business operators through acquisition of equity interest or assets of other business operators; and (iii) gaining control over other business operators through exerting influence on other business operators through contracts or other means. We are a blank check company formed to acquire one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or similar business combination. The business combination we contemplate may be considered the concentration of business operators, and to the extent required by the Antitrust Law, we must file with the antitrust authority under the PRC State Council prior to conducting the contemplated business combination. If the antitrust authority decides not to further investigate whether the contemplated business combination has the effect of precluding or impeding competition or fails to make a decision within 30 days from receipt of relevant materials, we may proceed to consummate the contemplated business combination. If antitrust authority decides to prohibit the contemplated business combination after further investigation, we must terminate such business combination and would then be forced to either attempt to complete a new business combination if it was prior to 24 months (assuming the period in which we need to consummate a business combination has been extended, as provided in our Amended and Restated Memorandum and Articles of Association) from the consummation of this offering or we would be required to return any amounts which were held in the trust account to our shareholders and dissolve and liquidate. When we evaluate a potential business combination transaction, we will consider the need to comply with the Antitrust Law and other relevant regulations which may limit our ability to effect an acquisition or may result in our modifying or not pursuing a particular transaction.

The MIIT issued regulations that regulate and limit ownership and investment in internet and other value-added telecommunications businesses in the PRC, which may limit the type of businesses we will be able to acquire.

On July 13, 2006, the PRC’s Ministry of Information Industry (now known as the Ministry of Industry and Information Technology, or MIIT), issued a notice with the purpose of increasing the regulation of foreign investment in and operations of value added telecom services which includes internet and telecommunications businesses in the PRC. The regulations require Chinese entities to own and control the following: (i) internet domain names, (ii) registered trademarks, and (iii) servers and other infrastructure equipment used to host and operate web-sites and conduct business. The ownership requirements functionally limit foreign direct and indirect ownership and control of the intellectual property of these businesses even when attempted through various parallel control, licensing, use and management agreements. It is anticipated that these regulations will be strictly enforced, and it is provided that such regulations apply retroactively and provide for audit procedures. The failure to comply may cause the MIIT to terminate a telecommunications license. Any anticipated foreign investment in such businesses will be subject to prior approval by the MIIT, and it is expected that approval for investment may not be easily obtained for foreign investment in these businesses unless in strict compliance. Therefore, investment by us in this sector may not be actively pursued because certain assets may not be acquirable and accounting consolidation may be restricted or not permitted.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed, which could materially and adversely impact our profitability following a business combination.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Imposition of similar restrictions may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a material and adverse impact on our profitability.

Any devaluation of currencies used in the PRC could negatively impact our target business’ results of operations and any appreciation thereof could cause the cost of a target business as measured in dollars to increase.

Because our objective is to complete a business combination with a target business likely to have its primary operating facilities located in the PRC, and because substantially all revenues and income following a business combination would be received in a foreign currency such as Renminbi, the main currency used in the PRC, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi. The value of the Renminbi fluctuates and is affected by, among other things, changes in the PRC’s political and economic conditions. To the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Renminbi we convert would be reduced. The conversion of Renminbi into foreign currencies such as the United States dollar has been generally based on rates set by the People’s Bank of China, which are set daily based on the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets. Historically, the PRC “pegged” its currency to the United States dollar. This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for United States currency, as opposed to having a floating value like other countries’ currencies. Many countries argued that this system of keeping the Chinese currency low when compared to other countries gave Chinese companies an unfair price advantage over foreign companies. Due to mounting pressure from other countries, the PRC recently reformed its economic policies and adopted a floating rate with respect to the Renminbi. Since July 21, 2005, the Renminbi has been pegged to a basket of currencies and permitted to fluctuate within a managed band. This floating exchange rate, and any appreciation of the Renminbi that may result from such rate, could cause the cost of a target business as measured in dollars to increase. Further, target companies may be adversely affected since the competitive advantages that existed as a result of the former policies will cease. We cannot assure you that a target business with which we consummate a business combination will be able to compete effectively with the new policies in place.

If the PRC enacts regulations in our target business’ proposed industry segments that forbid or restrict foreign investment, or if the interpretation and implementation of such existing laws changes, our ability to consummate a business combination could be severely impaired.

Many of the rules and regulations that companies face in the PRC are not explicitly communicated. If new laws or regulations forbid foreign investment in industries in which we want to complete a business combination, they could severely limit the candidate pool of potential target businesses. Additionally, if the relevant Chinese authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;
•	revoking our business and other licenses;
•	requiring that we restructure our ownership or operations;
•	prohibiting possible future PRC subsidiaries or afficiates from returning the investments and profits abroad; and
•	requiring that we discontinue any portion or all of our business.

The imposition of any of the above penalties could result in a material and adverse effect on our ability to conduct our business as well as our financial situation and we might be forced to relinquish our interests in operations.

In many cases, existing regulations with regard to investments from foreign investors and domestic private capital lack detailed explanations and operational procedures, and are subject to interpretation, which may change over time. We thus cannot be certain how the regulations will be applied to our business, either currently or in the future. Moreover, new regulations may be adopted or the interpretation of existing regulations may change, any of which could result in similar penalties, resulting in a material and adverse effect on our ability to conduct our business as well as on our financial situation.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to acquire PRC companies.

SAFE issued a public notice on October 21, 2005 titled “Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Return Investments via Overseas Special Purpose Vehicles,” or Circular 75, requiring PRC residents, including both legal persons and natural persons, to register with an appropriate local SAFE branch before establishing or controlling any company outside of China, referred to as an “offshore special purpose company,” for the purpose of acquiring any assets of or equity interest in PRC companies and raising fund from overseas. When a PRC resident contributes the assets or equity interests it holds in a PRC company into the offshore special purpose company, or engages in overseas financing after contributing such assets or equity interests into the offshore special purpose company, such PRC resident shall modify its SAFE registration in light of its interest in the offshore special purpose company and any change thereof. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch, with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, long-term equity investment or creation of any security interest. To further clarify the implementation of Circular 75, SAFE issued Circular 106 on May 29, 2007. Under Circular 106, PRC subsidiaries of an offshore special purpose company are required to coordinate and supervise the filing in a timely manner of SAFE registrations by the offshore holding company’s shareholders who are PRC residents. If these shareholders fail to comply, the PRC subsidiaries can report to the local SAFE authorities to be exempted from liabilities. Failure to comply with the above SAFE registration requirements, the PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to their offshore parent company and the offshore parent company may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Moreover, failure to comply with the above SAFE registration could result in liabilities under PRC laws for evasion of foreign exchange restrictions. We are committed to complying with the relevant rules. As a result of the foregoing, we cannot assure you that we or the owners of the target business we intend to acquire, as the case may be, will be able to complete the necessary approval, filings and registrations for a proposed business combination. This may restrict our ability to implement our business combination strategy and adversely affect our operations.

If our management following a business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following a business combination, our management may resign from their positions as officers of the company and the management of the target business at the time of the business combination will remain in place. We cannot assure you that management of the target business will be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues, which may adversely affect our operations.

Because any target business with which we attempt to complete a business combination may be required to provide our shareholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, prospective target businesses may be limited.

In connection with providing our shareholders with their redemption rights pursuant to our Amended and Restated Memorandum and Articles of Association in connection with a business combination, we will provide our public shareholders with a prospectus/proxy solicitation or tender offer materials which include information regarding a proposed target company that comply with requirements of United States Federal securities laws in connection with a proxy solicitation, including certain financial statements that are prepared in accordance with, or that can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements that have been prepared with, or that can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards, we may not be able to complete a business combination with that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may complete a business combination. Furthermore, to the extent that we seek to acquire a target business that does not have financial statements prepared in accordance with United States generally accepted accounting principles, it could make it more difficult for our management to analyze such target business and determine whether it has a fair market value in excess of 80% of our net assets. It could also delay our preparation of our proxy materials and/or tender offer materials that we will send to shareholders relating to the proposed business combination with such a target business, thereby making it more difficult for us to consummate such a business combination.

If we consummate a business combination with a PRC subsidiary, our operating company in Greater China may be subject to restrictions on dividend payments.

If we consummate a business combination with a PRC subsidiary, we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in the PRC would permit an operating company in the PRC to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, an operating company as a wholly foreign-owned enterprise in the PRC will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such reserve account may not be distributed as cash dividends. In addition, if an operating company in the PRC incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

The PRC government has enacted a law on enterprise income tax, and as it implements this law the tax and fee benefits provided to foreign investors and companies to encourage development within the country may be reduced or removed, resulting in expenses which may impact margins and net income.

On March 16, 2007, the PRC’s National People’s Congress approved and promulgated the PRC Enterprise Income Tax Law (the “EIT Law”). The EIT Law took effect on January 1, 2008. Under the EIT Law, foreign investment enterprises, or FIEs, and domestic companies are subject to a uniform tax rate of 25%. The EIT Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the EIT Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations. On December 26, 2007, the PRC State Council issued a Notice on Implementing Transitional Measures for Enterprise Income Tax, providing that the enterprises that have been approved to enjoy a low tax rate prior to the promulgation of the EIT Law will be eligible for a five-year transition period since January 1, 2008, during which time the tax rate will be increased step by step to the 25% unified tax rate set out in the EIT Law. From January 1, 2008, for the enterprises whose applicable tax rate was 15% before the promulgation of the EIT Law, the tax rate will be increased to 18% for year 2008, 20% for year 2009, 22% for year 2010, 24% for year 2011, and 25% for year 2012. For the enterprises whose applicable tax rate was 24%, the tax rate was changed to 25% from January 1, 2008. For those enterprises which are enjoying tax holidays, such tax holidays may continue until their expiration, but where the tax holiday has not yet started because of losses, such tax holiday shall be deemed to commence from the first effective year of the EIT Law. While the EIT Law equalizes the tax rates for FIEs and domestic companies, preferential tax treatment would continue to be given to companies in certain encouraged sectors and to entities classified as high-technology companies supported by the PRC government, whether FIEs or domestic companies. According to the EIT Law, entities that qualify as high-technology companies especially supported by the PRC government are expected to benefit from a tax rate of 15% as compared to the uniform tax rate of 25%. Nevertheless, there can be no assurances that any particular company will continue to qualify as a high technology company supported by the PRC government in the future, and benefit from such preferential tax rate. Following the effectiveness of the EIT Law, a company’s effective tax rate may increase, unless it is otherwise eligible for preferential treatment. Any increase in our or any PRC subsidiary’s tax rate in the future could have a material adverse effect on our financial condition and results of operations.

We may be subject to Chinese corporate withholding taxes in respect of dividends we may receive following a business combination.

In accordance with the EIT Law and its implementing rules, dividends payable by a FIE to its foreign (non-PRC resident) investors that are non-resident enterprises will be subject to a 10% withholding tax if such foreign investors do not have any establishment or place of business within China or if the dividends payable have no connection with the establishment or place of business of such foreign investors within China, to the extent that the dividends are deemed China-sourced income, unless such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a different withholding arrangement. As a result, following a business combination, any of our subsidiaries operating in China will be required to deduct Chinese withholding taxes from dividends distributed to us as the parent entity (unless we are deemed to be a PRC resident enterprise), meaning that we would have less funds to use in connection with our operations as the parent entity or for distribution to our shareholders.

Under PRC laws, arrangements and transactions among related parties may be subject to a high level of scrutiny by the PRC tax authorities.

Under PRC laws, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. Under the Regulation on the Implementation of the Enterprise Income Tax Law of the PRC, the “related party” means the enterprises, other organizations or individuals that have any of the following relations with an enterprise:

•	direct or indirect control relationship with respect to capital, management, sale or purchase, etc.;
•	directly or indirectly controlled by a common third-party;
•	any other relationship of interest.

If any of the transactions we enter into with possible future subsidiaries and affiliated entities are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to disallow any tax savings, adjust the profits and losses of such possible future PRC entities and assess late payment interest and penalties. A finding by the PRC tax authorities that we are ineligible for any such tax savings, or that any of our possible future affiliated entities are not eligible for tax exemptions, would substantially increase our possible future taxes and thus reduce our net income and the value of your investment.

Under the EIT Law, we may be classified as a “resident enterprise” of the PRC for tax purposes and may be subject to PRC income tax on our taxable global income.

Under the EIT Law, enterprises are classified as resident enterprises and non-resident enterprises. An enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define “de facto management bodies” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise; however, it remains unclear whether the PRC tax authorities would deem our managing body as being located within China. Due to the short history of the EIT Law and lack of applicable legal precedents, the PRC tax authorities determine the PRC tax resident treatment of a foreign (non-PRC) company on a case-by-case basis.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, we may be subject to enterprise income tax at a rate of 25% on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, under the EIT Law and its implementing rules, dividends paid between “qualified resident enterprises” are exempt from enterprise income tax. It is unclear whether dividends we receive from any subsidiaries operating in China will constitute dividends between “qualified resident enterprises” and would therefore qualify for tax exemption, because the definition of “qualified resident enterprises” is unclear and the relevant PRC government authorities have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. If we are required to pay income tax on any dividends we receive from any subsidiaries operating in China, the amount of dividends we could pay to our shareholders would be materially reduced. For a further discussion of these issues, see the section of this prospectus captioned “Taxation — PRC Taxation.”

Dividends payable by us to our foreign (non-PRC resident) investors and any gain derived by them on the sale or transfer of our ordinary shares or redeemable warrants may be subject to taxes under PRC tax laws.

If we are determined to be a resident enterprise under the EIT Law, dividends payable by us to (or gains realized by) investors that are not tax residents of the PRC (“non-resident investors”) should be treated as income derived from sources within the PRC. In such event, the dividends that non-resident investors receive from us and any such gain derived by such investors on the sale or transfer of our ordinary shares or redeemable warrants should be subject to income tax under the PRC tax laws. Under the EIT Law and its implementing rules, PRC withholding tax at the rate of 10% is applicable to dividends payable to non-resident investors that are enterprises (but not individuals) which (i) do not have an establishment or place of business in the PRC or (ii) have an establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent that such dividends are deemed to be sourced within the PRC. Similarly, any gain realized on the transfer of our ordinary shares or redeemable warrants by such investors is also subject to 10% PRC income tax if such gain is regarded as income derived from sources within the PRC. Under the PRC Individual Income Tax Law and its implementing rules, a 20% PRC withholding tax is applicable to dividends payable to non-resident investors who are individuals, to the extent that such dividends are deemed to be sourced within the PRC. Similarly, any gain realized on the transfer of our ordinary shares or redeemable warrants by such investors is subject to a 20% PRC income tax if such gain is regarded as income derived from sources within the PRC. Under the PRC tax laws, we would not have an obligation to withhold PRC income tax in respect of gains that non-resident investors may realize from the sale or transfer of our ordinary shares or redeemable warrants (regardless of whether such gains would be regarded as income from sources within the PRC), but we would have an obligation to withhold PRC income tax at the applicable rate described above (subject to reduction by applicable tax treaties) on dividends that non-resident investors receive from us if such dividends are regarded as income derived from sources within the PRC. If we are required under the PRC tax laws to withhold PRC income tax on dividends payable to our non-resident investors, or if such investors are required to pay PRC income tax on the transfer of our ordinary shares or redeemable warrants under the circumstances mentioned above, the value of their investment in our shares or redeemable warrants may be materially and adversely affected.

If any such PRC tax applies, a non-PRC resident investor may be entitled to a reduced rate of PRC tax under an applicable income tax treaty and/or a deduction against such investor’s domestic taxable income or a foreign tax credit against such investor’s domestic income tax liability (subject to applicable conditions and limitations). In the case of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation —  United States Federal Income Taxation — General”), if a PRC tax applies to dividends paid on our ordinary shares, or to gain from the disposition of our ordinary shares or warrants, such tax should be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, the U.S. Holder should be entitled to certain benefits under the Agreement between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income (the “U.S.-PRC Tax Treaty”), including a possible reduction in PRC withholding tax on any such dividend income in the case of an individual U.S. Holder and/or the treatment of any such income or gain as arising in the PRC for purposes of, and otherwise meets the requirements of, calculating such foreign tax credit, if such holder is considered a resident of the United States for the purposes of the U.S.-PRC Tax Treaty. Prospective investors should consult with their own tax advisors regarding the applicability of any such taxes, the effects of any applicable income tax treaties, and any available deductions or foreign tax credits.

For a further discussion of these issues, see the sections of this prospectus captioned “Taxation — PRC Taxation” and “Taxation — United States Federal Income Taxation.”

The tax opinion provided to us by Han Kun Law Offices does not provide a “will” level of comfort on certain of the PRC tax issues discussed in the PRC tax disclosure and does not address all PRC tax issues, including those that are dependent on future facts or events.

Han Kun Law Offices, as PRC counsel for us in connection with this offering, has provided an opinion to us (which is attached as Exhibit 8.2 to the registration statement of which this prospectus forms a part) that, subject to the assumptions, limitations and qualifications stated therein and herein, Han Kun Law Offices has confirmed and adopted as its opinion the statements of PRC tax law as set forth herein under the caption “Taxation — PRC Taxation” (the “PRC tax disclosure”). Due to the short history of the EIT Law and other applicable PRC tax laws and the lack of applicable implementing rules and legal procedures, it is not possible to predict unequivocally how certain tax consequences discussed in the PRC tax disclosure would be treated for PRC tax purposes, what contrary positions, if any, may be taken by PRC tax authorities and whether such positions would be materially different from those discussed in the PRC tax disclosure (although the PRC tax disclosure does describe certain possible alternative tax consequences). As a result, the word “should” rather than “will” is generally used throughout the tax disclosure in order to indicate a degree of uncertainty concerning these issues that is greater than would be indicated by a “will” level of opinion, but is less than would be indicated by a “more-likely-than-not” level of opinion. Moreover, certain tax issues that are discussed in the PRC tax disclosure are dependent on future facts or events, such as whether we will be classified as a “resident enterprise” for PRC income tax purposes, and therefore cannot be addressed by a tax opinion. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax issues discussed in the PRC tax disclosure and how they may relate to the investor’s particular circumstances. See “Taxation — PRC Taxation” below for a further discussion of these issues.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless the context requires otherwise, all references to the “Company”, “we,” “us,” “our company” and “our” refer to Prime Acquisition Corp.

Unless otherwise indicated, our financial information presented in this prospectus has been prepared in accordance with United States Generally Accepted Accounting Principles, or U.S. GAAP. All references to “U.S. dollars” and “$” are to the legal currency of the United States. Any discrepancies in the tables included in this prospectus between the total and sum of constituent items are due to rounding. Unless otherwise indicated, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option.

All references to “China” or “PRC” refers to the People’s Republic of China, and references to “Greater China” refer to China as well as the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan. References to “Asia” exclude North Korea for purposes of this prospectus.

Our shareholders prior to this offering are Yong Hui Li, our Chairman, Diana Chia-Huei Liu, our Chief Executive Officer and director, William Tsu-Cheng Yu, our President, Chief Financial Officer, and director, The Shodan Company, an affiliate of William Yu, Gary Han-Ming Chang, our Chief Investment Officer and director, Steven Chia-Sun Liu, Joseph Chia-Yao Liu, Olivia Lin Yu, and Joyce Chen Liu. We refer to these shareholders collectively as our founders, and the units, and the underlying ordinary shares and warrants, they own prior to this offering as the founder units, founder shares and founder warrants, respectively.

We refer to holders of units, and underlying ordinary shares and redeemable warrants, sold in this offering (whether purchased in this offering or in the aftermarket) as public shareholders or public warrant holders, as the case may be. We refer to the units, and underlying ordinary shares and redeemable warrants, being sold in this public offering as the public units, public shares and public warrants, respectively. Our founders may acquire public units or the underlying securities (whether purchased in this offering or in the aftermarket) and would, with respect to such securities only, be public shareholders or public warrant holders, as the case may be.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a combination with one or more target businesses;
•	success in retaining or recruiting, or changes required in, our officers or directors following our initial business combination;
•	officers and directors allocating their time to other businesses and conflicts of interest that might arise with our officers and directors with respect to the allocation of business opportunities and the consummation of any business combination;
•	expectations regarding the involvement of our management following our initial business combination;
•	delisting of our securities from the NASDAQ Capital Market or the ability to have our securities listed on the NASDAQ Capital Market following our initial acquisition transaction;
•	estimates regarding the operating expenses of our business before the consummation of our initial business combination and the beliefs that upon completion of the private placement of the placement warrants and this offering, we will have sufficient funds to operate for the next 18 months, or 24 months pursuant to the automatic period extension, assuming that our initial business combination is not consummated during that time;
•	potential inability to obtain additional financing to consummate our initial business combination;
•	limited pool of prospective target businesses;
•	ability and the ability of our officers and directors to generate a number of potential investment opportunities;
•	potential change in control if we acquire one or more target businesses for equity securities;
•	public securities’ limited liquidity and trading;
•	use of proceeds not in the trust account; or
•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the sale of the placement warrants will be as set forth in the following table:

	Without Over-Allotment Option Exercised	With Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from the offering	$40,000,000	$46,000,000
Gross proceeds from the sale of the placement warrants	1,638,800	1,638,800
Total gross proceeds	$41,638,800	$47,638,800
Underwriting expenses:
Underwriting discount (2.2% of gross public offering proceeds)	$880,000	$1,012,000
Contingent underwriting discount (2.8% of gross public offering proceeds)	1,120,000	1,288,000
Total underwriting expenses	$2,000,000	$2,300,000
Offering expenses:(1),(2),(3)
Legal fees and expenses	$124,061	$124,061
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	31,015	31,015
Repayment of loans from officers not used for payments described above(1)	150,000	150,000
Miscellaneous expenses	17,924	17,924
Total offering expenses	$373,000	$373,000
Total underwriting and offering expenses:	$2,373,000	$2,673,000
Net proceeds:
Net proceeds from the offering and the sale of the placement warrants:
Held in trust	$38,880,000	$44,580,000
Not held in trust	385,800	385,800
Total net proceeds	$39,265,800	$44,965,800
Proceeds held in trust for our benefit	$38,880,000	$44,580,000
Deferred underwriting discount held in trust	1,120,000	1,288,000
Total amount held in trust	$40,000,000	$45,868,000
Percentage of gross public offering proceeds held in trust account	100%	99.7%

Working capital funded from net proceeds not held in the trust account and interest earned on monies held in the trust account(4)	Amount(5)	Percentage of Total
Legal, accounting and other non-due diligence expenses, including structuring and negotiating a business combination	$55,800	14.5%
Due diligence of prospective target businesses by officers, directors, and initial shareholders	35,000	9.1%
Legal and accounting fees relating to SEC reporting obligations	80,000	20.7%
Payment of administrative fee to an affiliate of Yong Hui Li (Kaiyuan Real Estate Development – $7,500 per month for 24 months)	180,000	46.7%
Reserve for liquidation expense	15,000	3.9%
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	20,000	5.2%
Total	$385,800	100.0%

(1)	As of December 31, 2010, $111,169 of the offering expenses have been paid from the proceeds of the loans described below, including the SEC registration fee, the FINRA filing fee and a portion of the legal and audit expenses and $38,831 remains in our bank account. In addition, as of December 31, 2010, management has not incurred any reimbursable offering expenses that will be reimbursed by us following completion of this offering for items such as travel, translation cost, and administrative expenses. The offering expenses will be funded from the proceeds of this offering including the pre-paid portions. Accordingly, the $150,000 in loans from certain of our officers being used to pre-pay our offering expenses will be repaid without interest from the proceeds of this offering.
(2)	No discounts or commissions will be paid with respect to the sale of the placement warrants. For purposes of presentation, the current portion of underwriting discounts and commissions are reflected as the amount payable to the underwriters upon consummation of the offering. An additional $1,120,000, or $1,288,000 if the over-allotment option is exercised in full, all of which will be deposited in the trust account following the consummation of the offering, is payable to the underwriters only if and when we consummate a business combination.
(3)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein.
(4)	The amount of proceeds not held in the trust account will remain constant at $385,800 even if the over-allotment is exercised. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us.
(5)	The amount available to us for expenses and working capital will be the same regardless of whether the over-allotment option is exercised. In the event that our operating expenses exceed the working capital available to us from net proceeds not held in trust account and interest earned on monies held in the trust account (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full), our founders may fund any working capital requirements through loans to be paid back upon the consummation of a business combination.

In addition to the offering of units by this prospectus, Chardan Capital Markets, LLC and our founders and their designees have committed to purchase the placement warrants from us for an aggregate purchase price of $1,683,800. These purchases will take place on a private placement basis immediately prior to the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the placement warrants. All of the proceeds we receive from this purchase will be placed in the trust account described below.

A total of approximately $40,000,000 (or approximately $45,868,000 if the underwriters’ over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the placement warrants described in this prospectus, including $1,120,000 (or $1,288,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions, will be placed in a trust account at Morgan Stanley with American Stock Transfer & Trust Company as trustee. We expect that the trust assets will be held in an account located outside of the United States. Net proceeds of this offering in the amount of $385,800 will not be held in the trust account. We believe the $385,800 of proceeds of this offering initially available to us outside of the trust account, together with the interest income on the balance of the trust account (any amounts in the trust account in excess of $10.00 per public share, or $9.97 in the event the over-allotment option is exercised in full) to be released to us from time to time for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming a business combination is not completed during that time. The per unit amount in trust will be less than $10.00 in the event the underwriters exercise the over-allotment option because the underwriter’s discount is based on a percentage of the aggregate offering price, while other offering costs and the proceeds from the sale of the placement warrants are fixed regardless of whether the over-allotment option is exercised.

Except as described below and for any amounts paid to redeeming shareholders in connection with our initial business combination, the proceeds held in the trust account will not be released from the trust account until the earlier of the consummation of a business combination or our liquidation. All amounts held in the trust account that are not:

•	distributed to shareholders who exercise redemption rights;
•	released to us for working capital purposes and general corporate requirements (any amount in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full);
•	released to us to pay taxes; or
•	payable to the underwriters for deferred underwriting discounts and commissions,

will be released to us upon consummation of our initial business combination.

Our initial business combination will be with one or more target businesses that have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,120,000, or $1,288,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such business combination, subject to:

•	less than 84.3% of the public shareholders electing to exercise their redemption rights; and
•	such deferred underwriting discounts and commissions having been paid to the underwriters.

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance held in our trust account (excluding deferred underwriting discounts and commissions of $1,120,000, or $1,288,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition. The fair market value of the target will be determined by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value). We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business, but will not acquire less than a controlling interest and will in all instances be the controlling shareholder of the target company. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of more than 50% of the voting rights of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria.

We intend to acquire an operating business through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination; however, there are a number of industries in certain countries (such as China) in which direct foreign investment is restricted (including telecommunications services, and online commerce). Therefore, if a target business is subject to these requirements, we may seek to acquire control of the target business through contractual arrangements with companies licensed to operate in the relevant jurisdiction and their owners. We may enter into a business combination in which we, our subsidiaries and/or affiliates, and the target business and its shareholders, enter into a series of contracts that are designed to confer to us economic benefits and risks of losses that are substantially similar to full ownership. These contracts could, for example, result in a structure where, in exchange for our payment of the acquisition consideration, the target business would be majority or wholly owned by local residents whom we designate, and the target business would continue to hold the requisite licenses necessary to operate its business. We may also establish a new subsidiary in the relevant jurisdiction that would provide technology, technical support, consulting and related services to the target business in exchange for fees, which are designed to transfer to us substantially all of the economic benefits of ownership of the target business.

Upon release of funds from the trust account, and after payment of the redemption price to any shareholders who exercise their redemption rights and the deferred underwriting discounts and commissions to the underwriters, the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs. If the initial business combination is paid for using equity or debt securities or additional funds from a private offering of debt or equity securities or borrowings, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

Diana Liu and William Yu, each a director of ours, have loaned us a total of $150,000, which amount was used to pay a portion of the expenses of this offering referenced in the line items above related to the SEC registration fee, the FINRA filing fee and a portion of the legal and audit fees and expenses. The loans will be payable without interest on the consummation of this offering. The loans will be repaid out of the proceeds of this offering available to us.

We have agreed to pay to Kaiyuan Real Estate Development a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or our liquidation. Kaiyuan Real Estate Development is an affiliate of Mr. Yong Hui Li, our Chairman. This arrangement was agreed to by Kaiyuan Real Estate Development for our benefit and is not intended to provide Mr. Li compensation in lieu of a management fee or other remuneration because it is anticipated that the expenses to be paid by Kaiyuan Real Estate Development will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon consummation of a business combination or our liquidation, we will cease paying these monthly fees.

We believe that amounts not held in the trust account and the interest income that may be released to us (all amounts in the trust fund account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full) and will be sufficient to pay the costs and expenses to which such proceeds are allocated for up to 24 months. Our estimates are based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is lower than the actual amount necessary to do so, or in the event the amounts not held in the trust account is insufficient to pay our costs and expenses, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable, through loans or additional investments from our founders or our officers and directors. None of our founders, officers or directors is under any obligation to advance funds to, or invest in, us.

The net proceeds from this offering and the private placement of the placement warrants that are not immediately required for the purposes set forth above will be invested only in U.S. “government securities” (as such term is defined in the Investment Company Act) and/or one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or short-term municipal bonds issued by governmental entities located within the United States, so that we are not deemed to be an investment company under the Investment Company Act.

Other than the fee for office space and administrative and secretarial services described above, and any share options issued to our officers, directors, employees, and/or consultants (as further described in the section titled “Description of Securities — Share Options”), we will not pay fees of any kind (including finder’s and consulting fees) to any of our officers, and directors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our officers, and directors and their respective affiliates will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential business combination with one of more target businesses. There are no limitations on the amount of expenses for which they can seek reimbursement, provided such expenses were incurred for our benefit. We expect that due diligence of prospective target businesses will be monitored or performed by Diana Chia-Huei Liu, William Tsu-Cheng Yu, Yong Hui Li, Hui Kai Yan, and Gary Han Ming Chang. Additionally, we may engage market research firms and/or third-party consultants. Our board of directors will have the responsibility of reviewing and approving all expense reimbursements made to our founders, officers or directors, and their respective affiliates, with any interested director or directors abstaining from such review and approval. To the extent that such expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. These expenses would be a liability of the post-combination business and would be treated in a manner similar to any other account payable of the combined business. Our officers and directors may, as part of any such business combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our directors to view such potential business combination unfavorably and result in a conflict of interest. Although we currently expect that the members of our management team will become a part of the management team of the combined entity, since the actual role of each present member of management after a business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public shareholder will be entitled to receive funds from the trust account only in the event of (i) our liquidation if we fail to consummate our initial business combination within the allotted time, or (ii) if the public shareholder seeks to have us redeem such shares for cash in connection with a business combination that that was actually consummated. In no other circumstances will a public shareholder have any right or interest of any kind in or to the funds in the trust account.

Upon consummation of our initial business combination, the underwriters will receive the deferred underwriting discounts and commissions held in the trust account, regardless of the number of ordinary shares that are redeemed. In this offering, the underwriters did not agree to prorate the deferred underwriting discount because a majority of the total underwriting discount is deferred and the overall discount is relatively low for a public offering by a blank check company. If we do not complete an initial business combination and the trustee therefore distributes the balance in the trust account upon our liquidation, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of taxes payable, and net of interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements, to the public shareholders on a pro rata basis.

DIVIDEND POLICY

We have not paid any dividend on our ordinary shares to date and we do not intend to pay cash dividends or make any distributions prior to the consummation of our initial business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. After a business combination, we expect to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per ordinary share, assuming no value is attributed to the redeemable warrants included in the units, and the pro forma net tangible book value per ordinary share after this offering and the private placement of the placement warrants constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of the ordinary shares which may be redeemed for cash), by the number of outstanding ordinary shares. The information below assumes the payment in full of the underwriting discounts and commissions, including amounts held in the trust account, and no exercise of the over-allotment option.

At December 31, 2010, our net tangible book value was a deficit of $125,348, or approximately $0.09 per ordinary share. After giving effect to the sale of 4,000,000 ordinary shares included in the units (but excluding shares underlying the redeemable warrants included in the units) in this offering and the sale of 1,638,800 placement warrants, and the deduction of underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 3,372,000 ordinary shares which may be redeemed for cash) at December 31, 2010, would have been $5,535,866 or $2.78 per share, representing an immediate increase in net tangible book value of $2.88 per share to our founders and an immediate dilution of $7.21 per share or 72.15% to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering and the private placement of the placement warrants is approximately $33,720,000 less than it otherwise would have been because if we effect a business combination, the redemption rights of the public shareholders, other than our founders, may result in the redemption for cash of up to 3,372,000 shares at a per share redemption price equal to the amount in the trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of taxes payable, and net of interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements, calculated as of two business days prior to the proposed consummation of our initial business combination, divided by the number of ordinary shares included in the units sold in this offering. Our pro forma net tangible book value after this offering and the private placement of the placement warrants has been reduced by $0.28, representing the deferred underwriting discounts and commissions of $1,120,000 payable upon consummation of our initial business combination.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the redeemable warrants included in the units:

Initial public offering price		$10.00
Net tangible deficit before this offering and the private placement of the placement warrants	$(0.09)
Increase attributable to new investors	2.88
Pro forma net tangible book value after this offering and the private placement of the placement warrants		2.79
Dilution to new investors that do not subsequently exercise their redemption rights		$7.21

The following table sets forth information with respect to our founders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number(1)	Percentage	Amount	Percentage
Founders’ shares	1,360,000	25.37%	$1,564	0.004%	$0.001
New investors	4,000,000	74.63%	40,000,000	99.996%	$10.000
Total	5,360,000	100.00%	$40,001,564	100.000%

(1)	Does not include (i) 600,000 ordinary shares issuable upon the exercise in full of the over-allotment option, (ii) 204,000 founders’ shares that we will redeem in the event the over-allotment option is not exercised in full, (iii) the 782,000 ordinary shares underlying the founders’ warrants, or (iv) the 1,638,800 ordinary shares underlying the placement warrants.

The pro forma net tangible book value after this offering and the private placement of the placement warrants is calculated as follows:

Numerator:
Net tangible deficit before this offering and sale of the placement warrants	$(125,348)
Proceeds from this offering and the private placement of the placement warrants held in the trust account (not including deferred underwriting discounts and commissions of $1,120,000)	40,385,800
Plus: offering costs incurred in advance, excluded from tangible book value before this offering	115,414
Less: deferred underwriters’ discount paid upon consummation of a business Combination	(1,120,000)
Less: proceeds held in the trust account subject to redemption to cash (3,372,000 × $10.00)	(33,720,000)
Total net tangible book value after this offering and the private placement of the placement warrants	$5,535,866
Denominator
Ordinary shares outstanding prior to this offering and the private placement of the placement warrants(1)	1,360,000
Ordinary shares included in the units offered in this offering	4,000,000
Less: shares subject to redemption (4,000,000 × 84.3%)	(3,372,000)
1,988,000

(1)	Does not include (i) 204,000 founders’ shares that we will redeem in the event the over-allotment option is not exercised in full, or (ii) 782,000 ordinary shares underlying the founders’ warrants.

CAPITALIZATION

The following table sets forth our capitalization on:

•	an actual basis at December 31, 2010; and
•	an as adjusted basis to give effect to the sale of the founders’ units to our founders, the placement warrants to the representative of the underwriters, our founders and their designees, the underwriters’ unit purchase option, the units in this offering and the application of the estimated net proceeds derived from the sale of such securities.

	As of December 31, 2010 (Unaudited)
	Actual	As Adjusted
Note payable to shareholder(1)	$150,000	$—
Deferred underwriting discount		1,120,000
Ordinary shares, $0.001 par value, 0 and 3,034,800 shares that are subject to possible redemption, shares at redemption value(2)(3)	—	33,720,000
Shareholders’ equity:	—	—
Ordinary shares, $0.001 par value, 50,000,000 shares authorized; 1,564,000 shares issued and outstanding and 4,000,000 shares issued and outstanding (excluding 3,372,000 shares subject to possible redemption), as adjusted	1,564	1,988
Additional paid-in capital	30,555	5,575,931
Deficit accumulated during the development stage	(42,053)	(42,053)
Total shareholders’ equity	(9,934)	5,535,866
Total capitalization	$140,066	$40,375,866

(1)	Amount loaned pursuant to the promissory note issued to Diana Liu and William Yu, each a director of ours, which is due on the consummation of this offering. These funds were used to pay a portion of the expenses of this offering including the SEC registration fee, the NASDAQ initial listing fee, the FINRA filing fee and a portion of the legal and audit fees and expenses.
(2)	If we consummate a business combination, the redemption rights afforded to our public shareholders may result in the redemption for cash of up to 84.3% of the aggregate number of shares sold in this offering at a per share redemption price equal to the aggregate amount then on deposit in the trust account (initially approximately $10.00, or $9.97 if the over-allotment option is exercised in full, which includes $0.28 per share attributable to deferred underwriting discounts and commissions), including accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full), calculated as of two business days prior to the consummation of the proposed business combination, as the case may be, divided by the number of shares included in the units sold in this offering.
(3)	Our founders have agreed not to redeem any shares held by them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a newly formed exempted company organized under the laws of the Cayman Islands. We are a blank check company formed to acquire through a merger, capital stock exchange, asset acquisition, stock purchase or similar business combination, or control through contractual arrangements, one or more operating businesses. Although our Amended and Restated Memorandum and Articles of Association do not limit us to a particular geographic region, we intend to focus on operating businesses with primary operations in Greater China. Our efforts to identify a prospective target business will not be limited to a particular industry. To date, our efforts have been limited to organizational activities.

We do not have any specific business combination under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not, in any capacity (not has any of our agents or affiliates) been approached by, any candidates (or representative of any candidates), with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. We intend to effect a business combination using the cash from the proceeds of this offering, our capital securities, debt or a combination of cash, capital securities and debt.

The issuance of additional securities in a business combination:

•	may significantly dilute the equity interest of our shareholders;
•	may cause a change in control if a substantial number of ordinary shares or voting preferred shares are issued which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our officers and directors;
•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;
•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and
•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, debt securities issued by us in a business combination may result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants requiring the maintenance of certain financial ratios or reserves and any such covenant was breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and
•	our inability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such debt security was outstanding, or to the extent our existing leverage discourages other potential investors.

Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial business combination, unless the nature of the business combination would require shareholder approval under applicable Cayman Islands law. Shareholders’ approval would normally only be required under Cayman Islands law where the business combination involved a statutory merger of our company with another company or a scheme of arrangement sanctioned by the Grand Court of the Cayman Islands where our shareholders would give up or transfer their shares in our company in consideration of the issue of shares in another company, amendments to our memorandum and articles of association, a change in the par value of our shares or a change in the amount of our authorized share capital. A merger of our wholly-owned subsidiary with another company would not normally require shareholders approval under our memorandum and articles or the Cayman Companies Law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial business combination, and currently intend to structure our initial business combination so that a shareholder vote is not required. Notwithstanding, our Amended and Restated Memorandum and Articles of Association provide that shareholders will be entitled to cause us to redeem their ordinary shares for cash equal to the pro rata share of the aggregate amount then in the trust account (initially approximately $10.00 per share, or approximately $9.97 per share in the event the over-allotment option is exercised in full), including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full) in connection with our initial business combination.

In order to redeem the shares for cash upon the consummation of a business combination, we will initiate an issuer tender offer by filing tender offer documents with the SEC prior to such business combination in accordance with Rule 13e-4 and Regulation 14E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. The tender offer documents will comply with the disclosure required by Regulations 14A and 14C of the Exchange Act even if we are not at the time required to comply with such regulations by virtue of our status as a foreign private issuer. The closing of the business combination will be cross-conditioned with the closing of the tender offer.

In connection with the tender offer, we are required to offer redemption rights to all holders of our ordinary shares. Our founders have agreed to not redeem their securities in such tender offer, which will ensure that the per share amount of $10.00 (or $9.97 in the event the over-allotment option is exercised in full) reserved for redemption of the public shares will not be reduced.

In addition, unlike other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement with respect to a business combination within 18 months following the consummation of this offering, the time period within which we must complete our initial business combination will be automatically extended to 24 months following the completion of this offering. If the period is extended, we will have an additional 6 months in which to complete an initial business combination, and we will not be limited to completing the business combination contemplated at the time of the automatic period extension.

Pursuant to the terms of the trust agreement by and between us and American Stock Transfer & Trust Company, our Amended and Restated Memorandum and Articles of Association and applicable provisions of Cayman Islands law, if we do not consummate our initial business combination within 18 months (or 24 months pursuant to the automatic period extension) after the completion of this offering, we will automatically dissolve as promptly as practicable and liquidate and release only to our public shareholders, as part of our plan of distribution, the amount in our trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full). Our founders have agreed to waive their rights to participate in any liquidating distribution as part of our plan of distribution with respect to the founders’ shares, but not with respect to any public shares they acquire in this offering or aftermarket, if we fail to consummate a business combination. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate upon our liquidation.

Results of Operations and Known Trends or Future Trends

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after consummation of a business combination.

We had a net loss of $12,802 for the three months ended September 30, 2010. The net loss consisted of non-employee share-based compensation valued at $11,458, professional fees of $650, office expense of $69, bank service fees of $146, and other operating costs of $479. During this period, the Company had no income.

We had a net loss of $33,184 for the period from February 4, 2010 (inception) to September 30, 2010 as a result of formation and operating costs. Formation and operating costs of $33,184 consisted of formation costs of $5,317, non-employee share-based compensation valued at $22,916, professional fees of $1,701, office expense of $1,763, bank service fees of $488, and other operating costs of $999. Additionally, deferred offering costs of $106,169 were incurred during this period. These costs consisted of professional fees of $80,000 and regulatory and filing fees of approximately $26,169. We had no income during this period.

Immediately after this offering, we will begin paying monthly fees of $7,500 per month to Kaiyuan Real Estate Development and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the completion of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through March 5, 2013. In our opinion, upon consummation of this offering, our working capital will be sufficient for our present requirements. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting approximately $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full) to be applied to underwriting discounts and commissions, offering expenses and working capital and $1,120,000 of deferred underwriting discounts and commissions (or 1,288,000 if the underwriters’ over-allotment option is exercised in full) and (ii) the sale of the placement warrants for an aggregate purchase price of $1,638,000, will be $38,880,000 (or $44,580,000 if the underwriters’ over-allotment option is exercised in full). Approximately $40,000,000 (or approximately $45,868,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes $1,120,000 (or $1,288,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions. $385,800 will not be held in the trust account and will be used by us as working capital. The amount of available proceeds (including the interest to be released to us to fund our working capital, net of taxes) is based on our management’s estimate of the amount needed to fund our operations and to consummate a business combination.

In addition, Diana Liu and William Yu have loaned us an aggregate of $150,000 to cover expenses related to this offering. The loans will be payable without interest on the consummation of this offering. We intend to repay these loans from the proceeds of this offering not placed in trust.

We expect to use substantially all of the net proceeds of this offering to acquire one or more target businesses, and will use a portion of the interest earned on the trust account together with the funds not held in trust to identify and evaluate prospective target businesses, to select one or more target businesses, and to structure, negotiate and consummate the initial business combination, as described in more detail in this prospectus. However, in the event that expenses exceed the funds available to us outside of the trust account and the interest earned on the trust account, such amounts could be accrued and paid out of the funds that were held in trust post business combination, assuming a business combination is consummated. In addition, in the event our operating expenses exceed the working capital available to us, our founders may fund any working capital requirements through loans to be paid back upon the consummation of a business combination. If the initial business combination is paid for using equity or debt securities or additional funds from a private offering of debt or equity securities or borrowings, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

Following consummation of this offering, we believe the funds available to us outside of the trust account, together with the interest income on the balance of the trust account (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full) to be released to us from time to time for working capital requirements will be sufficient to pay the costs and expenses to which such proceeds are allocated for up to 24 months.

We anticipate that, even at an interest rate of 0.35% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient, together with the $385,800 held outside the trust, to fund our working capital and general corporate requirements. We expect our primary liquidity requirements during that the period prior to the consummation of our initial business combination or our liquidation to include approximately $35,000 for expenses for the due diligence and investigation of a target business or businesses, including the review of documents and financial statements related to the applicable businesses; approximately $55,800 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination, including the drafting of an acquisition document and the preparation of documents relating to the redemption rights of our shareholders in connection with the business combination; up to an aggregate of $180,000 for office space, administrative services and secretarial support payable to Kaiyuan Real Estate Development (an affiliate of Mr. Yong Hui Li, our Chairman), representing $7,500 per month for up to 24 months commencing on the date of this prospectus; approximately $15,000 as a reserve for liquidation expenses; approximately $80,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $20,000 for working capital and general corporate purposes that will be used for miscellaneous expenses (including directors and officers liability insurance) and reserves. These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. In the event that our operating expenses exceed the working capital available to us from net proceeds not held in trust account and interest earned on monies held in the trust account (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full), our founders may fund any working capital requirements through loans to be paid back upon the consummation of a business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. If our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our founders, or our directors and officers. None of our founders, officers and directors are under any obligation to advance funds to, or invest in, us. Any such funds not used for our working capital requirements or to repay advances from our founders or for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates.

It is also possible that we could use a portion of our working capital, including the funds not in the trust account, to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds, we may not have a sufficient amount of working capital available to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds were required to consummate a business combination. Such debt securities may include a working capital revolving debt facility or a longer term debt facility. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of a business combination.

Working Capital Loan

Through the date of this prospectus, Diana Liu and William Yu have loaned us an aggregate of $150,000 to us for payment of offering expenses on our behalf. The loans will be payable without interest on the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting the conditions of Rule 2a-7 promulgated under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of September 30, 2010, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a newly formed exempted company organized under the Companies Law of the Cayman Islands. We are a blank check company formed as Prime Acquisition Corp. on February 4, 2010 to acquire through a merger, capital stock exchange, asset acquisition, stock purchase or similar business combination, or control through contractual arrangements, one or more operating businesses. Although our Amended and Restated Memorandum and Articles of Association do not limit us to a particular geographic region, we intend to focus on operating businesses with primary operations in Greater China. Our efforts to identify a prospective target business will not be limited to a particular industry. To date, our efforts have been limited to organizational activities. The address of the Company’s registered office is Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

We do not have any specific business combination under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not, in any capacity (nor has any of our agents or affiliates) been approached by, any candidates (or representative of any candidates), with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Investment Objective

Based on the collective investment and acquisition experiences of our management team, our management will seek to identify and target businesses in which our management can assist in the growth and development. Our management intends to acquire a target business or businesses that it believes can achieve long-term appreciation.

We intend to leverage management’s knowledge of Greater China and its markets in order to locate and evaluate attractive businesses, managers with proven records and companies with sound operating and business models.

Given our management team’s collective track record of transactions and contacts, we believe we can identify acquisitions in Greater China and successfully negotiate and consummate our initial business combination.

Investment Philosophy

We currently intend to target our search in the following manner:

•	We will seek to capitalize on the fast-growing economy of Greater China by pursuing companies involved in intra-Asia business and trade.
•	We will look at opportunities in Greater China characterized by increasing wealth.
•	We will focus on markets and industries in which our management team and our board of directors have first-hand experience.
•	We currently expect that some members of our management team will become a part of the management of the combined entity.

Investment Insight and Competitive Advantage

We believe that Greater China’s domestic consumption boom and its emergence as the manufacturing center for the world due to low cost labor, increasingly developed infrastructure and high levels of fixed asset investment enable it to lead strong growth in Asia. We expect that a rapidly expanding middle class in Greater China, particularly in the PRC, will lead to dramatic growth in consumer spending and purchasing power throughout Greater China.

In addition, we believe that many Greater China markets and business networks are characterized by complex ownership structures with a disproportionate number of the companies that compete in these markets being controlled by extended families or by companies in different industries across a region. Unless a buyer has an understanding of this complexity, we believe that it is difficult to identify and act upon investment opportunities. We believe relationships and local knowledge are more important in these situations than in developed markets. Equally critical is understanding that owner/founder families can be particularly sensitive about confidentiality and discretion. In most cases, it is difficult to gain their trust and to structure transactions without pre-existing relationships or market knowledge.

Personal contact and credibility are therefore critical for investing in Greater China. The members of our management team were all born and raised in Greater China and have strong social and professional ties to the region. Our management will rely on its network of contacts in the business or financial community, which include entrepreneurs, members of leading local families, senior managers in banks, and partners in law firms and accounting firms. In evaluating an investment, we will assess not only the underlying asset value, but also the players involved and their motivation. We believe our competitive advantage will be our understanding of various Asian cultures and, through that, our ability to understand the motivations of the owners of a target business.

We intend to focus primarily on acquisitions of middle market companies with valuations between approximately $50 million and $150 million. Our management team’s experience with middle market companies will assist us in identifying suitable targets, as well as negotiating with their owners. We believe we have valuable insights into negotiating and successfully investing in middle market companies in Greater China. Our investment approach will include actively managing our acquisitions, refocusing existing management and resources and attracting and training new managers to augment management teams.

In addition, our management team will apply an investment process that includes an analysis of:

•	acquisition multiples;
•	historic and projected financial results;
•	key drivers of revenues and the balance between unit volume and pricing factors;
•	key cost components, including raw materials, labor, overhead and insurance;
•	capital expenditures;
•	working capital needs;
•	micro and macroeconomic factors and trends that impact the business and the industry;
•	the business’s products and its sales channels;
•	qualitative analysis of a company’s management;
•	the competitive dynamics of the industry and the target business’s position; and
•	input from third-party consultants.

Investment Strategy

We will look for businesses that have one or more of the following characteristics:

•	Motivated sellers that are seeking liquidity.
•	Businesses that are ready to be public.
•	Businesses that are seeking and have accretive use of additional capital.
•	Companies that are being divested by conglomerates or multinational companies.
•	Poorly valued public companies that can benefit from our management’s experience and expertise.

Management Expertise

We will seek to capitalize on the significant experience and relationships of our management team, including Mr. Yong Hui Li, our Chairman, Diana Chia-Huei Liu, our Chief Executive Officer and director, William Tsu-Cheng Yu, our President, Chief Financial Officer and director, Gary Han Ming Chang, our Chief Investment Officer and director, and Hui-Kai Yan, our Chief Operating Officer and director. who collectively have over 78 years of experience in investment banking, fund management, financial services and direct investments, and an aggregate of over 105 years of experience in Asia.

Mr. Li serves as Chairman, Chief Executive Officer, and a director of AutoChina International Limited, an automobile financing company in China (NASDAQ: AUTC) and is the founder, Chairman and Chief Executive Officer of AutoChina Group Inc. and Kaiyuan Real Estate Development Co., Ltd. which was previously the second largest shareholder of Shijiazhuang International Building, a construction company traded on the Shenzhen Stock Exchange under the ticker symbol CN: 000600. In 1994, Mr. Li founded Shijiazhuang Hi-tech Zone Kaiyuan Auto Trade Co., which was a pioneer in the commercial vehicle leasing business in Hebei Province.

Ms. Liu has served as the President and Managing Director of Cansbridge Capital, a private investment firm specializing in early stage investments along the west coast of North America (namely U.S. and Canada) and Asia, since August 1998. Prior to Cansbridge, Ms. Liu served as the Executive Vice-President at Polaris Securities Group (TW: 6011), an investment firm in Taiwan, where she founded and managed its North American operations from April 1994 to August 1998. Ms. Liu previously served as President and as a director of AutoChina International Limited, a former shell company formed to acquire an operating business in the PRC, prior to its initial business combination on April 9, 2009, and continues to serve as a director for the post-business combination company.

Mr. Yu has served as the Managing Partner of Cansbridge Capital since July 2000. Since October 2009, Mr. Yu has also served as Chief Financial Officer and Chief Operating Officer of Optoplex Corporation, a communication networks company and has served as director to the company since April 2004. From February 2002 to August 2003, Mr. Yu served as the Chief Financial Officer to Telos Technology Corp., a supplier of wireless solutions for voice and data communication networks (acquired by UT Starcom (NASDAQ: UTSI) in 2004). Mr. Yu previously served as Chief Financial Officer and as a director of AutoChina International Limited, a former shell company formed to acquire an operating business in the PRC, prior to its initial business combination on April 9, 2009.

Mr. Chang has served as a Managing Director at Advanced Capital Financial Advisory Ltd., an investment advisory firm, since January 2004 advising companies in the Greater China region on public listings, M&A transactions and senior and bridge lending. From August 1991 to August 2003, Mr. Chang served in various capacities at the Polaris Securities Group, an investment banking firm, including as a member of the Board of Directors at both Polaris Taiwan and Polaris Hong Kong, a managing director of the firm’s Hong Kong operations and as an Executive Vice President heading the brokerage, underwriting, proprietary trading and fixed income business units. Mr. Chang previously served as special advisor to AutoChina International Limited, a former shell company formed to acquire an operating business in the PRC, prior to its initial business combination on April 9, 2009.

Mr. Yan serves as AutoChina International Limited’s Secretary and as a member of AutoChina’s Board of Directors. Mr. Yan has been Senior Vice-President of AutoChina Group Inc. and Kaiyuan Real Estate Development Corp. since August 1997. He is responsible for Finance, Administration and Human Resources at each company. Prior to joining Kaiyuan, from April 1994 to July 1997, Mr. Yan was a member of the Economic and Trade Commission of Hebei provincial government and was responsible for guiding state-owned enterprises through restructuring process and modernization.

Governmental Regulations

Regulations Relating to Foreign Exchange Controls

The principal regulation governing foreign exchange in the PRC is the Foreign Currency Administration Rules (IPPS), as amended. Under these rules, the Renminbi, the PRC’s currency, is freely convertible for trade and service related foreign exchange transactions (such as normal purchases and sales of goods and services from providers in foreign countries), but not for direct investment, loan or investment in securities outside of China unless the prior approval of the SAFE is obtained. FIEs are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, involving a change of equity ownership of a PRC operating entity or through contractual arrangements with a PRC operating entity, our subsidiary will likely be an FIE as a result of our ownership structure. With such registration certificates, FIEs are allowed to open foreign currency accounts including a “current account” and “capital account.” Currency transaction within the scope of the “current account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. Such transactions are subject to the consent of banks which are authorized by the SAFE to review “current account” currency transactions. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. This prior approval may delay or impair our ability to operate following a business combination.

On October 21, 2005, SAFE issued a public notice named Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Return Investments via Overseas Special Purpose Vehicles, or the Circular 75, requiring PRC residents, including both legal persons and natural persons, to register with an appropriate local SAFE branch before establishing or controlling any company outside of China, referred to as an “offshore special purpose company,” for the purpose of acquiring any assets of or equity interest in PRC companies and raising fund from overseas. When a PRC resident contributes the assets or equity interests it holds in a PRC company into the offshore special purpose company, or engages in overseas financing after contributing such assets or equity interests into the offshore special purpose company, such PRC resident shall modify its SAFE registration in light of its interest in the offshore special purpose company and any change thereof. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch, with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, long-term equity investment or creation of any security interest. To further clarify the implementation of Circular 75, SAFE issued Circular 106 on May 29, 2007. Under Circular 106, PRC subsidiaries of an offshore special purpose company are required to coordinate and supervise the filing in a timely manner of SAFE registrations by the offshore holding company’s shareholders who are PRC residents. If these shareholders fail to comply, the PRC subsidiaries can report to the local SAFE authorities to be exempted from liabilities. Failure to comply with the above SAFE registration requirements, the PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to their offshore parent company and the offshore parent company may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Moreover, failure to comply with the above SAFE registration requirements could result in liabilities under PRC laws for evasion of foreign exchange restrictions.

On August 29, 2008, SAFE promulgated a notice, or Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency into Renminbi by restricting how the converted Renminbi may be used. Circular 142 requires that the registered capital of a foreign-invested enterprise settled in Renminbi converted from foreign currencies may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless specifically provided for otherwise. In addition, SAFE strengthened its oversight of the flow and use of the registered capital of a foreign-invested enterprise settled in Renminbi converted from foreign currencies. The use of such Renminbi capital may not be changed without SAFE’s approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been used for purposes within the foreign-invested enterprise’s approved business scope. Violations of Circular 142 will result in severe penalties, including substantial fines as set forth in the PRC Foreign Exchange Administration Regulations.

For risks related to the aforementioned regulations relating to foreign exchange controls, see “Risk Factors — Risks associated with acquiring and operating a target business in Greater China — Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively following a business combination.” and “Risk Factors — Risks associated with acquiring and operating a target business in Greater China — Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to acquire PRC companies.”

Regulations Relating to Taxation

On March 16, 2007, the National People’s Congress approved and promulgated the PRC Enterprise Income Tax Law (the “EIT Law”). The EIT Law took effect on January 1, 2008. Under the EIT Law, FIEs and domestic companies are subject to a uniform tax rate of 25%. The EIT Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the EIT Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations. For the enterprises whose applicable tax rate was 24%, the tax rate was changed to 25% from January 1, 2008. For those enterprises which are enjoying tax holidays, such tax holidays may continue until their expiration, but where the tax holiday has not yet started because of losses, such tax holiday shall be deemed to commence from the first effective year of the EIT Law. While the EIT Law equalizes the tax rates for FIEs and domestic companies, preferential tax treatment would continue to be given to companies in certain encouraged sectors and to entities classified as high-technology companies supported by the PRC government, whether FIEs or domestic companies. According to the EIT Law, entities that qualify as high-technology companies especially supported by the PRC government are expected to benefit from a tax rate of 15% as compared to the uniform tax rate of 25%. Nevertheless, there can be no assurances that any particular company will continue to qualify as a high technology company supported by the PRC government in the future, and benefit from such preferential tax rate. Following the effectiveness of the EIT Law, a company’s effective tax rate may increase, unless it is otherwise eligible for preferential treatment. Any increase in our or any PRC subsidiary’s tax rate in the future could have a material adverse effect on our financial condition and results of operations. For risks related to the aforementioned regulations relating to taxation, see “Risk Factors — Risks associated with acquiring and operating a target business in Greater China — The PRC government has enacted a law on enterprise income tax, and as it implements this law the tax and fee benefits provided to foreign investors and companies to encourage development within the country may be reduced or removed, resulting in expenses which may impact margins and net income.” “Risk Factors — Risks associated with acquiring and operating a target business in Greater China — We may be subject to Chinese corporate withholding taxes in respect of dividends we may receive following a business combination.” “Risk Factors — Risks associated with acquiring and operating a target business in Greater China — Under the EIT Law, we may be classified as a “resident enterprise” of the PRC for tax purposes and may be subject to PRC income tax on our taxable global income.” “Risk Factors — Risks associated with acquiring and operating a target business in Greater China — Dividends payable by us to our foreign (non-PRC resident) investors and any gain derived by them on the sale or transfer of our shares or warrants may be subject to taxes under PRC tax laws.”

Regulation of Dividend Distribution

The principal laws and regulations in China governing distribution of dividends by foreign-invested companies include:

•	The Sino-foreign Equity Joint Venture Law (1979), as amended;
•	The Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;
•	The Sino-foreign Cooperative Joint Venture Law (1988), as amended;
•	The Detailed Rules for the Implementation of the Sino-foreign Cooperative Joint Venture Law (1995), as amended;
•	The Wholly Foreign-Owned Enterprise Law (1986), as amended; and
•	The Regulations of Implementation of the Wholly Foreign–Owned Enterprise Law (1990), as amended.

We may be a foreign investment enterprise following the business combination. Following a business combination, we will likely be a foreign-invested enterprise as a result of our ownership structure. Under these regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Regulation of Foreign Investors’ Merging Chinese Enterprises

On August 8, 2006, the Ministry of Commerce (“MOFCOM”), together with several other government agencies, promulgated the Provision on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which took effect on September 8, 2006 and was amended on June 22, 2009, to more effectively regulate foreign investment in PRC domestic enterprises. The M&A Rules established, among other things, additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming, complex and uncertain, including but without limitations, the requirement in some instances that the approval of MOFCOM be obtained in advance when a foreign investor acquires equity or assets of a PRC domestic enterprise. Depending on the structure of the transaction, the M&A Rules will require the Chinese parties to make a series of applications and supplemental applications to the competent government agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the government agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and credit certification of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. Moreover, acquisitions of Chinese domestic companies relating to “important industries” or affecting the national economic security or resulting in the transfer of “actual control” of companies having “famous Chinese brand names” or “well established Chinese brand names” must be reported and approved by MOFCOM and other relevant agencies. The M&A Rules also require offshore special purpose vehicles, or SPVs, formed for the purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the China Securities Regulation Commission prior to the listing and trading of such SPV’s securities on an overseas stock exchange. For risks related to the M&A Rules, see “Risk Factors — Risks associated with acquiring and operating a target business in Greater China — As a result of the M&A Rules, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction.” and “Risk Factors — Risks associated with acquiring and operating a target business in Greater China — Because the M&A Rules permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.”

Contractual Arrangements

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in a wide variety of industries, including certain aspects of telecommunications, food production, and heavy equipment manufacturers. The PRC may apply these restrictions in other industries in the future. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.” Subject to the review requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would likely be designated by our company.

For example, these contracts could result in a structure where, in exchange for our payment of the acquisition consideration, (i) the target company would be majority owned by Chinese residents whom we designate and the target company would continue to hold the requisite licenses for the target business, and (ii) we would establish a new subsidiary in China which would provide technology, technical support, consulting and related services to the target company in exchange for fees, which would transfer to us substantially all of the economic benefits of ownership of the target company.

These contractual arrangements would be designed to provide the following:

•	Our exercise of effective control over the target company;
•	A substantial portion of the economic benefits of the target company would be transferred to us; and
•	We, or our designee, would have an exclusive option to purchase all or part of the equity interests in the target company owned by the Chinese residents whom we designate, or all or part of the assets of the target company, in each case when and to the extent permitted by Chinese regulations.

While we cannot predict the terms of any such contract that we will be able to negotiate, at a minimum, any contractual arrangement would need to provide us with (i) effective control over the target’s operations and management either directly through board control or through affirmative and/or negative covenants and veto rights with respect to matters such as entry into material agreements, management changes and issuance of debt or equity securities, among other potential control provisions and (ii) a sufficient level of economic interest to ensure that we satisfy the 80% net asset test required for our initial business combination. We have not, however, established specific provisions which must be in an agreement in order to meet the definition of business combination. We would obtain an independent appraisal from an investment bank or industry expert for the purpose of determining the fair value of any contractual arrangement.

These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership through a merger or stock exchange. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control over the target business.

We have not selected any target business or target industry on which to concentrate our search for a business combination and we are, therefore, unable to determine at this time what form an acquisition of a target business will take.

Effecting a Business Combination

General

Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial business combination, unless the nature of the business combination would require shareholder approval under applicable Cayman Islands law. Shareholders’ approval would normally only be required under Cayman Islands law where the business combination involved a statutory merger of our company with another company or a scheme of arrangement sanctioned by the Grand Court of the Cayman Islands where our shareholders would give up or transfer their shares in our company in consideration of the issue of shares in another company, amendments to our memorandum and articles of association, a change in the par value of our shares or a change in the amount of our authorized share capital. A merger of our wholly-owned subsidiary with another company would not normally require shareholders approval under our memorandum and articles or the Cayman Companies Law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial business combination, and currently intend to structure our initial business combination so that a shareholder vote is not required. Notwithstanding, our Amended and Restated Memorandum and Articles of Association provide that public shareholders will be entitled to cause us to redeem their ordinary shares for cash equal to the pro rata share of the aggregate amount then in the trust account (initially approximately $10.00 per share, or approximately $9.97 per share in the event the over-allotment option is exercised in full), including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full) in connection with our initial business combination.

In order to redeem the public shares for cash upon the consummation of a business combination, we will initiate an issuer tender offer by filing tender offer documents with the SEC prior to such business combination in accordance with Rule 13e-4 and Regulation 14E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. The tender offer documents will comply with the disclosure required by Regulations 14A and 14C of the Exchange Act even if we are not at the time required to comply with such regulations by virtue of our status as a foreign private issuer. The closing of the business combination will be cross-conditioned with the closing of the tender offer.

In connection with the tender offer, we are required to offer redemption rights to all holders of our ordinary shares. Our founders have agreed to not redeem their securities in such tender offer, which will ensure that the per share amount of $10.00 (or $9.97 in the event the over-allotment option is exercised in full) reserved for redemption of the public shares will not be reduced.

We will have until 18 months (or up to 24 months if extended as described in this prospectus) from the completion of this offering to consummate a business combination. If we are unable to consummate a business combination by the applicable date, we will dissolve as promptly as practicable and liquidate and release to our public shareholders, as part of our plan of distribution, the amount in our trust account and any remaining net assets.

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance held in our trust account (excluding deferred underwriting discounts and commissions of $1,120,000, or $1,288,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition. The fair market value of the target will be determined by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value). We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business, but will not acquire less than a controlling interest and will in all instances be the controlling shareholder of the target company. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of more than 50% of the voting rights of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria. If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions and taxes payable), as described above. If we determine to acquire several businesses simultaneously and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies into a single operating business.

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the placement warrants, our capital securities, debt or a combination of these as consideration to be paid in a business combination. While substantially all of the net proceeds of this offering are allocated to completing a business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If the initial business combination is paid for using equity or debt securities or additional funds from a private offering of debt or equity securities or borrowings, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, funding the purchase of other companies or for working capital. We may engage in a business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares and that wants to merge with an already public company to add the experience of the public company’s management team to its company and to avoid the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be sold, despite the fact that merging with us would require similar disclosures and, potentially, a similar timeframe as an initial public offering. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

Prior to consummation of our initial business combination, we will seek to have all prospective target businesses we enter into agreements with and all vendors and service providers that we contract to provide services to us, which we collectively refer to as the contracted parties, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. There is no guarantee that we will be able to get waivers from the contracted parties and there is no guarantee that even if the contracted parties executed such agreements with us that such waivers will be enforceable by operation of law or that the contracted parties would be prevented from bringing claims against the trust account. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that person only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another person willing to execute such a waiver. Examples of instances where we may engage a third-party that refused to execute a waiver would be the engagement of a third-party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation where management does not believe it would be able to find a provider of required services willing to provide the waiver. If we are unable to complete a business combination and are forced to dissolve and liquidate, our founders, by agreement, will jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties. Under these circumstances, our board of directors would have a fiduciary obligation to our shareholders to bring a claim against our founders to enforce their indemnification obligations. Notwithstanding the foregoing, we have questioned our founders on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise up to $3 million (an amount we believe is sufficient to satisfy any potential indemnification obligations), although there can be no assurance of this. For example, Ms. Liu and Mr. Yu are the beneficial owners of not less than 300,000 shares of AutoChina International Limited, which shares are traded on the NASDAQ stock market and had a closing sale price of $23.49 per share on August 25, 2010. Our founders are under no obligation to us to preserve their assets or provide us with information regarding changes in their ability to satisfy these obligations. Notwithstanding, if we become aware of a material change in our founder’s ability to satisfy such obligations, we will make such information public by filing a Report of Foreign Private Issuer on Form 6-K. Our board of directors has a fiduciary obligation to our shareholders to bring a claim against our founders to enforce their indemnification obligations.

Subject to the requirement that a target business or businesses have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,120,000, or $1,288,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of our initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We intend to focus on potential target businesses with valuations between $50 million and $150 million. We believe that our available working capital following this offering, together with the issuance of additional equity and/or the issuance of debt, would support the acquisition of such a target business. The mix of additional equity and/or debt would depend on many factors. The proposed funding for any such business combination would be disclosed in the proxy materials and/or tender offer materials relating to the required shareholder redemption rights.

Sources of target businesses

We anticipate that target businesses may be brought to our attention from various unaffiliated parties such as investment banking firms, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and similar sources. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates. After the completion of this offering, our management team will speak to their various contacts to inform them that we are seeking a target business and request any information that they have for suitable targets. In addition, we expect that once our initial public offering is complete that we will receive unsolicited information about potential targets from those who are aware of the blank check market and have noted (either through publications or a monitoring of the SEC’s web site) that we have completed our initial public offering. We will not (i) consummate a business combination with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors or officers, or (ii) consummate a business combination with any underwriter, or underwriting selling group member, or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the FINRA that a business combination with such target business is fair to our shareholders from a financial point of view.

We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses. We may seek to engage someone to assist in finding a potential target business if our management feels that they need assistance to find a suitable target business. If a finder approaches us on an unsolicited basis, our management would decide whether to work with that finder (and pay a finders’ fee) depending on the potential target business such finder proposes. Such payments are typically, although not always, calculated as a percentage of the dollar value of the transaction. We have not anticipated use of a particular percentage fee, but instead will seek to negotiate the smallest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. We may make such payments to entities we engage for this purpose or entities that approach us on an unsolicited basis. Payment of finders’ fees is customarily tied to consummation of a transaction and certainly would be tied to a completed transaction in the case of an unsolicited proposal. Although it is possible that we may pay finders’ fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. Other than any share options granted to our officers, directors, employees, and/or consultants (as further described in the section titled “Description of Securities — Share Options”), in no event will we pay any of our officers or directors or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers or directors will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us. Following such business combination, however, our officers or directors may receive compensation or fees including compensation approved by the board of directors for customary director’s fees for our directors that remain following such business combination. Our directors have advised us that they will not take an offer regarding their compensation or fees following a business combination into consideration when determining which target businesses to pursue.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,120,000, or $1,288,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business.

We intend to acquire an operating business through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination; however, there are a number of industries in certain countries (such as China) in which direct foreign investment is restricted (including telecommunications services, and online commerce). Therefore, if a target business is subject to these requirements, we may seek to acquire control of the target business through contractual arrangements with companies licensed to operate in the relevant jurisdiction and their owners.

We will not consider any transaction that does not meet the above described criteria.

In evaluating a prospective target business, our management will primarily consider the criteria and guidelines set forth above under the captions “— Investment Insight and Competitive Advantage” and “— Investment Strategy.” In addition, our management will consider, among other factors, the following:

•	financial condition and results of operations;
•	growth potential;
•	brand recognition and potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	barriers to entry by competitors;
•	stage of development of the business and its products or services;
•	existing distribution arrangements and the potential for expansion;
•	degree of current or potential market acceptance of the products or services;
•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;
•	impact of regulation on the business;
•	regulatory environment of the industry;
•	seasonal sales fluctuations and the ability to offset these fluctuations through other business combinations, introduction of new products, or product line extensions; and
•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete the business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Fair market value of target business or businesses

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,120,000, or $1,288,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such business combination. At the time we propose a business combination to our shareholders, we will provide detailed information about the combined company’s capital structure, and will present the information assuming no redemptions and full redemptions by public shareholders.

The fair market value of the target will be determined by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criterion. Any such opinion will be included in our proxy materials and/or tender offer materials furnished to our shareholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion, unless: (i) the business combination is with a target business affiliated with our founders, or our directors or officers, or with the underwriters, underwriting selling group members or their affiliates as described in more detail herein; or (ii) we were engaging in a business combination through contractual arrangements, as described on page 72.

Although there is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a company with a fair market value greater than 80% of the balance in the trust account, no such financing arrangements have been entered into or contemplated with any third parties to raise such additional funds through the sale of securities or otherwise.

Issuance of additional debt or equity

We intend to focus on potential target businesses with valuations between $50 million and $150 million, although we may ultimately not seek to acquire a target business within this valuation range. We determined to value this offering at $40 million in order to facilitate a transaction in our targeted range. We believe that our available working capital following this offering would support the acquisition of such a target business. In addition, we believe that this range is appropriate given that we can issue equity and/or debt securities as part of the consideration to be paid for an acquisition, even in light of the possibility of over 84% redemptions by shareholders who own shares to be issued in the initial public offering. To consummate such an acquisition we may need to issue additional equity securities and/or incur additional debt financing. As the valuation of the proposed target business moves from the lower end to the higher end of that range, a greater amount of such additional equity or debt would be required. The mix of debt or equity would be dependent on the nature of the potential target business, including its historical and projected cash flow and its projected capital needs and the number of our shareholders who exercise their redemption rights. It would also depend on general market conditions at the time including prevailing interest rates and debt to equity coverage ratios. For example, capital intensive businesses usually require more equity and mature businesses with steady historical cash flow may sustain higher debt levels than growth companies.

We believe that it is typical for private equity firms and other financial buyers to use leverage to acquire operating businesses. Such debt is often in the form of both senior secured debt as well as subordinated debt, which may be available from a variety of sources. Banks and other financial institutions may provide senior or senior secured debt based on the target company’s cash flow. Mezzanine debt funds or similar investment vehicles may provide additional funding on a basis that is subordinate to the senior or secured lenders. Such instruments typically carry higher interest rates and are often accompanied by equity coverage such as warrants. We cannot assure you that such financing would be available on acceptable terms, if at all. The proposed funding for any such business combination would be disclosed in the proxy materials and/or tender offer materials relating to the required shareholder redemption rights.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,120,000, or $1,288,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition, as discussed above. Consequently, we expect to complete only a single business combination, although this may entail a simultaneous combination with several operating businesses at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy materials and/or tender offer materials disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business could fall below the required fair market value threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,120,000, or $1,288,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable).

Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after a business combination, and
•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

If we complete a business combination structured as a merger in which the consideration is our securities, we would have a significant amount of cash available to make add-on acquisitions following our initial business combination.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While we expect that some of our officers and directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Limited available information for privately-held target companies

In accordance with our acquisition strategy, it is quite possible that we will seek a business combination with one or more privately-held companies. Generally, very little public information exists about these companies, and we will be required to rely on the ability of our officers and directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Limited resources and significant competition for business combinations

We will encounter intense competition from entities having a business objective similar to ours, including private equity groups and leveraged buyout funds, as well as operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience in identifying and completing business combinations. A number of these competitors possess greater technical, financial, human and other resources than we do. Our limited financial resources may have a negative effect on our ability to compete in acquiring certain sizable target businesses. Further, our obligation to redeem for cash the ordinary shares held by shareholders who elect redemption may reduce the financial resources available for a business combination. Our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses. In addition, if our initial business combination entails a simultaneous purchase of several operating businesses owned by different sellers, we may be unable to coordinate a simultaneous closing of the purchases. This may result in a target business seeking a different buyer and our being unable to meet the threshold requirement that the target business has, or target businesses collectively have, a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,120,000, or $1,288,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of these factors, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will automatically dissolve and liquidate.

Shareholder vote to approve a business combination in certain circumstances

Shareholders’ approval would normally only be required under Cayman Islands law where the business combination involved a statutory merger of our company with another company or a scheme of arrangement sanctioned by the Grand Court of the Cayman Islands where our shareholders would give up or transfer their shares in our company in consideration of the issue of shares in another company, amendments to our memorandum and articles of association, a change in the par value of our shares or a change in the amount of our authorized share capital. A merger of our wholly-owned subsidiary with another company would not normally require shareholders approval under our memorandum and articles or the Cayman Companies Law. We will proceed with a business combination requiring shareholder approval only if a majority of the public shares voted at the extraordinary general meeting of shareholders called for the purpose of approving our initial business combination are voted in favor of the business combination and public shareholders owning less than 84.3% of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 84.3% so that we would have a minimum of approximately $5,000,000 in shareholder’s equity post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.”

We will have until 18 months (or 24 months pursuant to the automatic period extension) from the completion of this offering to consummate a business combination. If, at the end of the 18-month period, or if at the end of the 24 month period, as applicable, we have not consummated a business combination, we will automatically dissolve and as promptly as practicable liquidate the trust account as described herein.

In connection with a shareholder vote to approve our initial business combination and/or amend Article 156 of our Amended and Restated Memorandum and Articles of Association (the article that contains all of the special provisions applicable to us prior to and in connection with our initial business combination) prior to consummation of our initial business combination, our founders have agreed to vote their founders’ shares in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for such purpose. In addition, each of our founders, directors, and officers has agreed that if he, she or it acquires ordinary shares in or following this offering, he, she or it will vote all such acquired shares in favor of any business combination presented to our shareholders by our board of directors, and not to exercise redemption rights in connection with such shares.

Extension of time to complete a business combination to 24 months

We have a period of 18 months from the consummation of this offering with which to effect our initial business combination. However, unlike most other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement with respect to a business combination within such 18-month period, the date before which we must complete our initial business combination will automatically be extended for an additional 6 months, to avoid being required to liquidate, for a total of 24 months from the consummation of this offering. If the period is extended, we will not be limited to completing the business combination contemplated at the time of the automatic period extension.

We believe that extending the date before which we must complete our initial business combination to 24 months may be necessary due to the circumstances involved in the evaluation and closing of a business combination in Greater China, including preparing audited financial statements in accordance with applicable accounting standards, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to state-owned enterprises) and the requirements of complex local regulatory filings and approvals.

If at the end of the extended period we have not effected such business combination, we will dissolve as promptly as practicable and liquidate and release only to our public shareholders, as part of our plan of distribution, the proceeds of the trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full).

Redemption rights for shareholders in connection with our initial business combination

Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial business combination, unless the nature of the business combination would require shareholder approval under applicable Cayman Islands law. Shareholders’ approval would normally only be required under Cayman Islands law where the business combination involved a statutory merger of our company with another company or a scheme of arrangement sanctioned by the Grand Court of the Cayman Islands where our shareholders would give up or transfer their shares in our company in consideration of the issue of shares in another company, amendments to our memorandum and articles of association, a change in the par value of our shares or a change in the amount of our authorized share capital. A merger of our wholly-owned subsidiary with another company would not normally require shareholders approval under our memorandum and articles or the Cayman Companies Law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial business combination, and currently intend to structure our initial business combination so that a shareholder vote is not required. Notwithstanding, our Amended and Restated Memorandum and Articles of Association provide that shareholders will be entitled to cause us to redeem their ordinary shares for cash equal to the pro rata share of the aggregate amount then in the trust account (initially approximately $10.00 per share, or approximately $9.97 per share in the event the over-allotment option is exercised in full), including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full) in connection with our initial business combination.

In order to redeem the public shares for cash upon the consummation of a business combination, we will initiate an issuer tender offer by filing tender offer documents with the SEC prior to such business combination in accordance with Rule 13e-4 and Regulation 14E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. The tender offer documents will comply with the disclosure required by Regulations 14A and 14C of the Exchange Act even if we are not at the time required to comply with such regulations by virtue of our status as a foreign private issuer. The closing of the business combination will be cross-conditioned with the closing of the tender offer.

In connection with the tender offer, we are required to offer redemption rights to all holders of our ordinary shares. Our founders have agreed to not redeem their securities in such tender offer, which will ensure that the per share amount of $10.00 (or $9.97 in the event the over-allotment option is exercised in full) reserved for redemption of the public shares will not be reduced.

The per unit amount in trust will be less than $10.00 in the event the underwriters exercise the over-allotment option because the underwriter’s discount is based on a percentage of the aggregate offering price, while other offering costs and the proceeds from the sale of the placement warrants are fixed regardless of whether the over-allotment option is exercised. The right of redemption is valid only when a shareholder exercises such redemption rights. Shareholders who cause us to redeem their ordinary shares for a pro rata share of the trust account will be paid their redemption price as promptly as practicable upon consummation of a business combination, and will continue to have the right to exercise any warrants they own. Our founders have agreed to not redeem their founders’ shares or any of the shares sold in this offering or any of the shares that they may acquire in the secondary market. This redemption could have the effect of reducing the amount distributed to us from the trust account by up to approximately $33,720,000, assuming redemption of the maximum of 84.3% of the eligible ordinary shares (or up to approximately $38,778,000 assuming the over-allotment option is exercised in full).

Unlike other blank check companies, we are only required to have a shareholder vote if required pursuant to applicable law, in which case public shareholders will be entitled to cause us to redeem their ordinary shares via the tender offer described above for a pro rata portion of the trust account regardless of whether they vote in favor of or against our initial business combination as long as the business combination is approved and consummated. A shareholder is not required to vote against the initial business combination in order to exercise redemption rights.

At our option, we may require shareholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the consummation or our initial business combination. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. We may require these certification and delivery requirements in connection with a business combination because shareholders of blank check companies who elect to redeem their shares sometimes fail to deliver their share certificates following a business combination, effectively revoking their redemption election, and resulting in an administrative burden for the company and uncertainty relating to its capital structure. We will determine whether to implement these certification requirements at the time of the distribution of the proxy materials and/or tender offer materials to our shareholders in connection with the business combination based on our assessment of the likelihood and degree to which redeeming shareholders may fail to deliver their certificates given the then current market conditions.

The proxy materials and/or tender offer materials that we will furnish to shareholders in connection with a proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time we send out our proxy statement or tender offer materials up until the business day immediately preceding the vote on the proposed business combination or the date of the closing of the tender offer to deliver his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, our articles require that we provide not less than 10 clear days prior notice of the shareholders meeting, and the SEC rules and regulations governing issuer tender offers require that the offer be open for at least 20 business days. Because the delivery process is within the shareholder’s control and, whether or not he is a record holder or his shares are held in “street name,” can be accomplished by the shareholder in a matter of hours simply by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe either of these time periods is sufficient for investors generally. Notwithstanding, because we do not have any control over the process, it may take significantly longer than we anticipated and investors may not be able to seek redemption in time.

Any request for redemption, once made, may be withdrawn at any time prior to the business day prior to consummation of our initial business combination, unless the proxy materials and/or tender offer materials specify a different date. Furthermore, if a shareholder delivers his certificate for redemption and subsequently withdraws his request for redemption, he may simply request that the transfer agent return his certificate (physically or electronically).

Automatic dissolution and liquidation if no business combination

Pursuant to the terms of the trust agreement by and between us and American Stock Transfer & Trust Company, our Amended and Restated Memorandum and Articles of Association and applicable provisions of Cayman Islands law, if we do not consummate our initial business combination within 18 months (or 24 months pursuant to the automatic period extension), we will automatically dissolve as promptly as practicable and liquidate and release only to our public shareholders, as part of our plan of distribution, the amount in our trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net (i) of taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full). The per unit amount in trust will be less than $10.00 in the event the underwriters exercise the over-allotment option because the underwriter’s discount is based on a percentage of the aggregate offering price, while other offering costs and the proceeds from the sale of the placement warrants are fixed regardless of whether the over-allotment option is exercised. In addition, we will release only to our public shareholders, as part of our plan of distribution, any remaining net assets. No vote would be required from our shareholders to commence such a voluntary winding up and dissolution.

In the case of a full voluntary liquidation procedure, a liquidator in practice would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. We anticipate the trust account would be liquidated shortly following the expiration of the 21 day period. As soon as the affairs of the company are fully wound-up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice at least 21 days before it takes place. After the final meeting, the liquidator must make a return to the Registrar confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved. We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after expiration of the 21-day period.

Additionally, in any liquidation proceedings of our company under Cayman Islands’ law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, a liquidator of our company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account. Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims for having paid public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our founders have agreed to waive their rights to participate in any liquidating distribution as part of our plan of distribution with respect to the ordinary shares acquired by them before this offering, including the founders’ shares, but not with respect to any public shares they acquire in this offering or aftermarket, if we fail to consummate a business combination. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate upon our liquidation.

We estimate that our total costs and expenses for implementing and completing our shareholder-approved dissolution and plan of distribution will be approximately $15,000. This amount includes all costs and expenses related to filing our dissolution in the Cayman Islands, the winding up of our company, legal fees and other filing fees. We believe that there should be sufficient funds available either outside of the trust account or made available to us out of the net interest earned on the trust account and released to us as working capital to fund the $15,000 in costs and expenses. If such funds are insufficient, our founders have agreed to advance us the funds necessary to complete such liquidation and have agreed not to seek repayment for such expenses.

Prior to consummation of our initial business combination, we will seek to have all prospective target businesses we enter into agreements with and all vendors and service providers that we contract to provide services to us, which we collectively refer to as the contracted parties, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. There is no guarantee that we will be able to get waivers from the contracted parties and there is no guarantee that even if the contracted parties executed such agreements with us that such waivers will be enforceable by operation of law or that the contracted parties would be prevented from bringing claims against the trust account. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that person only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another person willing to execute such a waiver. Examples of instances where we may engage a third-party that refused to execute a waiver would be the engagement of a third-party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation where management does not believe it would be able to find a provider of required services willing to provide the waiver. If we are unable to complete a business combination and are forced to dissolve and liquidate, our founders, by agreement, will jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties. Under these circumstances, our board of directors would have a fiduciary obligation to our shareholders to bring a claim against our founders to enforce their indemnification obligations. Notwithstanding the foregoing, we have questioned our founders on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise up to $3 million (an amount we believe is sufficient to satisfy any potential indemnification obligations), although there can be no assurance of this. For example, Ms. Liu and Mr. Yu are the beneficial owners of not less than 300,000 shares of AutoChina International Limited, which shares are traded on the NASDAQ stock market and had a closing sale price of $23.49 per share on August 25, 2010. Our founders are under no obligation to us to preserve their assets or provide us with information regarding changes in their ability to satisfy these obligations. Notwithstanding, if we become aware of a material change in our founder’s ability to satisfy such obligations, we will make such information public by filing a Report of Foreign Private Issuer on Form 6-K. Our board of directors has a fiduciary obligation to our shareholders to bring a claim against our founders to enforce their indemnification obligations.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public shareholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts due them.

Amended and Restated Memorandum and Articles of Association

Summary

Registered Office. Under our Amended and Restated Memorandum of Association, our Registered Office is located at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

Objects and Purposes. Under Article 3 of our Amended and Restated Memorandum of Association, the objects for which we are established are unrestricted.

Directors. Under Article 94 of our Articles of Association, no contract or transaction between us and one or more of our Directors (an “Interested Director”) or officers, or between us and any of their affiliates (an “Interested Transaction”), will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of our board or committee which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if:

(a)	The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the our board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(b)	The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to our shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of our shareholders; or
(c)	The contract or transaction is fair as to us as of the time it is authorized, approved or ratified, by the board, a committee or the Shareholders.

A majority of independent directors must vote in favor of any Interested Transaction and determine that the terms of the Interested Transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Our board shall review and approve all payments made to the founders, officers, directors, and their respective affiliates, other than the payment of an aggregate of $7,500 per month to Kaiyuan Real Estate Development, an affiliate of Yong Hui Li, our Chairman, for office space, administrative services and secretarial support and any Interested Director shall abstain from such review and approval.

Rights, Preferences and Restrictions Attaching to Our Ordinary Shares. We are authorized to issue 50,000,000 ordinary shares, par value $0.001 and 1,000,000 shares of preferred stock, par value $0.001 per share. Immediately prior to the completion of this offering, 1,564,000 ordinary shares are issued and outstanding. Each share has the right to one vote at a meeting of shareholders or on any resolution of shareholders, the right to an equal share in any dividend paid by us, and the right to an equal share in the distribution of surplus assets. We may by a resolution of the board of directors redeem our ordinary shares for such consideration as the board of directors determines.

Alteration of Rights. If, at any time, our share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class.

Meetings. Our annual meeting may be held at such time and place as their chairman or any two directors or any director and the secretary or the board of directors shall appoint. The chairman or any two directors or any director and the secretary or the board of directors may convene an extraordinary general meeting whenever in their judgment such a meeting is necessary. At least 10 clear days notice of an annual meeting shall be given to each shareholder entitled to attend and vote thereat, stating the date, place, and time at which the meeting is to be held, and if different, the record date for determining shareholders entitled to attend and vote at the annual meeting, and, if practicable, the other business to be conducted at the meeting. At least 10 clear days notice of an extraordinary general meeting shall be given to each shareholder entitled to attend and vote thereat, stating the date, place, and time at which the meeting is to be held, and the general nature of the business to be considered at the meeting. A meeting shall, notwithstanding the fact that it is called on shorter notice than otherwise required, be deemed to have been properly called if it is so agreed by (i) all of the shareholders entitled to attend and vote thereat in the case of an annual meeting, and (ii) 75% of the shareholders entitled to attend and vote thereat in the case of an extraordinary general meeting. The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

Limitations on the Right to Own Securities. There are no limitations on the rights to own our securities, or limitations on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our securities, contained in our Amended and Restated Memorandum and Articles of Association (or under Cayman Islands law).

Provisions Relating to the Business Combination

Our Amended and Restated Memorandum and Articles of Association sets forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our initial business combination. Specifically, our Amended and Restated Memorandum and Articles of Association provide, among other things, that:

•	if we have entered into a letter of intent, agreement in principle or definitive agreement with respect to a business combination within 18 months of the completion of this offering, the period of time to consummate a business combination will be automatically extended by an additional 6 months;
•	we may consummate our initial business combination only if public shareholders owning less than 84.3% of the ordinary shares sold in this offering, exercise their redemption rights;
•	if our initial business combination is consummated, shareholders who exercised their redemption rights will receive their pro rata share of the trust;
•	if we have not completed an initial business combination within 18 months (or 24 months pursuant to the automatic period extension), our corporate existence will cease except for the purposes of winding up our affairs and liquidating and we will distribute to all of our public shareholders their pro rata share of the trust account. This has the same effect as if our board of directors and shareholders had formally voted to approve our voluntary winding up and dissolution. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution;
•	our management will take all actions necessary to liquidate our trust account to our public shareholders as part of our plan of dissolution if a business combination is not consummated within the time periods specified in this prospectus;
•	our shareholders’ rights to receive a portion of the trust account are limited such that they may only receive a portion of the trust account upon liquidation of our trust account to our public shareholders as part of our plan of distribution or upon the exercise of their redemption rights;
•	we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction or control through contractual arrangements other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions and taxes payable) at the time of such business combination;
•	prior to our initial business combination, we may not issue any units, ordinary shares, warrants or any options or other securities convertible into or exchangeable for ordinary shares, or any preferred shares, that participate in any manner in the proceeds of the trust account, or that vote as a class with the ordinary shares sold in this offering on a business combination;
•	the board of directors shall review and approve all payments made to our founders, officers, directors, and their respective affiliates, other than the payment of an aggregate of $7,500 per month to Kaiyuan Real Estate Development for office space, administrative services and secretarial support, with any interested director abstaining from such review and approval;
•	we may not to enter into any transaction with any of our officers, directors or any of our or their respective affiliates without the prior approval by a majority of our disinterested directors, who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and
•	we may not (i) consummate a business combination with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors, or officers, or (ii) consummate a business combination with any underwriter, or underwriting selling group member, or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA that a business combination with such target business is fair to our shareholders from a financial point of view.

The above-referenced requirements and restrictions included in our Amended and Restated Memorandum and Articles of Association are obligations to our shareholders and may only be amended prior to consummation of our initial business combination with the vote of our board of directors and the affirmative vote of at least 80% of the voting power of our outstanding ordinary shares (which restrictions on amendment Conyers Dill & Pearman has indicated is enforceable under Cayman Islands law). In addition, the relevant portions of the agreement governing the trust account can only be amended with the consent of 80% of the voting power of public shares. Our founders have agreed to vote the founders’ units in the same manner as a majority of the public shareholders at the extraordinary general meeting called for the purpose of approving our initial business combination and/or amending Article 156 of our Amended and Restated Memorandum and Articles of Association (the article that contains all of the special provisions applicable to us prior to and in connection with our initial business combination) prior to consummation of our initial business combination. The members of our board have agreed that they will not recommend approval of such a proposal to eliminate or amend this provision (although shareholders could request that such a proposal be included as an item for shareholder approval in connection with a meeting of shareholders) prior to the consummation of a business combination. In light of the requirement that we obtain the approval of at least 80% of the voting power of our shareholders, we do not anticipate any changes to such requirements and restrictions prior to our consummation of a business combination, if any. Our Amended and Restated Memorandum and Articles of Association provide shareholders with redemption rights only in connection with a business combination. In the event that a vote is called to consider other amendments to our Amended and Restated Memorandum and Articles of Association there can be no assurance that redemption rights will be granted. If we hold a shareholder vote with respect to the business combination, our founders have agreed to vote the founders’ units in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for such purpose. In addition, each of our founders, directors, and officers has agreed that if he acquires ordinary shares in or following this offering, he will vote all such acquired shares in favor of the business combination.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to redeem for cash ordinary shares held by our shareholders who exercise their redemption rights in connection with our initial business combination may reduce the resources available to us for a business combination;
•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and
•	the requirement to acquire an operating business that has a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of $1,008,000, or $1,159,200 if the underwriters’ over-allotment option is exercised in full, and taxes payable) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Although none of our officers and directors are currently affiliated with an “blank check” companies, they may in the future become affiliated with entities, including other “blank check” companies that are engaged in business activities similar to those intended to be conducted by us. Furthermore, each of our principals may become involved with subsequent blank check companies similar to our company. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. For a list of the entities to which our officers and directors owe fiduciary duties, see “Management — Conflicts of Interest.”

Facilities

We currently maintain our executive offices in an approximately 500 sq. foot suite at No. 322, Zhongshan East Road; Shijiazhuang; Hebei Province, 050011; China. The cost for this space will be included in the $7,500 per month fee described above that Kaiyuan Real Estate Development will charge us for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or our liquidation. Kaiyuan Real Estate Development is an affiliate of Mr. Yong Hui Li, our Chairman. We believe, based on rents and fees for similar services in China, that the fees that will be charged by Kaiyuan Real Estate Development are at least as favorable as we could have obtained from unaffiliated persons.

Employees

We currently have five officers. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. We intend to hire consultants in order to assist us in the search, due diligence for and consummation of a business combination.

Share Options

Our board of directors has approved the grant of options to purchase up to 220,000 of our ordinary shares to our directors, employees, and consultants from time to time, with such terms and conditions as our officers may establish, including options to purchase 55,000 ordinary shares at a purchase price of $0.001 per share prior to our initial public offering, which are currently outstanding. Such options are not exercisable until the closing of the business combination. Share option grants are governed by individual grant agreements and stock restriction agreements as determined by our officers, and may be subject to either time-based or performance-based vesting provisions. Our board of directors has the authority to amend, alter, suspend or terminate our right to grant such share options without the consent of public shareholders within the 220,000 option limit. Accordingly, such options may dilute the equity interest of our shareholders.

Periodic Reporting and Audited Financial Information

Although we will be registered under the Exchange Act, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from certain of the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we have agreed with the underwriters that for the period commencing with the date of this prospectus and ending on the consummation of our initial business combination, we will comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for annual reports on Form 20-F and current reports on Form 6-K complying with those rules and regulations. In addition, we have agreed with the representative of the underwriters that we will furnish to American shareholders an English language version of our annual financial statements and all other materials regularly provided to other shareholders, and publish, at least semi-annually, an English language version of our interim financial statements filed with the SEC.

In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain financial statements reviewed by our independent registered public accounting firm.

We will not acquire a target business if we cannot obtain audited financial statements in accordance with applicable accounting standards for such target business. We will provide these financial statements in the proxy materials or tender offer materials prepared in connection with our initial business combination. Our management believes that the need for target businesses to have, or be able to obtain, audited financial statements may limit the pool of potential target businesses available for acquisition.

Documents concerning us which are referred to in this prospectus may be inspected at 486 Walsh Road, Atherton, CA 94027.

Controls and Procedures

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2011. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the consummation of our initial business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal controls. A target business in Greater China that has previously kept its accounts in accordance with applicable accounting standards will likely not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls and will likely need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recordation of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;
•	documentation of key accounting assumptions, estimates and/or conclusions; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. Additional matters concerning a target business’ internal controls may be identified in the future when the testing and assessment is performed.

Legal Proceedings

There is no litigation currently pending or threatened against us or any of our officers or directors in their capacity as such.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Approximately $40 million of the net offering and private placement proceeds, including $1,120,000 in deferred underwriting discounts and commissions, will be deposited into a trust account at Morgan Stanley maintained by American Stock Transfer & Trust Company, as trustee.	Approximately $30,780,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $40 million of net offering proceeds held in the trust account will be invested only in U.S. “government securities” (as such term is defined in the Investment Company Act) and/or one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
at the time of acquisition or short-term municipal bonds issued by governmental entities located within the United States.
Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $1,120,000 and taxes payable) at the time of such business combination.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units will commence trading on or promptly after the date of this prospectus. The ordinary shares and redeemable warrants comprising the units will begin to trade separately 90 days after the effective date of the registration statement of which this prospectus forms a part, unless the underwriters inform us of the decision to allow earlier separate trading, subject to our having filed the Report of Foreign Private Issuer on Form 6-K described below and having issued a press release announcing when such separate trading will begin. In no event will separate trading of the ordinary shares and redeemable warrants occur until we have filed with the SEC a Report of Foreign Private Issuer on Form 6-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 6-K.	No trading of the units or the underlying ordinary shares and redeemable warrants would be permitted until the consummation of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the redeemable warrants	The redeemable warrants cannot be exercised until the later of the consummation of a business combination or one year from the date of this prospectus (assuming in each case that there is an effective registration statement covering the ordinary shares underlying the redeemable warrants in effect and a current prospectus relating to those	The redeemable warrants could be exercised prior to the consummation of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
ordinary shares is available for use) and, accordingly, will only be exercised after the trust account has been terminated and distributed.
Election to remain an investor	In connection with a proposed business combination we will be required to allow shareholders to redeem their ordinary shares. At the time of a business combination we will prepare a prospectus/proxy solicitation or tender offer documentation, and a shareholder following the procedures described in these documents will be given the right to cause us to redeem his, her or its shares for a pro rata share of the trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full) to fund our working capital requirements (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds from the trust account. If we do not consummate that business combination and 18 months have not yet passed since the consummation of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. If at the end of the 18-month period we have not completed an alternate initial business combination and the period to consummate a business combination has not been extended,	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
we will automatically dissolve and liquidate and promptly distribute the proceeds of the trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full).
Business combination deadline	Our initial business combination must occur within 18 months (or 24 months if the period is extended) from the consummation of this offering; if our initial business combination does not occur within these time frames and we are dissolved as described herein, funds held in the trust account, including deferred underwriting discounts and commissions, will be returned to investors as promptly as practicable, including accrued interest, net of (i) taxes, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full).	If an acquisition has not been consummated within 18 months after the effective date of the company’s initial registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds	Except with respect to interest income released to us (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full) to fund our working capital expenses and to pay taxes, if any, and amounts released to redeeming shareholders, interest income on the proceeds held in the trust account are not released until the earlier of the consummation of our initial business combination or	The proceeds held in the escrow account are not released until the earlier of the consummation of a business combination or the failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering
the failure to complete our initial business combination within the allotted time.
Interest earned on funds in the trust account	There can be released to us, from time to time, interest earned on the funds in the trust account to fund expenses related to working capital and general corporate requirements. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The interest earned on funds held in the escrow account (net of taxes payable) would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.
Shareholders who redeem their ordinary shares for cash in connection with the business combination will not receive any portion of that amount that has been previously released to us; upon our liquidation, shareholders shall be entitled to a portion of the interest earned on funds held in trust, including accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full).

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers, their ages and positions are as follows:

Name	Age	Position
Yong Hui Li	47	Chairman and Director
Diana Chia-Huei Liu(2)(3)	46	Chief Executive Officer and Director
William Tsu-Cheng Yu	49	President, Chief Financial Officer and Director
Hui-Kai Yan	45	Chief Operating Officer and Director
Gary Han-Ming Chang(1)(2)(3)	61	Chief Investment Officer and Director
Jason Wang(1)(2)(3)	34	Independent Director
Dane Chauvel(1)(2)(3)	52	Independent Director

(1)	Member of audit committee
(2)	Member of compensation committee
(3)	Member of governance and nominating committee

Below is a summary of the business experience of each of our executive officers and directors

Yong Hui Li has been our Chairman since inception. Mr. Li is the Chairman and Chief Executive Officer of AutoChina International Limited, an automobile financing company in China (NASDAQ: AUTC). Mr. Li is the founder, Chairman and Chief Executive Officer of AutoChina Group Inc. and Hebei Kaiyuan Real Estate Development Co., Ltd., which was previously the second largest shareholder of Shijiazhuang International Building, a construction company traded on the Shenzhen Stock Exchange under the ticker symbol CN: 000600. From February 2001 to May 2006, Mr. Li helped oversee Hebei Kaiyuan Real Estate Development Co., Ltd.’s development of the largest steel-framed construction in Hebei Province, consisting of residential complexes, office towers and an upscale shopping mall, which covered over one million square feet. In 1994, Mr. Li founded Shijiazhuang Hi-tech Zone Kaiyuan Auto Trade Co., which was a pioneer in the commercial vehicle leasing business in Hebei Province. He graduated from Tianjin University in June 1985 with a bachelor’s degree in Optical Physics.

Diana Chia-Huei Liu has been our Chief Executive Officer and a director since inception. Ms. Liu was also our President from inception until April 2010. Ms. Liu served as President of AutoChina International Limited from its inception to April 9, 2009 (during which time it was known as Spring Creek Acquisition Corp., a blank check company formed to acquire an operating business), and currently serves as a director. Ms. Liu has served as the President and Managing Director of Cansbridge Capital Corp., a private investment firm specializing in early stage investments along the west coast of North America (namely U.S. and Canada) and Asia, since August 1998. Prior to Cansbridge, Ms. Liu served as the Executive Vice-President at Polaris Securities Group (TW: 6011), an investment firm in Taiwan, where she founded and managed its North American operations from April 1994 to August 1998. From August 1991 to April 1994, Ms. Liu was an account portfolio manager in global private banking at the Royal Bank of Canada (NYSE:RY), a full service banking firm. From October 1988 to August 1991, Ms. Liu served as the regional sales manager for the province of British Columbia, Canada, at CIBC Securities, a subsidiary of CIBC (NYSE:CM), a full service banking firm, where she founded and managed the mutual funds promotion division. Ms. Liu has served since June 2006 as a member of the Executive Committee and the Chair of the Investment Committee at the Asia Pacific Foundation, a Canadian federal government created think tank and policy advisory board where she works closely with the co-CEOs on operational issues and investment of its endowment funds. In addition, she also currently serves as a director of the Vancouver Goh Ballet Society and BaySpec, Inc., a supplier of optical components. Ms. Liu graduated with a BA in economics from the University of British Columbia in Canada. Ms. Liu is married to Mr. William Yu, our President, Chief Financial Officer and a director.

William Tsu-Cheng Yu has been our Chief Financial Officer and a director since inception. Mr. Yu became our President in April 2010. Since July 2000, Mr. Yu has served as the Managing Partner of Cansbridge Capital. From October 2009 until January 2010, Mr. Yu served as Chief Financial Officer and Chief Operating Officer of Optoplex Corporation, a communication networks company. Mr. Yu served as a director of Optoplex Corporation from April 2004 until January 2010. Mr. Yu has been a general partner of the Shodan Company since February 2010. The Shodan Company is an investment holding company, formed in Feb., 2010, which is equally owned amongst William Yu and his two sons, Conrad Yu and Byron Yu (who are also sons of Diana Liu). From July 2006 through October 2008, Mr. Yu served as a special advisor to the Chief Executive Officer of Optoplex Corporation. Mr. Yu served as a director of Abebooks, Inc., the world’s largest on-line used book seller, from 2001 to 2008, prior to its acquisition by Amazon.com (NASDAQ:AMZN). From February 2002 to August 2003, Mr. Yu served as the Chief Financial Officer to Telos Technology Corp., a supplier of wireless solutions for voice and data communication networks (acquired by UT Starcom (NASDAQ: UTSI) in 2004). Mr. Yu co-founded Intrinsyc Software Inc. (TSE: ICS), a TSE-listed embedded software company, and served in various capacities including director, Chief Financial Officer, Executive Vice President and Chief Operating Officer from July 1996 to November 2002. From August 1994 to May 1996, Mr. Yu was an associate in the Asia Pacific corporate finance group of Marleau, Lemire Securities, Inc., an investment banking firm headquartered in Montreal, Canada. From July 1991 to August 1994, Mr. Yu was an investment portfolio manager at Discovery Enterprises Inc., a provincial-government sponsored venture capital fund. Mr. Yu also previously worked with China-Canada Investment and Development and the Lawson Mardon Group. He has also served in various capacities with the Monte Jade Science and Technology Association, a non-profit organization supporting entrepreneurship and investment in technology companies in North America and Asia. Mr. Yu served as Chief Financial Officer and as a director of AutoChina International Limited from October 2007 through April 2009 (during which time it was known as Spring Creek Acquisition Corp., a blank check company formed to acquire and operating business). Mr. Yu earned a BS in Mechanical Engineering with Honors and an MBA with Honors from Queen’s University in Canada. Mr. Yu is married to Ms. Diana Liu, our Chief Executive Officer, and a director.

Hui Kai Yan has been our Chief Operating Officer and a director since inception. Mr. Yan is also Secretary and a director of AutoChina International Limited, a vehicle financing company in China. Mr. Yan has been Senior Vice-President of AutoChina Group Inc. and Hebei Kaiyuan Real Estate Development Corp. since August 1997. He is responsible for Finance, Administration and Human Resources at each company. Prior to joining Hebei Kaiyuan, from April 1994 to July 1997, Mr. Yan was a member of the Economic and Trade Commission of Hebei provincial government and was responsible for guiding state-owned enterprises through restructuring process and modernization. From March 1989 to April 1994, he was at the Economic Commission of Shijiazhuang city government (Shijiazhuang is the capital of Hebei province). Mr. Yan is certified as a Senior Economist by Hebei provincial government. He graduated from Hebei University of Technology in June 1985 with a bachelor’s degree in Management Science.

Gary Han-Ming Chang has been our Chief Investment Officer and a director since inception. Mr. Chang has served as a Managing Director at Advanced Capital Financial Advisory Ltd., an investment advisory firm, since January 2004 advising companies in the Greater China region on public listings, M&A transactions and senior and bridge lending. Mr. Chang was an advisor to AutoChina International Limited from its inception until April 2009 (during which time it was known as Spring Creek Acquisition Corp., a blank check company formed to acquire and operating business). From August 1991 to August 2003, Mr. Chang served in various capacities at the Polaris Securities Group, an investment banking firm, including as a member of the Board of Directors at both Polaris Taiwan and Polaris Hong Kong, a managing director of the firm’s Hong Kong operations and as an Executive Vice President heading the brokerage, underwriting, proprietary trading and fixed income business units. From 1989 to 1991, prior to joining Polaris, Mr. Chang founded and served as Chairman of Gemini Securities Co., an investment banking firm which then merged with and became a subsidiary of the Polaris Securities Group in 1991. Mr. Chang graduated with a BA in International Economics from the National Chengchi University in Taiwan.

Jason Wang has been our director since November 7, 2010. Mr. Wang has served as Chief Financial Officer of AutoChina International Limited, an automobile financing company in China (NASDAQ: AUTC), since July 2009. From December 2007 until July 2009, Mr. Wang served as Director of Research and Analytics at Private Equity Management Group Inc. where he was responsible for analysis of prospective investments, credit and cash flow analysis, and valuations. From July 2005 until December 2007, Mr. Wang worked at QUALCOMM Inc., a developer and innovator of advanced wireless technologies, products and services, where his responsibilities included all phases of venture capital investing, from target company identification to portfolio management. Mr. Wang received his MBA from the UCLA Anderson School of Management in June 2004 and Bachelors degrees from both the Wharton School and the School of Engineering and Applied Science at the University of Pennsylvania in May 1998.

Dane Chauvel has been our director since November 7, 2010. Mr. Chauvel has been the Chief Executive Officer and a director of Organic Ocean Seafood Inc., a sustainable seafood distribution company, since June 2008. From November 2005 until June 2008, Mr. Chauvel was Chief Financial Officer of CellFor Inc., an elite varietal conifer cloning company. Mr. Chauvel has been a director of Valdes Fishing Corp. since July 2007. Mr. Chauvel received his MBA from the University of Western Ontario, Richard Ivey School of Business, and his BA in Economics from the University of British Columbia.

The term of each director does not automatically expire.

Our directors and officers will play a key role in identifying, evaluating, and selecting target businesses, and structuring, negotiating and consummating our initial business combination. Except as described below and under “— Conflicts of Interest,” none of these individuals is currently a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan. We believe that the skills and experience of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect a business combination although we cannot assure you that they will, in fact, be able to do so.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a governance and nominating committee.

Audit Committee.  The audit committee consists of Gary Han-Ming Chang, Jason Wang, and Dane Chauvel. Mr. Chauvel is the chair of the audit committee, and our board of directors believe that Messrs. Wang and Chauvel qualify as “audit committee financial experts”, as such term is defined in the rules of the Securities and Exchange Commission.

The board of directors has adopted an audit committee charter, providing for the following responsibilities of the audit committee:

•	appointing and replacing our independent auditors and pre-approving all auditing and permitted non-auditing services to be performed by the independent auditors;
•	reviewing and discussing the annual audited financial statements with management and the independent auditors;
•	annually reviewing and reassessing the adequacy of our audit committee charter;
•	such other matters that are specifically delegated to our audit committee by our board of directors from time to time;
•	meeting separately and periodically with management, the internal auditors and the independent auditors; and
•	reporting regularly to the board of directors.

Compensation Committee.  Our compensation committee consists of Diana Chia-Huei Liu, Jason Wang, and Dane Chauvel. Mr. Wang is the chair of our compensation committee. Mr. Wang and Mr. Chauvel do not have any direct or indirect material relationship with us other than as a director.

Our board of directors adopted a compensation committee charter, providing for the following responsibilities of the compensation committee:

•	reviewing and making recommendations to the board regarding our compensation policies and forms of compensation provided to our directors and officers;
•	reviewing and making recommendations to the board regarding bonuses for our officers and other employees;
•	administering our incentive-compensation plans for our directors and officers;
•	reviewing and assessing the adequacy of the charter annually;
•	administering our share option plans, if they are established in the future, in accordance with the terms thereof; and
•	such other matters that are specifically delegated to the compensation committee by our board of directors from time to time.

Governance and Nominating Committee.  Our governance and nominating committee consists of Diana Chia-Huei Liu, Jason Wang, and Dane Chauvel. Ms. Liu is the chair of our governance and nominating committee. Mr. Wang and Mr. Chauvel do not have any direct or indirect material relationship with us other than as a director.

Our board of directors adopted a governance and nominating committee charter, providing for the following responsibilities of the governance and nominating committee:

•	overseeing the process by which individuals may be nominated to our board of directors;
•	identifying potential directors and making recommendations as to the size, functions and composition of our board of directors and its committees;
•	reviewing candidates proposed by our shareholders;
•	developing the criteria and qualifications for the selection of potential directors; and
•	making recommendations to the board of directors on new candidates for board membership.

In making nominations, the governance and nominating committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareholders. In evaluating nominees, the governance and nominating committee is required to take into consideration the following attributes, which are desirable for a member of the board: leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge, and diversity of viewpoints.

Code of Ethics

In November 2010, our board of directors adopted a code of ethics that applies to our directors, officers and employees.

Director Independence

Our board of directors has determined that Messrs. Wang and Chauvel qualify as independent directors under the rules of the Nasdaq Marketplace Rules because they are not currently employed by us, and do not fall into any of the enumerated categories of people who cannot be considered independent in the Nasdaq Marketplace Rules.

Affiliation with Spring Creek Acquisition Corp.

Two of our officers and directors, Diana Liu and William Yu, were previously officers and directors of Spring Creek Acquisition Corp., a blank check company formed to acquire an operating business. In addition, Gary Chang was previously a special advisor to Spring Creek. Spring Creek consummated a business combination in April 2009 and changed its name to AutoChina International Limited. AutoChina currently trades on the Nasdaq Stock Market and has a market capitalization in excess of $450 million. Ms. Liu remained on the Board of Directors of AutoChina post business combination and receives $30,000 a year in directors fees from AutoChina for her service on its board. Mr. Wang is currently Chief Financial Officer of AutoChina. Other than for Ms. Liu’s position as a member of the Board of Directors of AutoChina and the increase in the value of the securities owned by Ms. Liu and Messrs. Yu and Chang increasing in value subsequent to the business combination, none of Ms. Liu or Messrs. Yu and Chang have received any compensation from AutoChina prior or subsequent to the business combination. Mr. Wang currently receives compensation of $180,000 per year for acting as Chief Financial Officer of AutoChina, and received $40,767 in stock options from AutoChina for services performed during the year ended December 31, 2009.

Certain Reporting Obligations

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we have agreed with the underwriters that for the period commencing with the date of this prospectus and ending on the consummation of our initial business combination, we will comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for annual reports on Form 20-F and current reports on Form 6-K complying with those rules and regulations. In addition, we have agreed with the representative of the underwriters that we will furnish to American shareholders an English language version of our annual financial statements and all other materials regularly provided to other shareholders, and publish, at least semi-annually, an English language version of our interim financial statements filed with the SEC. There is no requirement under the Companies Law (2009 Revision) of the Cayman Islands to provide our shareholders with our financial statements or any other information. Our articles however provide that we are required to provide to our shareholders financial statements or summary financial statements to our shareholders at least 5 days before our annual general meetings.

Employment Agreements

We have not entered into any employment agreements with our executive officers, and have not made any agreements to provide benefits upon termination of employment.

Executive Officers and Director Compensation

None of our directors or officers have received any cash compensation for services rendered to us. Our founders purchased 1,564,000 units comprised of 1,564,000 ordinary shares and 782,000 warrants, each to purchase one ordinary share (up to 204,000 of which founders’ units will be redeemed by us to the extent that the underwriters do not exercise the over-allotment option in full) for an aggregate consideration of $1,564. In addition, we will issue the representative of the underwriters, Chardan Capital Markets, LLC, and our founders and certain of their designees, in a private placement occurring simultaneously with this offering, an aggregate of 1,638,800 warrants for an aggregate consideration of $1,638,800. We believe that because our officers and directors own such shares, no compensation (other than reimbursement of out-of-pocket expenses) is necessary and such persons have agreed to serve in their respective role without compensation.

Our board of directors has approved the grant of options to purchase up to 220,000 of our ordinary shares to our directors, employees, and consultants from time to time, with such terms and conditions as our officers may establish, including options to purchase 55,000 ordinary shares at a purchase price of $0.001 per share prior to our initial public offering. Carolyne Yu is one of these consultants, and she is the niece of William Yu and Diana Liu. Ms. Carolyne Yu received an option to purchase 1,500 ordinary shares and will provide investor and public relations and consulting to us. She also provides such consulting services to AutoChina International Limited, a company for which Diana Liu, William Yu’s husband, serves as a director. Dane Chauvel, Jason Wang and HuiKai Yan have each been granted options to purchase 26,000, 5,000 and 5,000 ordinary shares, respectively. None of the other options issued as of the date of this prospectus have been issued to our officers or directors or any of their affiliates. Such options are not exercisable until the closing of the business combination. Share option grants are governed by individual grant agreements and stock restriction agreements as determined by our officers, and may be subject to either time-based or performance-based vesting provisions. Our board of directors has the authority to amend, alter, suspend or terminate our right to grant such share options without the consent of public shareholders within the 220,000 option limit. Accordingly, such options may dilute the equity interest of our shareholders.

We have agreed to pay to Kaiyuan Real Estate Development a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or our liquidation. Kaiyuan Real Estate Development is an affiliate of Mr. Yong Hui Li, our Chairman. This arrangement was agreed to by Kaiyuan Real Estate Development for our benefit and is not intended to provide Mr. Li compensation in lieu of a management fee or other remuneration because it is anticipated that the expenses to be paid by Kaiyuan Real Estate Development will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third-party.

Other than this $7,500 per month fee, and any share option grants, no compensation of any kind, including finder’s and consulting fees, will be paid to our officers, or directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our officers and directors and their respective affiliates will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential business combination with one of more target businesses. There are no limitations on the amount of expenses for which they can seek reimbursement, provided such expenses were incurred for our benefit. There will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination.

Although we currently anticipate that some members of our management team will remain with us post business combination, some or all of our current executive officers and directors may or may not remain with us following our initial business combination, depending on the type of business acquired and the industry in which the target business operates. After a business combination, our directors and officers who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the prospectus/proxy solicitation or tender offer materials furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We cannot assure you that our current executive officers and directors will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following our initial business combination.

We have not set aside any amount of assets for pension or retirement benefits.

Conflicts of Interest

General

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers or directors are currently involved with any blank check companies or offerings. However, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us.
•	In the course of their other business activities our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Due to those existing and future affiliations, members of our management team may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us. Accordingly, our officers, and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”
•	None of our officers or directors are required to commit any specified amount of time to our affairs and are free to become involved in other blank check companies (though none which will seek a target business with its primary operations in Greater China). Accordingly, they will have conflicts of interest in allocating management time among various business activities.
•	Our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for us and our shareholders since each of our directors will be subject to an escrow agreement with respect to founders’ units, which only terminates following our consummation of a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of the founders’ units.
•	In the event we elect to make a substantial down payment, or otherwise incur significant expenses, in connection with a potential business combination, our expenses could exceed the remaining proceeds not held in trust. Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if we incur such excess expenses. Specifically, our officers and directors may tend to favor potential business combinations with target businesses that offer to reimburse any expenses in excess of our available proceeds not held in the trust account.
•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to a business combination. We have been advised by our officers and directors that they will not take retaining their positions into consideration in determining which acquisition to pursue.

In general, under Cayman Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our Amended and Restated Memorandum and Articles of Association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

Accordingly, as a result of multiple business affiliations, our directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities, including other blank check companies. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Each of our officers and directors has, or may come to have, to a certain degree, other fiduciary obligations. A majority of our directors have fiduciary obligations to other companies on whose board of directors they presently sit, or may have obligations to companies whose board of directors they may join in the future. To the extent that they identify business opportunities that may be suitable for us or other companies on whose board of directors they may sit, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that come to their attention in the performance of their duties as directors of such other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities.

Below is a table summarizing the companies to which our officers and directors owe fiduciary obligations, all of which would have to (i) be presented appropriate potential target businesses by our officers and directors, and (ii) reject the opportunity to acquire such potential target business, prior to their presentation of such target business to us:

Name	Name of Affiliated Entity	Affiliation
Yong Hui Li	AutoChina International Limited	Chairman and Chief Executive Officer
Yong Hui Li	KaiYuan Real Estate Development	Chairman and Chief Executive Officer
Diana Chia-Huei Liu	AutoChina International Limited	Director
Diana Chia-Huei Liu	Cansbridge Capital Corp.	President and Managing Director
William Tsu-Cheng Yu	Cansbridge Capital Corp.	Managing Director
William Tsu-Cheng Yu	The Shodan Co.	Partner
Hui-Kai Yan	AutoChina International Limited	Secretary and Director
Hui-Kai Yan	KaiYuan Real Estate Development	Director
Gary Chang	Advanced Capital Financial Advisory Ltd.	Managing Director
Jason Wang	AutoChina International Limited	Chief Financial Officer
Dane Chauvel	Valdes Fishing Corp.	Director
Dane Chauvel	Chauvel Bros. Consulting Inc.	Director
Dane Chauvel	Organic Ocean Seafood Inc.	Director, President and Chief Executive Officer

These individuals have no other fiduciary obligations that would take priority with respect to the fiduciary obligations they owe to us to present potential target businesses to us.

These individuals have no other fiduciary obligations that would take priority with respect to the fiduciary obligations they owe to us. However, it is possible that, concurrently with our initial business combination, some of the entities with which our officers and directors are affiliated could purchase a minority interest in the target company, subject to the requirement that we must acquire a portion of the business with a value that is equal to at least 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions and taxes payable) and that we control the target business, as described above, as well as the additional requirements described below. While this could benefit us by allowing us to engage in a business combination with a target business that would cost significantly more than our available cash without requiring us to issue a large amount of equity or take on significant debt, and while our officers and directors have advised us that they would do what is in our best interests in connection with a business combination, such a situation would result in a conflict of interest for our officers and directors since they would be determining what portion of the target company we would be purchasing and the amount that these other companies would purchase. In connection with any co-investment in a target business, the entity or entities affiliated with our officers, and/or directors will be required to pay the same price per share or unit for their interest in the target company as we pay, the other terms of the investment of such affiliated entity or entities will be required to be no more favorable than the terms of our investment and such investment will require the prior approval by a majority of our disinterested directors. In addition, the proxy materials and/or tender offer materials disclosing the business combination would disclose the terms of the co-investment by the affiliated entity or entities.

Our officers and directors are free to become involved in other blank check companies as long as such other blank check company will not seek to acquire a target business with its primary operations in Greater China until after we have announced a business combination.

Additionally, our directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated.

Other Conflict of Interest Limitations

Our Amended and Restated Memorandum and Articles of Association set forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our initial business combination. Specifically, our Amended and Restated Memorandum and Articles of Association provide, among other things, that:

•	we may not to enter into any transaction with any of our officers or directors or any of our or their respective affiliates without the prior approval by a majority of our disinterested directors, who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and
•	we may not (i) consummate a business combination with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors or officers, or (ii) consummate a business combination with any underwriter, or underwriting selling group member, or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA that a business combination with such target business is fair to our shareholders from a financial point of view.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
•	each of our executive officers and directors; and
•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not include the founders’ warrants, the placement warrants, or the securities underlying the underwriters’ unit purchase option, as these warrants and the option are not exercisable within 60 days of the date of this prospectus. All shares have identical voting rights.

			Approximate Percentage of Outstanding Ordinary Shares
Name and Address of Beneficial Owner(1)			Before Offering(2)(3)	After Offering(4)
Yong Hui Li	340,000		25.0%	6.3%
Diana Chia-Huei Liu	761,600	(5)	56.0%	14.2%
William Tsu-Cheng Yu	761,600	(5)	56.0%	14.2%
Hui-Kai Yan	—		—	—
Gary Chang	136,000	(6)	10.0%	2.54%
Jason Wang	—		—	—
Dane Chauvel	—		—	—
All directors and executive officers as a group (5 individuals)	1,237,000		%	%
The Shodan Company	761,600	(5)	56.0%	14.2%
Puway Limited	136,000	(6)	10.0%	2.54%

(1)	Unless otherwise noted, the business address for each of our beneficial owners is c/o Kaiyuan Real Estate Development; No. 322, Zhongshan East Road; Shijiazhuang; Hebei Province; 050011; China.
(2)	Consists of the founders’ shares. Does not include up to 204,000 founders’ shares included in the 204,000 founders’ units that are subject to redemption by us to the extent the over-allotment option is not exercised in full.
(3)	Based on 1,360,000 ordinary shares outstanding immediately prior to this offering, not including up to 204,000 founders’ shares included in the founders’ units that are subject to redemption by us to the extent the over-allotment option is not exercised in full.
(4)	Based on 5,360,000 ordinary shares outstanding upon consummation of this offering. Does not include (i) 600,000 shares issuable upon the exercise of the underwriters’ over-allotment option within 45 days from the consummation of this offering, (ii) 204,000 units belonging to our founders that we will redeem in the event the underwriters’ over-allotment option is not exercised in full, (iii) ordinary shares underlying the placement warrants which will not become exercisable within the next 60 days, and (iii) ordinary shares underlying the underwriters’ unit purchase option which will not become exercisable within the next 60 days.
(5)	Consists of (i) 408,000 ordinary shares held by Diana Liu, (ii) 176,800 ordinary shares held by William Yu, and (iii) 176,800 ordinary shares held by The Shodan Company. The Shodan Company is equally owned by William Yu, Conrad Yu and Byron Yu. William Yu is the general partner of The Shodan Company. Diana Liu and William Yu are married, and Conrad Yu and Byron Yu are the sons of Diana Liu and William Yu. The business address of the Shodan Company is Ste. 331, 4957 Lakemont Blvd. SE C-4; Bellevue, WA 98006.

(6)	Consists of 136,000 ordinary shares held by Puway Limited; P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands. Gary Chang and Alice Chang, Gary Chang’s wife, are the sole owners and directors of Puway Limited and, as such, are the beneficial owners of the securities owned by Puway Limited.

Our founders have agreed to waive their rights to participate in any liquidating distribution if we fail to consummate a business combination with respect to the founders’ shares, but not with respect to any public shares they acquire in this offering or aftermarket. Prior to a business combination, any transferee of founders’ shares would be required to likewise waive any right to participate in any liquidating distributions and agree to the transfer restrictions described below.

In connection with a shareholder vote to approve our initial business combination and/or amend Article 156 of our Amended and Restated Memorandum and Articles of Association (the article that contains all of the special provisions applicable to us prior to and in connection with our initial business combination) prior to consummation of our initial business combination, our founders have agreed to vote the founders’ shares in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for such purpose and have agreed not to seek redemption rights with regard to the founders’ shares. In addition, each of our founders, directors, and officers has agreed that if he, she or it acquires ordinary shares in or following this offering, he, she or it will vote all such acquired shares in favor of any business combination presented to our shareholders by our board of directors, and not will not seek redemption rights with regard to such shares and have agreed not to tender their shares in a issuer tender offer in connection with our initial business combination.

If the underwriters do not exercise their over-allotment option in full, we will redeem up to an aggregate of 204,000 founders’ units in order to maintain our founders’ ownership at a percentage of the number of shares to be sold in this offering. An increase in the offering size could also result in a proportionate increase in the amount of interest we may withdraw from the trust account.

None of our officers or directors have indicated to us that he or she intends to purchase units in this offering. Immediately after this offering, our founders will beneficially own an aggregate of approximately 25% of the then issued and outstanding ordinary shares. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

On the date of this prospectus, our founders will place the founders’ units into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent pursuant to an escrow agreement. Subject to certain limited exceptions for transfers (as described below), these securities will not be transferable during the escrow period and will not be released from escrow until nine months following the consummation of a business combination with respect to 50% of the founders’ units, and twelve months following the consummation of a business combination with respect to the remaining 50% of the founders’ units. Prior to their release from escrow, the securities may only be transferred (i) by gift to an affiliate or a member of the holder’s immediate family (or a member of the immediate family of its officers or directors) or to a trust or other entity, the beneficiary of which is the holder (or one of its officers or directors or a member of their respective immediate families), (ii) by virtue of the laws of descent and distribution upon death of any holder, or (iii) pursuant to a qualified domestic relations order; provided, however, that any such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the escrow agreement and the insider letter agreement executed by the transferring holder. The securities held in the escrow account will only be released prior to this date if following a business combination we consummate a subsequent transaction resulting in all shareholders having a right to exchange their shares for cash or other consideration.

During the escrow period, our founders and any permitted transferees to whom they transfer ordinary shares will retain all other rights of holders of our ordinary shares, including, without limitation, the right to vote their ordinary shares (except that our founders have agreed that they will vote their founders’ shares in the same manner as a majority of the public shareholders with respect to any proposal to amend our Amended and Restated Memorandum and Articles of Association presented to our shareholders by our board of directors) and the right to receive cash dividends, if declared, subject to the terms and conditions of the escrow agreement and the insider letter agreement executed by the founders.

If dividends are declared and payable in ordinary shares, such dividends will also be subject to the escrow arrangement. If we are unable to effect our initial business combination and liquidate, our founders have waived the right to receive any portion of the liquidation proceeds with respect to the founders’ shares, but not with respect to any public shares they acquire in this offering or aftermarket. Any permitted transferees to whom such securities are transferred will also agree to waive that right.

CERTAIN TRANSACTIONS

On February 4, 2010 and February 12, 2010, for an aggregate consideration of $1,409, we issued (i) 422,625 units to Yong Hui Li, our Chairman, (ii) 422,625 units to Diana Chia-Huei Liu, our Chief Executive Officer and a director, (iii) 281,750 units to The Shodan Company, an affiliate of William Tsu-Cheng Yu, our Chief Financial Officer and a director, (iv) 140,875 units to Gary Chang, our Chief Investment Officer and a director, (v) 49,306 units to Joseph Liu, (vi) 49,306 units to Steven Liu, (vii) 14,088 units to Olivia Yu, (viii) 14,088 units to Nancy Tung, and (ix) 14,088 units to Joyce Liu. In May 2010, Nancy Tung transferred all of her units to The Shodan Company. On November 7, 2010, for consideration of $155.25, we issued (i) 46,575 units to Diana Chia-Huei Liu, (ii) 79,177 units to William Tsu-Cheng Yu, (iii) 15,525 units to Gary Chang, (iv) 5,434 units to Joseph Liu, (v) 5,434 units to Steven Liu, (vi) 1,552 units to Olivia Yu, and (vii) 1,552 units to Joyce Liu. Each unit is comprised of one ordinary share and one-half of a redeemable warrant, and each full warrant entitles its holder to purchase one ordinary share for a price of $7.50. The founders’ warrants have the same rights and terms as the warrants sold as a part of the units in this offering, except may be exercised on a cashless basis at the discretion of the founders. In November 2010, Yong Hui Li transferred 31,625 ordinary shares to William Tsu-Cheng Yu, The Shodan Company transferred 92,518 ordinary shares to William Tsu-Cheng Yu, and Gary Chang transferred 156,400 ordinary shares to Puway Limited. Gary Chang is a Director of Puway Limited. We will redeem up to 204,000 of the founders’ units at the purchase price per unit to the extent the underwriters do not exercise the over-allotment option in full.

Immediately prior to the consummation of this offering, the representative of the underwriters, Chardan Capital Markets, LLC, and the founders and their designees will purchase an aggregate of 1,638,800 warrants for an aggregate purchase price of $1,638,800 (of which Chardan Capital Markets, LLC will purchase 180,000 warrants for $180,000), or $1.00 per warrant. The placement warrants will be identical to the warrants underlying the units being offered by this prospectus except that the placement warrants may be exercised on a cashless basis so long as such warrants are held by the purchasers or their affiliates and are subject to certain transfer restrictions. Such purchasers have also agreed that the insider warrants will not be sold or transferred by them until after we have completed a business combination.

Concurrently with this offering, we issued to Chardan Capital Markets, LLC, the representative of the underwriters as additional compensation, for a purchase price of $100, a unit purchase option to purchase 460,000 units for $12.00 per unit (of which up to 60,000 units will be cancelled in the event the over-allotment option is not exercised in full). The units issuable upon exercise of this option are identical to those offered by this prospectus, except for some differences in redemption rights. The unit purchase option will be exercisable at any time, in whole or in part, between the later of the consummation of our initial business combination or [] [six months from the date of this prospectus] and the fifth anniversary date of the effective date of the registration statement of which this prospectus forms a part.

The holders of the founders’ units (including the founders’ shares and founders’ warrants, and the ordinary shares underlying the founders’ warrants), as well as the holders of the placement warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the founders’ units can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the placement warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements, except that in no event will Chardan Capital Markets, LLC have more than one demand registration right at our expense.

We have agreed to pay to Kaiyuan Real Estate Development a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or our liquidation. Kaiyuan Real Estate Development is an affiliate of Mr. Yong Hui Li, our Chairman. This arrangement was agreed to by Kaiyuan

Real Estate Development for our benefit and is not intended to provide Mr. Li compensation. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third-party.

As of the date of this prospectus, Diana Liu, and William Yu have loaned us an aggregate of $150,000 to cover expenses related to this offering. The loans will be payable without interest on the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

Our board of directors has approved the grant of options to purchase up to 220,000 of our ordinary shares to our directors, employees, and consultants from time to time, with such terms and conditions as our officers may establish, including options to purchase 55,000 ordinary shares at a purchase price of $0.001 per share prior to our initial public offering, which are currently outstanding. Such options are not exercisable until the closing of the business combination. Share option grants are governed by individual grant agreements and stock restriction agreements as determined by our officers, and may be subject to either time-based or performance-based vesting provisions. Our board of directors has the authority to amend, alter, suspend or terminate our right to grant such share options without the consent of public shareholders within the 220,000 option limit. Accordingly, such options may dilute the equity interest of our shareholders. Carolyne Yu is one of these consultants, and she is the niece of William Yu and Diana Liu. Ms. Carolyne Yu received an option to purchase 1,500 ordinary shares and will provide investor and public relations and consulting to us. She also provides such consulting services to AutoChina International Limited, a company for which Diana Liu, William Yu’s husband, serves as a director. Dane Chauvel, Jason Wang and HuiKai Yan have each been granted options to purchase 26,000, 5,000 and 5,000 ordinary shares, respectively. None of the other options issued as of the date of this prospectus have been issued to our officers or directors or any of their affiliates.

We will reimburse our officers, directors, or any of their respective affiliates, for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential business combination with one of more target businesses. Subject to availability of proceeds not placed in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred. This formula was a result of a negotiation between us and the underwriters and was meant to help maximize the amount of money in the trust account that would be returned to the investors if we do not consummate a business combination within the permitted time. Our board of directors will review and approve all expense reimbursements made to our directors with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and those proceeds are properly withdrawn from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination.

Other than the payment of $7,500 per month to Kaiyuan Real Estate Development, in connection with office space, administrative services and secretarial support rendered to us, any share option grants, and reimbursement of reasonable out-of-pocket expenses to our officers, directors, or any of their respective affiliates, no compensation of any kind, including finders’ and consulting fees, will be paid to any of our executive officers and directors or any of their respective affiliates who owned our ordinary shares prior to this offering for services rendered to us prior to or with respect to the business combination.

We expect that at least some members of our management team will remain with us post business combination. After a business combination, if any member of our management team remains with us, they may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the prospectus/proxy solicitation or tender offer materials furnished to our shareholders. It is unlikely that the amount of such compensation will be known at the time of a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Report of Foreign Private Issuer on Form 6-K, as required by General Instruction B to Form 6-K.

All ongoing and future transactions between us and any of our executive officers and directors or their respective affiliates, including loans by our directors, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our disinterested directors, who had access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third-party were found to be on terms less favorable to us than with an unaffiliated third-party, we would not engage in such transaction.

If we are unable to complete a business combination and are forced to dissolve and liquidate, our founders, by agreement, will jointly and severally indemnify us for all claims of contracted parties, to the extent we fail to obtain valid and enforceable waivers from such parties. Notwithstanding the foregoing, we have questioned our founders on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise up to $3 million (an amount we believe is sufficient to satisfy any potential indemnification obligations), although there can be no assurance of this. For example, Ms. Liu and Mr. Yu are the beneficial owners of not less than 300,000 shares of AutoChina International Limited, which shares are traded on the NASDAQ stock market and had a closing sale price of $23.49 per share on August 25, 2010. Our founders are under no obligation to us to preserve their assets or provide us with information regarding changes in their ability to satisfy these obligations. Notwithstanding, if we become aware of a material change in our founder’s ability to satisfy such obligations, we will make such information public by filing a Report of Foreign Private Issuer on Form 6-K. Our board of directors has a fiduciary obligation to our shareholders to bring a claim against our founders to enforce their indemnification obligations.

Anti-Dilution Protection

Our founders were issued 1,564,000 units comprised of 1,564,000 ordinary shares and warrants to purchase 782,000 ordinary share on February 4, 2010, February 12, 2010 and November 7, 2010 (up to 204,000 of which units will be redeemed by us to the extent that the underwriters do not exercise the over-allotment option in full), an amount that is equal to approximately 25% of the total of the number of shares that will be outstanding after this offering (not including the securities underlying the underwriters’ unit purchase option, founders’ shares and the ordinary shares underlying the founders’ warrants). In addition, if the underwriters determine that the size of the offering should be increased or decreased, a share dividend, share combination or a contribution back to capital, as applicable, would be effectuated in order to maintain our founders’ ownership at approximately 25% of the number of shares to be sold in this offering. We will not make or receive any cash payment in respect of any such adjustment, except for a nominal payment in the amount of the par value of such shares to effect a repurchase of the founders shares to the extent they are adjusted down in accordance with a reduction in the size of this offering.

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company and our affairs are governed by our Amended and Restated Memorandum and Articles of Association and the Companies Law and the common law of the Cayman Islands. A Cayman Islands exempted company:

•	is a company that conducts its business outside the Cayman Islands;
•	is exempted from certain requirements of the Cayman Companies Law, including the
•	filing of an annual return of its shareholders with the Registrar of Companies;
•	does not have to make its register of shareholders open to inspection; and
•	may obtain an undertaking against the imposition of any future taxation.

Pursuant to our Amended and Restated Memorandum and Articles of Association, we are authorized to issue up to 50,000,000 ordinary shares, $0.001 par value and 1,000,000 shares of preferred stock, par value $0.001 per share. Immediately after the completion of this offering, we will have 5,360,000 ordinary shares outstanding following this offering, assuming that the underwriters’ over-allotment option has not been exercised (which does not include 460,000 ordinary shares included in the underwriters’ unit purchase option (of which up to 60,000 will be cancelled to the extent the over-allotment option is not exercised in full), which does not become exercisable until the later of the consummation of our initial business combination or [] [six months from the date of this prospectus]). The following description summarizes the material terms of our capital securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description, you should refer to our Amended and Restated Memorandum and Articles of Association, which are filed as exhibits to the registration statement of which this prospectus is a part.

The underwriting agreement and our Amended and Restated Memorandum and Articles of Association prohibit us, prior to our initial business combination, from issuing additional units, additional ordinary shares, preferred shares, additional warrants, or any options or other securities convertible or exchangeable into ordinary shares or preferred shares which participate in any manner in the proceeds of the trust account, or which vote as a class with the ordinary shares on a business combination.

Units

Public Shareholders’ Units

Each unit consists of one ordinary share and one-half of a redeemable warrant. Each full redeemable warrant entitles the holder to purchase one ordinary share at a price of $7.50 per share. Holders of the redeemable warrants must pay the exercise price in full upon exercise of the redeemable warrants. The units offered by this prospectus will begin trading on or promptly after the date of this prospectus. The ordinary shares and redeemable warrants comprising the units will begin separate trading 90 days after the date of this prospectus offering unless the underwriters inform us of the decision to allow earlier separate trading, subject to our having filed the Form 6-K described below and having issued a press release announcing when such separate trading will begin. In no event will separate trading begin until after the over-allotment option has been exercised in full or cancelled.

In no event will the ordinary shares and redeemable warrants be traded separately until we have filed a Report of Foreign Private Issuer on Form 6-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release or Report of Foreign Private Issuer on Form 6-K announcing when such separate trading will begin. Although the instructions to Form 6-K do not provide a specific number of days within which such form must be filed, the form does require that material information be filed promptly, and we expect to file such 6-K within four business days of the closing of the initial public offering and the exercise of the over-allotment option, if any. We will file the Form 6-K that includes our audited balance sheet promptly following the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Report of Foreign Private Issuer on Form 6-K, and if any portion of such over-allotment option is exercised after such time, we will file an additional Report of Foreign Private Issuer on Form 6-K including an audited balance sheet reflecting our receipt of the proceeds from such exercise of the over-allotment option. Following the date the ordinary shares and the redeemable warrants are eligible to trade separately, the units will continue to be listed for trading and any shareholder may elect to trade the ordinary shares and the redeemable warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security and any shareholder of our ordinary shares and redeemable warrants may elect to combine them and to trade them as a unit. Shareholders will have the ability to trade our securities as units until such time as the redeemable warrants expire or are redeemed.

Founders’ Units

Each founders’ unit consists of one ordinary share and one-half of a warrant. The founders’ units are identical to the units sold in this offering, except that:

•	the founders’ shares and founders’ warrants (including the ordinary shares issuable upon exercise of such warrants) are subject to the transfer restrictions described below;
•	our founders have agreed not to exercise redemption rights with respect to the founders’ shares and have agreed not to tender their shares in a issuer tender offer in connection with our initial business combination;
•	our founders have agreed to vote their founders’ shares in the same manner as a majority of the public shareholders in connection with a shareholder vote to approve our initial business combination and/or amend Article 156 of our Amended and Restated Memorandum and Articles of Association (the article that contains all of the special provisions applicable to us prior to and in connection with our initial business combination) prior to consummation of our initial business combination;
•	our founders have agreed to waive their rights to participate in any liquidation distribution with respect to their founders’ shares, but not with respect to any public shares they acquire in this offering or aftermarket, if we fail to consummate our initial business combination;
•	the founders’ warrants may be exercised by our founders or their permitted transferees on a cashless basis.

Pursuant to the escrow agreement with American Stock Transfer & Trust Company, acting as escrow agent, our founders have agreed, subject to certain exceptions below, not to sell, assign or otherwise transfer any of their founders’ units or the component founders’ shares or founders’ warrants (including the shares to be issued upon exercise of the founders’ warrants) until nine months after the date of the completion of our initial business combination with respect to 50% of the securities, and until twelve months after the date of the completion of our initial business combination with respect to the remaining 50% of the securities.

Notwithstanding the foregoing, our founders are permitted to transfer their founders’ units or the component founders’ shares or founders’ warrants (including the shares to be issued upon exercise of the founders’ warrants) to permitted transferees who agree in writing to be bound by the escrow agreement and the insider letter agreement executed by the founders. For so long as the founders’ units or the component founders’ shares or founders’ warrants (including the shares to be issued upon exercise of the founders’ warrants) are subject to transfer restrictions, they will be held in an escrow account maintained by American Stock Transfer & Trust Company. The securities held in the escrow account will only be released prior to the date specified above if, following a business combination, we consummate a subsequent merger, stock exchange or other similar transaction resulting in all shareholders having a right to exchange their shares for cash or other consideration.

The holders of the founders’ units (including the founders’ shares and founders’ warrants, and the ordinary shares underlying the founders’ warrants), as well as the holders of the placement warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ units can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the placement warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Of the founders’ units, 35% are held in the United States by 6 record holders.

Ordinary Shares

As of the date of this prospectus, there were 1,564,000 ordinary shares outstanding held by nine holders of record. Upon closing of this offering (assuming no exercise of the underwriters’ over-allotment option, the redemption of 204,000 of the founders’ units, and not including the shares included in the underwriters’ unit purchase option and the placement warrants which will not be exercisable immediately following the closing of this offering), there will be 5,360,000 ordinary shares outstanding. Except for such voting rights that may be given to one or more series of preferred shares issued by the board of directors pursuant to the blank check power (the ability to grant shares of common stock with rights and privileges greater than outstanding securities, such as special voting rights and/or dividend preferences, without shareholder approval) granted by our Amended and Restated Memorandum and Articles of Association or required by law, holders of ordinary shares will have exclusive voting rights for the election of our directors and all other matters requiring shareholder action. Holders of ordinary shares will on a poll be entitled to one vote per share on matters to be voted on by shareholders. After a business combination is concluded, if ever, and upon our subsequent dissolution, our shareholders will be entitled to receive pro rata all assets remaining available for distribution after payment of all liabilities and provision for the liquidation of any shares of preferred shares at the time outstanding. There is no cumulative voting with respect to the election of directors, with the result that the holders of 50% plus one share of the shares voted on a poll for the election of directors can elect all of the directors.

If any matters are voted on by our shareholders at an annual or extraordinary meeting, our founders may vote all their shares, whenever acquired, as they see fit; provided, however, that in connection with a shareholder vote to approve our initial business combination and/or amend Article 156 of our Amended and Restated Memorandum and Articles of Association (the article that contains all of the special provisions applicable to us prior to and in connection with our initial business combination) prior to consummation of our initial business combination, our founders have agreed to vote the founders’ shares in accordance with the majority of the ordinary shares voted by the public shareholders. In connection with a shareholder vote, one-third of our issued and outstanding ordinary shares (whether or not held by public shareholders) will constitute a quorum.

We will proceed with the initial business combination only if public shareholders owning less than 84.3% of the shares sold in this offering exercise their redemption rights.

If we liquidate prior to a business combination, we have agreed in the trust agreement governing the trust account that our public shareholders are entitled to share ratably in the trust account, including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full). Liquidation expenses will only be paid from funds held outside of the trust account. If we do not complete our initial business combination and the trustee must distribute the balance of the trust account pursuant to the trust agreement, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account and (ii) the deferred underwriting discounts and commissions will be distributed on a pro rata basis among the public shareholders, together with any accrued interest thereon and net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements. Our founders have agreed to waive their rights to participate in any liquidating distribution occurring upon our failure to consummate a business combination with respect to the founders’ shares.

However, our founders will participate in any liquidating distributions with respect to any ordinary shares acquired by them in connection with or following this offering.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their ordinary shares redeemed for cash equal to their pro rata share of the trust account, plus any interest which has not been released to us as described above, in connection with our initial business combination, assuming that the initial business combination is consummated. Public shareholders who cause us to redeem their ordinary shares for their pro rata share of the trust account will retain the right to exercise the warrants they own if they previously purchased units or warrants.

Of the ordinary shares outstanding immediately prior to our initial public offering 35% are held in the United States by 6 record holders.

Warrants

Public Shareholders’ Redeemable Warrants

Each redeemable warrant entitles the registered holder to purchase one ordinary share at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the consummation of the initial business combination with one or more target businesses on terms described in this prospectus; or
•	one year from the date of this prospectus,

provided that in each case there is an effective registration statement covering the ordinary shares issuable upon exercise of the redeemable warrants in effect and a prospectus relating to the ordinary shares issuable upon exercise of the redeemable warrants is available for use by the holders of the redeemable warrants.

The redeemable warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, on     , 2016 or earlier upon redemption by us or liquidation of the trust account. Once the redeemable warrants become exercisable, we may redeem the outstanding redeemable warrants (excluding the redeemable warrants included in the units underlying the underwriters’ unit purchase option) with the consent of the underwriters:

•	in whole but not in part;
•	at a price of $0.01 per redeemable warrant;
•	upon a minimum of 30 days’ prior written notice of redemption; and
•	if, and only if, the last sale price of our ordinary shares on the exchange on which our securities may be traded equals or exceeds $15.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, provided that, on the date we give notice of redemption and during the entire period thereafter until the time we redeem the redeemable warrants, there is an effective registration statement covering the ordinary shares issuable upon exercise of the redeemable warrants in effect and a prospectus relating to the ordinary shares issuable upon exercise of the redeemable warrants is available for use by the holders of the redeemable warrants.

We have established these redemption criteria to provide redeemable warrant holders with adequate notice of exercise only after the then-prevailing ordinary share price is substantially above the redeemable warrant exercise price, and a sufficient differential between the then-prevailing ordinary share price and the redeemable warrant exercise price so there is a buffer to absorb the market reaction, if any, to our election to redeem the redeemable warrants. If the foregoing conditions are satisfied and we issue notice of redemption of the redeemable warrants, each redeemable warrant holder shall be entitled to exercise his, her or its redeemable warrants prior to the scheduled redemption date. However, there can be no assurance that the price of the ordinary shares will exceed the $15.00 per share redemption trigger price or the redeemable warrant exercise price of $7.50 per share after the redemption notice is issued.

The right to exercise the redeemable warrants will be forfeited unless they are exercised before the date specified on the notice of redemption. From and after the redemption date, the record holder of a redeemable warrant will have no further rights except to receive, upon surrender of the redeemable warrants, the redemption price.

The redeemable warrants will be issued in registered form under a redeemable warrant agreement between American Stock Transfer & Trust Company, as redeemable warrant agent, and us. You should review a copy of the redeemable warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the redeemable warrants.

The exercise price and/or number of ordinary shares issuable on exercise of the redeemable warrants must be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, merger or consolidation. However, the exercise price and number of ordinary shares issuable on exercise of the redeemable warrants will not be adjusted for issuances of ordinary shares at a price below the redeemable warrant exercise price.

In addition, the number of ordinary shares issuable on exercise of the redeemable warrants must be increased pursuant to a formula in the event we make distributions of cash or property (other than our ordinary shares) to our shareholders. The increase would be in proportion to the fair market value of the distribution to shareholders.

The redeemable warrants may be exercised upon surrender of the redeemable warrant certificate on or prior to the expiration date at the offices of the redeemable warrant agent, with the exercise form on the reverse side of the redeemable warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of redeemable warrants being exercised. Redeemable warrant holders do not have the rights or privileges of holders of ordinary shares, including voting rights, until they exercise their redeemable warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the redeemable warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No redeemable warrants will be exercisable unless at the time of exercise we have a registration statement under the Securities Act in effect covering the ordinary shares issuable upon the exercise of the redeemable warrants and a current prospectus relating to those ordinary shares and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the redeemable warrants. Holders of the redeemable warrants are not entitled to net cash settlement and the redeemable warrants may only be settled by delivery of ordinary shares and not cash. Under the redeemable warrant agreement, we have agreed to meet these conditions, to file a registration statement with the SEC for the registration of the ordinary shares issuable upon exercise of the redeemable warrants, to use our best efforts to cause the registration statement to become effective on or prior to the commencement of the exercise period and to maintain a current prospectus relating to the ordinary shares issuable upon the exercise of the redeemable warrants until the redeemable warrants expire or are redeemed. However, we cannot assure you that we will be able to be able to do so. In addition, we are not required to cash settle the redeemable warrants in the event that our shareholders are unable to exercise them. The redeemable warrants may be deprived of any value and the market for the redeemable warrants may be limited if there is no registration statement in effect covering the ordinary shares issuable upon the exercise of the redeemable warrants and the prospectus relating to the ordinary shares issuable on the exercise of the redeemable warrants is not current or if the ordinary shares are not qualified or exempt from qualification of the jurisdictions in which the holders of the redeemable warrants reside.

The Company is not required to issue fractional shares on the exercise of redeemable warrants. If more than one redeemable warrant is presented for exercise in full at the same time by the same holder, the number of full shares which are issuable upon the exercise thereof are to be computed on the basis of the aggregate number of ordinary shares purchasable on exercise of the redeemable warrants so presented. If any fractional shares would be issuable on the exercise of any redeemable warrants, we shall pay an amount in cash equal to the fair market value on the day immediately preceding the date the redeemable warrant is presented for exercise, multiplied by such fraction.

Founders’ Warrants and Placement Warrants

The founders’ warrants and the placement warrants are identical to the warrants included in the units being sold in this offering, except that such warrants, including the ordinary shares issuable upon exercise of these warrants:

•	are subject to the transfer restrictions described below;
•	may be exercised by our founders, or their respective permitted transferees on a cashless basis.

If the founders’ warrants or the placement warrants are held by holders other than the founders or their permitted transferees, the founders’ warrants or the placement warrants will only exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the founders’ warrants or the placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the warrant exercise notice is sent to the warrant agent. The reason that we have agreed that these warrants may be exercised on a cashless basis so long as they are held by our founders and their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate. We would not receive additional proceeds to the extent the warrants are exercised on a cashless basis.

Pursuant to the escrow agreement with American Stock Transfer & Trust Company, acting as escrow agent, our founders have agreed, subject to certain exceptions below, not to sell, assign or otherwise transfer any of their founders’ units (consisting of the founders’ shares and founders’ warrants underlying the founders’ units and the ordinary shares issuable upon exercise of the founders’ warrants) until nine months after consummation of our initial business combination with respect to 50% of the securities, and twelve months after the consummation of our initial business combination with respect to the remaining 50% of the securities. Notwithstanding the foregoing, our founders are permitted to transfer the founders’ units to permitted transferees who agree in writing to be bound by the terms and conditions of the escrow agreement and the insider letter agreement executed by the transferring holder. For additional details respecting these transfer restrictions, see “Principal Shareholders.”

Although the placement warrants will not be placed in escrow, the purchasers have agreed that such securities will not be sold or transferred by them until after we have completed a business combination.

The holders of the founders’ units (including the founders’ shares and founders’ warrants, and the ordinary shares underlying the founders’ warrants), as well as the holders of the placement warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ units can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the placement warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of the immediately prior to our initial public offering:

•	35% of the founders’ warrants are held in the United States by 6 record holders; and
•	42% of the placement warrants are held in the United States by 3 record holders.

Underwriters’ Unit Purchase Option

Concurrently with the closing of this offering, we will sell to Chardan Capital Markets, LLC, the representative of the underwriters or its designees, for an aggregate of $100, an option to purchase 460,000 units (of which up to 60,000 units will be cancelled to the extent the over-allotment option is not exercised in full) comprised of 460,000 underwriters’ ordinary shares and warrants to purchase 230,000 ordinary shares (an amount that is equal to 10% of the total number of units sold in this offering). The underwriters’ unit purchase option will be exercisable for cash at any time, in whole or in part, between the later of the consummation of our initial business combination or [] [six months from the date of this prospectus] and the fifth anniversary date of the effective date of the registration statement of which this prospectus forms a part at a price per unit of $12.00 (120% of the public offering price). The units issuable upon exercise of this option are identical to those offered by this prospectus, except for some differences in redemption rights.

We shall have the right to redeem the underwriters’ unit purchase option:

•	in whole but not in part; and
•	in the event our ordinary shares trade in excess of $18.00 for any 20 days within any 30-day period following consummation of the initial business combination.

If, upon consummation of our initial business combination, Diana Liu, William Yu and Yong Hui Li have been required as a closing condition to cancel any founders’ units (including any underlying founders’ shares or founders’ warrants) or placement warrants that are not replaced following the initial business combination, the number of units purchasable from the exercise of the underwriters’ unit purchase option shall be reduced on a pro-rata basis with the reduction in the founders’ units and placement warrants.

Share Options

Our board of directors has approved the grant of options to purchase up to 220,000 of our ordinary shares to our directors, employees, and consultants from time to time, with such terms and conditions as our officers may establish, including options to purchase 55,000 ordinary shares at a purchase price of $0.001 per share prior to our initial public offering, which are currently outstanding. Such options are not exercisable until the closing of the business combination. Share option grants are governed by individual grant agreements and stock restriction agreements as determined by our officers, and may be subject to either time-based or performance-based vesting provisions. Our board of directors has the authority to amend, alter, suspend or terminate our right to grant such share options without the consent of public shareholders within the 220,000 option limit. Accordingly, such options may dilute the equity interest of our shareholders.

Receipt of Funds from Trust Account

A shareholder will be entitled to receive funds from the trust account only in the event of (i) our liquidation if we fail to complete a business combination within the allotted time or (ii) if the public shareholder seeks to have us redeem such shares for cash in connection with our business combination that we actually complete. In no other circumstances will a shareholder have any right or interest of any kind in or to funds in the trust account.

On consummation of an initial business combination, the underwriters will receive the deferred underwriting discounts and commissions, held in the trust account. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account on our liquidation, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.00 per public share, or $9.97 per public share in the event the over-allotment option is exercised in full), to the public shareholders on a pro rata basis.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company.

Authorized but Unissued Shares

Our authorized but unissued ordinary shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after the consummation of this offering, we will have 5,360,000 ordinary shares outstanding, assuming that the underwriters’ over-allotment option has not been exercised (or 5,960,000 ordinary shares if the over-allotment option is exercised in full).

Of these shares, the 4,000,000 shares sold in this offering (or 4,600,000 shares if the over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,564,000 ordinary shares (or 1,360,000 if the over-allotment option is not exercised) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. In addition, (i) 782,000 founders’ warrants and their underlying ordinary shares (up to 102,000 of which will be redeemed by us to the extent that the underwriters do not exercise the over-allotment option in full), (ii) 1,638,800 placement warrants and their underlying shares, and (iii) 220,000 ordinary shares available for issuance in connection with share options are also restricted securities under Rule 144. None of these restricted securities will be eligible for sale under Rule 144 prior to one year following the filing of certain information with the SEC, which we refer to as form 10 information, after the consummation of our initial business combination. Any securities not able to be sold prior to a business combination will bear a restrictive legend to that effect.

In addition, except in limited circumstances, the founders’ units (including the founders’ shares and founders’ warrants included therein) will not be transferable until nine months following the consummation of our initial business combination with respect to 50% of the founders’ units, and twelve months following the consummation of our initial business combination with respect to the remaining 50% of the founders’ units. Although the placement warrants will not be placed in escrow, the purchasers have agreed that such securities will not be sold or transferred by them until after we have completed a business combination. These provisions are contained in contracts between us and each of the founders.

Concurrently with the closing of this offering, we will sell to Chardan Capital Markets, LLC, the representative of the underwriters, or its designees, for an aggregate of $100, an option to purchase 460,000 units (of which up to 60,000 units will be cancelled to the extent the over-allotment option is not exercised in full) comprised of 460,000 ordinary shares and warrants to purchase 230,000 ordinary shares (an amount that is equal to 10% of the total number of units sold in this offering). The underwriters’ unit purchase option will be exercisable at any time, in whole or in part, between the later of the consummation of our initial business combination or six months from the date of this prospectus and the fifth anniversary of the date of this prospectus at a price per unit of $12.00 (120% of the public offering price). The units issuable upon exercise of this option are identical to those offered by this prospectus.

For more information about these exceptions, see the section entitled “Principal Shareholders.”

Rule 144

In general, Rule 144 provides certain resale safe harbors for holders of restricted securities. However, Rule 144 is unavailable for the resale of restricted securities initially issued by a “blank-check” or “shell” company, both before and after an initial business combination, despite technical compliance with the requirements of Rule 144. Accordingly, such restricted securities can be resold only through a registered offering or pursuant to another exemption from registration. Notwithstanding the foregoing, a person who beneficially owns restricted securities of a company which:

•	has ceased to qualify as a “blank-check” or “shell” company;
•	is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	has filed all reports and other materials required to be filed by Section 13 or 15(d), as applicable, during the preceding 12 months (or such shorter period that the company was required to file such reports and materials) other than Form 8-K reports; and
•	has filed form 10 information with the SEC reflecting that it is no longer a “blank-check” or “shell” company,

may, after one year has elapsed from the filing of the form 10 information, within any three-month period resell a number of such restricted securities that does not, with respect to the ordinary shares, exceed the greater of either of the following:

•	1% of the total number of ordinary shares then outstanding, which will equal 48 shares immediately after this offering (or 55 shares if the underwriters’ exercise their over-allotment option in full); or
•	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited based on the availability of current public information about us, and, in the case of sales by affiliates, by manner of sale provisions and notice requirements.

Registration Rights

The holders of the founders’ units (including the founders’ shares and founders’ warrants, and the ordinary shares underlying the founders’ warrants), as well as the holders of the placement warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ units can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the placement warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to have our units, ordinary shares and warrants listed on the NASDAQ Capital Market under the symbols PACQU, PACQ and PACQW. We anticipate that our units will be listed on the NASDAQ Capital Market on or promptly after the effective date of the registration statement. Following the date the ordinary shares and warrants are eligible to trade separately, we anticipate that the ordinary shares and warrants will be listed separately and as a unit on the NASDAQ Capital Market. There is no assurance that our units, ordinary shares or warrants will be approved for listing on the NASDAQ Capital Market or that, if approved, that they will continue to be listed on the NASDAQ Capital Market in the future.

CAYMAN ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association and by the Companies Law (2009 Revision) of the Cayman Islands. The Companies Law of the Cayman Islands is modeled on English law but does not follow recent English law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders. A brief discussion of the procedure for mergers and similar arrangements in the Cayman Islands also follows.

There have been few, if any, court cases interpreting the Companies Law in the Cayman Islands, and we cannot predict whether Cayman Islands courts would reach the same conclusions as U.S. courts. Therefore, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the Companies Law and the Delaware General Corporation Law relating to shareholders’ rights.

Cayman Islands	Delaware
Shareholder Meetings
• Held at a time and place as designated in the Articles of Association. Our Articles of Association provide that our board may designate such time and place.	• Held at such time or place as designated in the certificate of incorporation or the by-laws, or if not so designated, as determined by the board of directors
• May be held within or without the Cayman Islands	• May be held within or without Delaware
• Notice:	• Notice:

—

    Whenever shareholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person calling the meeting.

        —

Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

— A copy of the notice of any meeting shall be given personally or sent by mail as designated in the Articles of Association.	— Written notice shall be given not less than 10 nor more than 60 days before the meeting.
Shareholders’ Voting Rights

•

    Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote if permitted by the Articles of Association. Our Articles of Association provide for such consent in writing.

• Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote.
• Any person authorized to vote may authorize another person or persons to act for him by proxy if permitted by the Articles of Association. Our Articles of Association permit such proxies.	• Any person authorized to vote may authorize another person or persons to act for him by proxy.

Cayman Islands	Delaware
• Quorum is as designated in the Articles of Association. Quorum in our Articles of Association is two of our shareholders representing at least 1/3 of our issued shares.

•

For stock corporations, certificate of incorporation or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

• The Amended and Restated Memorandum and Articles of Association may provide for cumulative voting in the election of directors. Our Articles of Association do not provide for cumulative voting.	• The certificate of incorporation may provide for cumulative voting.
Directors
• Board must consist of at least one member. Our Articles of Association provide that there shall be no less than two directors.	• Board must consist of at least one member.
• Maximum number of directors can be changed by an amendment to the Articles of Association. Our Articles of Association do not provide for a maximum number.

•

Number of board members shall be fixed by the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate.

•

    If the board is authorized to change the number of directors actually appointed, provided that the number still falls within the maximum and the minimum number of directors as set out in the Articles of Association, it can do so provided that it complies with the procedure set out in the Articles of Association. Our Articles of Association permit our board to appoint additional directors.

Fiduciary Duties
• In summary, directors and officers owe the following fiduciary duties:	• Directors and officers must act in good faith,
      with the care of a prudent person, and in the
      best interest of the corporation as a whole.

•     Directors and officers must refrain from self-
      dealing, usurping corporate opportunities and
      receiving improper personal benefits.

•     Decisions made by directors and officers on an
      informed basis, in good faith and in the honest
      belief that the action was taken in the best
interest of the corporation will be protected by the “business judgment rule.”
— Duty to act in good faith in what the directors believe to be in the best interests of the company as a whole;
— Duty to exercise powers for the purposes for which those powers were conferred;
— Duty to exercise powers fairly as between different groups of shareholders;
— Duty not to put himself in a position of conflict; and
— Duty to exercise independent judgment.

Cayman Islands	Delaware
• In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as “a reasonably diligent person having both:
— the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and
— the general knowledge, skill and experience that that director has.

•

    As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of his position. However, in some instances a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Articles of Association or alternatively by shareholder approval at general meetings.

Shareholders’ Derivative Actions
Shareholders’ Suits. Our Cayman Islands counsel, Conyers Dill and Pearman, is not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which could be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in certain circumstances.
• Derivative actions brought by one or more of the registered shareholders may only be brought with the leave of the Grand Court where the following circumstances apply:	• In any derivative suit instituted by a shareholder
      of a corporation, it shall be averred in the
      complaint that the plaintiff was a shareholder of
      the corporation at the time of the transaction of
      which he complains or that such shareholder’s
      stock thereafter devolved upon such shareholder
      by operation of law.

•     Complaint shall set forth with particularity the
      efforts of the plaintiff to obtain the action by the
      board or the reasons for not making such effort.

•     Such action shall not be dismissed or
      compromised without the approval of the
Chancery Court.
— Those who control the company have refused a request by the shareholders to move the company to bring the action;

—

    Those who control the company have refused to do so for improper reasons such that they are perpetrating a “fraud on the minority” (this is a legal concept and is different to “fraud” in the sense of dishonesty);

— a company is acting or proposing to act illegally or beyond the scope of its authority;

Cayman Islands	Delaware
— the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; or

•

Shareholders of a Delaware corporation that redeemed their shares, or whose shares were canceled in connection with dissolution, would not be able to bring a derivative action against the corporation after the shares have been redeemed or canceled.

— the individual rights of the plaintiff shareholder have been infringed or are about to be infringed.

•

    Once a shareholder has relinquished his, her or its shares (whether by redemption or otherwise), it is generally the case that they could no longer bring a derivative action as they would no longer be a registered shareholder.

Material Differences in Cayman Islands and Delaware Law

We believe that the material differences between Cayman Islands and Delaware corporate law are as follows:

•	Shareholder Notice. Delaware law requires written notice of shareholders meetings of between 10 and 60 days. Cayman Islands law permits a company’s articles to have any length of notice. Our Amended and Restated Memorandum and Articles of Association provide that we must give shareholders 10 clear day’s notice of shareholders meetings, which is equivalent to what is required by Delaware law.
•	Quorum. Delaware law requires a minimum quorum of one-third of the issued and outstanding shares for a shareholders meeting, whereas Cayman Islands law permits a company’s articles to have any quorum. Our Amended and Restated Memorandum and Articles of Association provide that a quorum consists of two persons at least holding or representing by proxy one-third of the issued shares of the class, which is consistent with Delaware law.
•	Shareholder Derivative Suits. Delaware generally allows shareholders to commence derivative actions in their own name. Under Cayman Islands law, derivative actions are normally instituted by a shareholder in the name of the company and require leave of the Grand Court. Accordingly, Cayman Islands law is more restrictive that Delaware law and shareholders may be restricted from initiating shareholder derivative suits in their own name.

Changes in Capital

We may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital. We may by ordinary resolution, meaning a majority vote of our shareholders attending and voting at the meeting:

•	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;
•	sub-divide our existing shares, or any of them into shares of smaller amount than is fixed by our Amended and Restated Memorandum and Articles of Association, subject nevertheless to the provisions of Section 13 of the Companies Law; or
•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

We may by special resolution, meaning a resolution passed by 66 and 2/3 of those shareholders attending and voting at the meeting, reduce our share capital and any capital redemption reserve fund in any manner authorized by law.

Certain Differences in Corporate Law

The Companies Law of the Cayman Islands is modeled on English law but does not follow recent English law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a majority in number representing seventy-five percent (75%) in value of the shareholders voting together as one class and (b) if the shares to be issued to each shareholder in the surviving company are to have the same rights and economic value as the shares held in the constituent company, a special resolution of the shareholders voting together as one class. Accordingly, only a special resolution, meaning a resolution passed by the holders of two-thirds of our shareholders who are attending and voting at a shareholders meeting, would be required on a merger of our company with another company where the consideration our shareholders were to receive on a merger was shares in the surviving company that had the same rights and economic value as the shares in our company prior to the merger.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

There are statutory provisions that facilitate the reconstruction and amalgamation of companies in certain circumstances, which may be tantamount to a merger, but we do not anticipate the use of such statutory provisions because a business combination can be achieved through other means, such as a share capital exchange, asset acquisition or control through contractual arrangements of an operating business. However, in the event that a business combination was sought pursuant to these statutory provisions, the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	we are not proposing to act illegally or beyond the scope of its authority and the statutory provisions as to majority vote have been complied with;
•	the shareholders have been fairly represented at the meeting in question;
•	the arrangement is such that a businessman would reasonably approve; and
•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

When a take-over offer is made and accepted by holders of 90% of the shares within four months, the offerer may, within a two month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion. If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Action; Extraordinary General Meeting of Shareholders

Our Amended and Restated Memorandum and Articles of Association further provide that extraordinary general meetings of our shareholders may be only called by (i) our Chairman, (ii) any two directors, (iii) any director and our Secretary, (iv) our board of directors, or (v) by our board of directors on the requisition of holders of at least 10% of our ordinary shares. Our Amended and Restated Memorandum and Articles of Association provide that our shareholders may take action by written resolution signed by all of the shareholders who at the date of the written resolution would be entitled to attend the meeting and vote on the action.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our Amended and Restated Memorandum and Articles of Association does not provide for the ability of shareholders to bring business before an annual meeting or a non-requisitioned extraordinary general meeting.

Limitation on Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s Amended and Restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own fraud or dishonesty.

Our Amended and Restated Memorandum and Articles of Association also will permit us to secure insurance on behalf of any officer or director for any liability incurred by him or her in his or her capacity as officer or director or in respect of any loss arising or liability attaching to him or her by virtue of any rule of law in respect of any negligence, default, breach of duty, or breach of trust in which the officer or director may be guilty in relation to us, regardless of whether Cayman Islands law would permit indemnification. We intend to purchase a policy of directors’ and officers’ liability insurance that insures our directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business, the person will be required to report such belief or suspicion to either the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (2007 Revision) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

TAXATION

The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in our units, ordinary shares and redeemable warrants to acquire our ordinary shares, sometimes referred to collectively in this summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon us or our securityholders. The Cayman Islands are not party to any double taxation treaties.

No Cayman Islands stamp duty will be payable by you in respect of the issue or transfer of our securities. However, an instrument transferring title to our securities, if brought to or executed in the Cayman Islands, would be subject to Cayman Islands stamp duty.

We have received an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on our securities, debentures or other obligations or (ii) by way of the withholding in whole or in part in connection with the payment of a dividend or other distribution of income or capital by us to our securityholders or a payment by us of principal or interest or other sums due under a debenture or other obligation.

PRC Taxation

In the opinion of Han Kun Law Offices, the following is a summary of the material PRC tax consequences relating to the acquisition, ownership and disposition of our securities covered by this prospectus. The tax opinion provided to us by Han Kun Law Offices (which is attached as Exhibit 8.2 to the registration statement of which this prospectus forms a part) does not provide a “will” level of comfort on certain of the PRC tax issues discussed in the PRC tax disclosure below and does not address all PRC tax issues, including those that are dependent on future facts or events. Due to the short history of the EIT Law (as defined below) and other applicable PRC tax laws and the lack of applicable implementing rules and legal procedures, it is not possible to predict unequivocally how certain tax consequences discussed in the PRC tax disclosure below would be treated for PRC tax purposes, what contrary positions, if any, may be taken by PRC tax authorities and whether such positions would be materially different from those discussed in the PRC tax disclosure (although the PRC tax disclosure does describe certain possible alternative tax consequences). As a result, the word “should” rather than “will” is generally used throughout the PRC tax disclosure below in order to indicate a degree of uncertainty concerning these issues that is greater than would be indicated by a “will” level of opinion, but is less than would be indicated by a “more-likely-than-not” level of opinion. Moreover, certain tax issues that are discussed in the PRC tax disclosure are dependent on future facts or events, such as whether we will be classified as a “resident enterprise” for PRC income tax purposes, and therefore cannot be addressed by a tax opinion. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax issues discussed in the PRC tax disclosure below and how they may relate to the investor’s particular circumstances.

Resident Enterprise Treatment

On March 16, 2007, the Fifth Session of the Tenth National People’s Congress passed the Enterprise Income Tax Law of the PRC (“EIT Law”), which became effective on January 1, 2008. Under the EIT Law, enterprises are classified as “resident enterprises” and “non-resident enterprises.” Pursuant to the EIT Law and its implementing rules, enterprises established outside China whose “de facto management bodies” are located in China are considered “resident enterprises” and subject to the uniform 25% enterprise income tax rate on worldwide income. According to the implementing rules of the EIT Law, “de facto management body” refers to a managing body that in practice exercises overall management control over the production and business, personnel, accounting and assets of an enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice on the Issues Regarding Recognition of Enterprises that are Domestically Controlled as PRC Resident Enterprises Based on the De Facto Management Body Criteria, which was retroactively effective as of January 1, 2008. This notice provides that an overseas incorporated enterprise that is controlled domestically will be recognized as a “tax-resident enterprise” if it satisfies all of the following conditions: (i) the senior management responsible for daily production/business operations are primarily located in the PRC, and the location(s) where such senior management execute their responsibilities are primarily in the PRC; (ii) strategic financial and personnel decisions are made or approved by organizations or personnel located in the PRC; (iii) major properties, accounting ledgers, company seals and minutes of board meetings and stockholder meetings, etc., are maintained in the PRC; and (iv) 50% or more of the board members with voting rights or senior management habitually reside in the PRC.

Given the short history of the EIT Law and lack of applicable legal precedent, it remains unclear how the PRC tax authorities will determine the PRC tax resident status of a company organized under the laws of a foreign (non-PRC) jurisdiction, such as us. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of tax consequences should follow. First, we should be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, the EIT Law provides that dividend income between “qualified resident enterprises” is exempt from income tax. As a result, if we are treated as a PRC “resident enterprise,” and we complete a business combination with another company treated as a PRC “resident enterprise,” all dividends paid from such other company to us should constitute dividend income between “qualified resident enterprises” and should therefore qualify for tax exemption.

As of the date of this prospectus, there has not been a definitive determination as to the “resident enterprise” or “non-resident enterprise” status of us. To our best knowledge, no other businesses with management and investment structures similar to ours have been examined by the relevant authorities. Therefore, we believe none such companies have been determined to be or treated as “resident enterprises” under the EIT Law. We will consult with the PRC tax authorities and make any necessary tax payment if we (based on future clarifying guidance issued by the PRC), or the PRC tax authorities, determine that we are a resident enterprise under the EIT Law.

Dividends that Non-PRC Resident Investors Receive From Us; Gain on the Sale or Transfer of Our Securities

If we are determined to be a resident enterprise under the EIT Law, dividends payable by us to (or gains realized by) investors that are not tax residents of the PRC (“non-resident investors”) should be treated as income derived from sources within the PRC. In such event, the dividends that non-resident investors receive from us and any such gain derived by such investors on the sale or transfer of our ordinary shares or redeemable warrants should be subject to income tax under the PRC tax laws. As indicated below, under the PRC tax laws, we would not have an obligation to withhold PRC income tax in respect of gains that non-resident investors may realize from the sale or transfer of our ordinary shares or redeemable warrants (regardless of whether such gains would be regarded as income from sources within the PRC), but we would have an obligation to withhold PRC income tax at the applicable rate described below (subject to reduction by applicable tax treaties) on dividends that non-resident investors receive from us if such dividends are regarded as income derived from sources within the PRC.

Under the EIT Law and its implementing rules, PRC withholding tax at the rate of 10% is applicable to dividends payable to non-resident investors that are enterprises (but not individuals) which (i) do not have an establishment or place of business in the PRC or (ii) have an establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent that such dividends are deemed to be sourced within the PRC. Similarly, any gain realized on the transfer of our ordinary shares or redeemable warrants by such investors is also subject to 10% PRC income tax if such gain is regarded as income derived from sources within the PRC.

Additionally, if we are determined to be a resident enterprise under the EIT Law, under the PRC Individual Income Tax Law and its implementing rules, a 20% PRC withholding tax should be applicable to dividends payable by us to non-resident investors who are individuals because in such event such dividends should be deemed to be sourced within the PRC. Similarly, if we are determined to be a resident enterprise under the EIT Law, any gain realized on the sale or transfer of our ordinary shares or redeemable warrants by such investors should be subject to a 20% PRC income tax because in such event such gain should be regarded as income derived from sources within the PRC.

As discussed above, the dividends paid by us to non-resident investors with respect to our ordinary shares, or the gain non-resident investors may realize from the sale or transfer of our ordinary shares or redeemable warrants, may be treated as PRC-sourced income and, as a result, may be subject to PRC income tax. In such event, we should be required to withhold the applicable PRC income tax on any dividends paid to non-resident investors. In addition, non-resident investors in our ordinary shares should be responsible for paying the applicable PRC income tax on any gain realized from the sale or transfer of our ordinary shares or redeemable warrants if such non-resident investors and the gain satisfy the requirements under the PRC tax laws. However, under the PRC tax laws, we would not have an obligation to withhold PRC income tax in respect of the gains that non-resident investors (including U.S. investors) may realize from the sale or transfer of our ordinary shares or redeemable warrants.

If we were to pay any dividends in the future, and if we (based on future clarifying guidance issued by the PRC), or the PRC tax authorities, determine that we must withhold PRC tax on any dividends payable by us under the PRC tax laws, we will make any necessary tax withholding on dividends payable to our non-resident investors. If non-resident investors as described under the PRC tax laws (including U.S. investors) realized any gain from the sale or transfer of our securities and if such gain were considered as PRC-sourced income, such non-resident investors would be responsible for paying the applicable PRC income tax on the gain from the sale or transfer of our securities. As indicated above, under the PRC tax laws, we would not have an obligation to withhold PRC income tax in respect of the gains that non-resident investors (including U.S. investors) may realize from the sale or transfer of our securities.

Moreover, the State Administration of Taxation (“SAT”) released Circular Guoshuihan No. 698 (“Circular 698”) on December 10, 2009 that reinforces the taxation of certain equity transfers by non-resident investors through overseas holding vehicles. Circular 698 addresses indirect equity transfers as well as other issues. Circular 698 is retroactively effective from January 1, 2008. According to Circular 698, where a non-resident investor who indirectly holds equity interests in a PRC resident enterprise through a non-PRC offshore holding company indirectly transfers equity interests in a PRC resident enterprise by selling the equity interests of the offshore holding company, and the latter is located in a country or jurisdiction where the actual tax burden is less than 12.5% or where the offshore income of its residents is not taxable, the non-resident investor is required to provide the PRC tax authority in charge of that PRC resident enterprise with certain relevant information within 30 days from the date of the execution of the equity transfer agreement. The tax authorities in charge will evaluate the offshore transaction for tax purposes. In the event that the tax authorities determine that such transfer is abusing forms of business organization and a reasonable commercial purpose for the offshore holding company other than the avoidance of PRC income tax liability is lacking, the PRC tax authorities will have the power to re-assess the nature of the equity transfer under the doctrine of substance over form. A reasonable commercial purpose may be established when the overall international (including U.S.) offshore structure is set up to comply with the requirements of supervising authorities of international (including U.S.) capital markets. If the SAT’s challenge of a transfer is successful, it may deny the existence of the offshore holding company that is used for tax planning purposes and subject the non-resident investor to PRC tax on the capital gain from such transfer. Since Circular 698 has a short history, there is uncertainty as to its application. We (or a non-resident investor) may become at risk of being taxed under Circular 698 and may be required to expend valuable resources to comply with Circular 698 or to establish that we (or such non-resident investor) should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations (or such non-resident investor’s investment in us).

Penalties for Failure to Pay Applicable PRC Income Tax

A non-resident investor in us may be responsible for paying PRC tax on any gain realized from the sale or transfer of our securities if such non-resident investor and the gain satisfy the requirements under the PRC tax laws, as described above.

According to the EIT Law and its implementing rules, the PRC Tax Administration Law (the “Tax Administration Law”) and its implementing rules, the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-resident Enterprises (the “Administration Measures”) and other applicable PRC laws or regulations (collectively the “Tax Related Laws”), where any gain derived by a non-resident investor from the sale or transfer of our securities is subject to any income tax in the PRC, and such non-resident investor fails to file any tax return or pay tax in this regard pursuant to the Tax Related Laws, such investor should be subject to certain fines, penalties or punishments, including without limitation: (1) if the non-resident investor fails to file a tax return and present the relevant information in connection with tax payments, the competent PRC tax authorities shall order it to do so within the prescribed time limit and may impose a fine up to RMB 2,000, and in egregious cases, may impose a fine ranging from RMB 2,000 to RMB 10,000; (2) if the non-resident investor fails to file a tax return and to pay all or part of the amount of tax payable, the non-resident investor shall be required to pay the unpaid tax amount payable, a surcharge on overdue tax payments (the daily surcharge is 0.05% of the overdue amount, beginning from the day the deferral begins), and a fine ranging from 50% to 500% of the unpaid amount of the tax payable; (3) if the non-resident investor fails to file a tax return and to pay the tax within the prescribed time limit according to the order by the PRC tax authorities, the PRC tax authorities may collect and check information about the income receivable by the non-resident investor in the PRC from other payers (the “Other Payers”) who will pay amounts to such non-resident investor, and send a “Notice of Tax Issues” to the Other Payers to collect and recover the tax payable and the overdue fines imposed on such non-resident investor from the amounts otherwise payable to such non-resident investor by the Other Payers; (4) if the non-resident investor fails to pay the tax payable within the prescribed time limit as ordered by the PRC tax authorities, a fine may be imposed on the non-resident investor ranging from 50% to 500% of the unpaid tax payable, and the PRC tax authorities may, upon approval by the director of the tax bureau (or sub-bureau) of, or higher than, the county level, take the following compulsory measures: (i) notify in writing the non-resident investor’s bank or other financial institution to withhold from the account thereof for payment of the amount of tax payable, and (ii) detain, seal off, or sell by auction or on the market the non-resident investor’s commodities, goods or other property in a value equivalent to the amount of tax payable; or (5) if the nonresident investor fails to pay all or part of the amount of tax payable or the surcharge for the overdue tax payment, and can not provide a guarantee to the tax authorities, the tax authorities may notify the frontier authorities to prevent the non-resident investor or its legal representative from leaving the PRC.

United States Federal Income Taxation

General

In the opinion of Loeb & Loeb LLP, the following is a summary of the material U.S. federal income tax consequences to an investor of the acquisition, ownership and disposition of our securities covered by this prospectus. The tax opinion provided to us by Loeb & Loeb LLP (which is attached as Exhibit 8.1 to the registration statement of which this prospectus forms a part) does not provide a “will” level of comfort on certain of the U.S. federal income tax issues discussed in the tax disclosure below and does not address all tax issues, (e.g., those that are dependent on future facts or events). Because of the absence of guidance directly on point as to how certain tax consequences discussed in the tax disclosure below would be treated for U.S. federal income tax purposes, it is not possible to predict what contrary positions, if any, may be taken by the Internal Revenue Service (“IRS”) or a court considering these tax issues and whether such positions would be materially different from those discussed in the tax disclosure (although the tax disclosure does describe certain possible alternative tax consequences). As a result, the word “should” rather than “will” is used in certain portions of the tax disclosure in order to indicate a degree of uncertainty concerning these issues that is greater than would be indicated by a “will” level of opinion, but is less than would be indicated by a “more-likely-than-not” level of opinion. Moreover, certain tax issues that are discussed in the tax disclosure are dependent on future facts or events, such as whether we will be classified as a PFIC for U.S. federal income tax purposes, and therefore cannot be addressed by a tax opinion. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax issues discussed in the tax disclosure below and how they may relate to the investor’s particular circumstances.

Because the components of a unit are separable at the option of the holder 90 days after the date of this prospectus or the announcement by the underwriters of the decision to allow earlier trading as described herein, the holder of a unit generally will be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share and one-half of a redeemable warrant components of the unit, as the case may be. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of ordinary shares and redeemable warrants should also apply to holders of units (as the deemed owners of the underlying ordinary shares and redeemable warrants which comprise the units).

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended, or the “Code,” its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that own our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the Medicare contribution tax on certain unearned income or the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;
•	broker-dealers;
•	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;
•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	certain expatriates or former long-term residents of the United States;
•	persons that actually or constructively own 5 percent or more of our voting shares;

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or
•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our ordinary shares and any consideration received by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit

While not free from doubt, each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one ordinary share and one-half of a redeemable warrant to acquire one ordinary share. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price of a unit between the ordinary share and the one-half of a redeemable warrant that comprise the unit based on the relative fair market value of each at the time of issuance. The price allocated to the ordinary share or to the one-half of a redeemable warrant will be the holder’s tax basis in such share or one-half of a redeemable warrant, as the case may be. While uncertain, the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that any allocation of the purchase price that we may make will be binding on a holder of a unit, unless the holder explicitly discloses in a statement attached to the holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the holder’s allocation of the purchase price between the ordinary share and the one-half of a redeemable warrant that comprise the unit is different than our allocation. Any such allocation is not, however, binding on the IRS.

Although we intend to take a contrary position, if our ordinary shares are not viewed as participating in our corporate growth (i.e., our future earnings or increases in our net asset values) to any significant extent (other than by reason of any “conversion” feature), due to our limited potential for corporate growth prior to a business combination, there is a risk that a holder’s entitlement to receive payments upon exercise of the holder’s redemption right or upon our liquidation in excess of the holder’s initial tax basis in our ordinary shares due to the allocation of a portion of the purchase price for a unit to the one-half of a redeemable warrant that is included in the unit will result in constructive income to the holder. This could affect the timing and character of income recognition and result in U.S. federal income tax liability to the holder without the holder’s receipt of cash from us.

Each holder is advised to consult its own tax advisor with respect to the risks associated with an investment in a unit (including alternative characterizations of a unit or the components thereof) and regarding the risks associated with an allocation of the purchase price between the ordinary share and the one-half of a redeemable warrant that comprise a unit that is inconsistent with any allocation of the purchase price that we may make. The balance of this discussion assumes that our characterization of the units (and the components thereof) and any allocation of the purchase price as described above are respected for U.S. federal income tax purposes.

U.S. Holders

Tax Reporting

U.S. Holders may be required to file an IRS Form 926 (Return of a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property, including cash, to us. This requirement will apply if there is a transfer of property to us by one or more persons in exchange for our ordinary shares if immediately after the transfer such transferors own at least 80% of the total combined voting power of all classes of our shares entitled to vote and at least 80% of each class of our non-voting shares, and, in the case of a transfer of cash, either (i) immediately after the transfer, such U.S. Holder owns directly or indirectly at least 10% of our total voting power or value, or (ii) the amount of cash transferred by such U.S. Holder to us during the 12-month period ending on the date of the transfer exceeds $100,000. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder will be required to include in gross income as ordinary income the amount of any cash dividend paid on our ordinary shares. A cash distribution on such shares will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividend generally will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. The portion of such distribution, if any, in excess of such earnings and profits will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its ordinary shares. Any remaining excess generally will be treated as gain from the sale or other taxable disposition of such ordinary shares.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2013, such dividends may be subject to U.S. federal income tax at the lower applicable regular long-term capital gains tax rate (see “— Taxation on the Disposition of Ordinary Shares and Redeemable Warrants” below) provided that (1) our ordinary shares are readily tradable on an established securities market in the United States or, in the event we are deemed to be a PRC “resident enterprise” under the EIT Law, we are eligible for the benefits of the U.S.-PRC Tax Treaty, (2) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. It is not entirely clear, however, whether a U.S. Holder’s holding period for our ordinary shares would be suspended for purposes of clause (3) above for the period that such holder had a right to have such ordinary shares redeemed by us. Under published IRS authority, ordinary shares are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently include the NASDAQ Capital Market. Although we have applied to list our ordinary shares on the NASDAQ Capital Market, we cannot guarantee that our application will be approved, or, if approved, that our ordinary shares will continue to be listed on the NASDAQ Capital Market. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares. For taxable years beginning on or after January 1, 2013, the regular U.S. federal income tax rate applicable to such dividends currently is scheduled to return to the regular U.S. federal income tax rate generally applicable to ordinary income.

If a PRC income tax applies to cash dividends paid to a U.S. Holder on our ordinary shares, such tax should be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, if such PRC tax applies to any such dividends, a U.S. Holder should be entitled to certain benefits under the U.S.-PRC Tax Treaty, including a possible reduction in PRC withholding tax on any such dividend income in the case of an individual U.S. Holder, if such holder is considered a resident of the United States for purposes of, and otherwise meets the requirements of, the U.S.-PRC Tax Treaty. U.S. Holders should consult their own tax advisors regarding the deduction or credit for any such PRC tax and their eligibility for the benefits of the U.S.-PRC Tax Treaty.

Possible Constructive Distributions

The terms of each redeemable warrant provides for an adjustment to the number of shares for which the redeemable warrant may be exercised or to the exercise price of the redeemable warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants — Public Shareholders’ Redeemable Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the redeemable warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the redeemable warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the U.S. Holders of such ordinary shares as described under “— Taxation of Distributions Paid on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the redeemable warrants received a cash distribution from us equal to the fair market value of such increased interest.

Taxation on the Disposition of Ordinary Shares and Redeemable Warrants

Upon a sale or other taxable disposition of our ordinary shares or redeemable warrants (which, in general, would include a redemption of ordinary shares, as described in “Taxation on the Redemption of Ordinary Shares” below, or redeemable warrants), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares or warrants. See “— Exercise or Lapse of a Redeemable Warrant” below for a discussion regarding a U.S. Holder’s basis in the ordinary shares acquired pursuant to the exercise of a warrant.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum regular rate of 15% for taxable years beginning before January 1, 2013 (but currently scheduled to increase to 20% for taxable years beginning on or after January 1, 2013). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or redeemable warrants exceeds one year. The deductibility of capital losses is subject to various limitations.

If a PRC income tax applies to any gain from the disposition of our ordinary shares or redeemable warrants by a U.S. Holder, such tax should be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, if such PRC tax applies to any such gain, a U.S. Holder should be entitled to certain benefits under the U.S.-PRC Tax Treaty, including the treatment of any such gain as arising in the PRC for purposes of calculating such foreign tax credit, if such holder is considered a resident of the United States for purposes of, and otherwise meets the requirements of, the U.S.-PRC Tax Treaty. U.S. Holders should consult their own tax advisors regarding the deduction or credit for any such PRC tax and their eligibility for the benefits of the U.S.-PRC Tax Treaty.

Taxation on the Redemption of Ordinary Shares

In the event that a U.S. Holder elects to redeem its ordinary shares and receive cash pursuant to the exercise of its redemption right, the redemption generally will be treated as a sale of our ordinary shares, rather than as a distribution. The redemption, however, will be treated as a distribution and taxed as described in “— Taxation of Distributions Paid on Ordinary Shares,” above, if (i) the U.S. Holder’s percentage ownership in us (including shares the U.S. Holder is deemed to own under certain constructive ownership rules, which provide, among other things, that the U.S. Holder is deemed to own any shares that it holds a warrant to acquire) after the redemption is not meaningfully reduced from what its percentage ownership in us (including constructive ownership) was prior to the redemption and (ii) the redemption is not “substantially disproportionate” as to that U.S. Holder (“substantially disproportionate” meaning, among other requirements, that the percentage of our outstanding voting shares owned (including constructive ownership) by such holder immediately following the redemption is less than 80% of that percentage owned (including constructive ownership) by such holder immediately before the redemption). If the U.S. Holder had a relatively minimal interest in our ordinary shares and, taking into account the effect of redemptions by other shareholders, its percentage ownership (including constructive ownership) in us is reduced as a result of the redemption, such holder generally should be regarded as having a meaningful reduction in interest. For example, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences to it of an exercise of its redemption right.

Exercise or Lapse of a Redeemable Warrant

Subject to the PFIC rules discussed below, a U.S. Holder will not recognize gain or loss upon the acquisition of ordinary shares on the exercise of a redeemable warrant for cash. Ordinary shares acquired pursuant to the exercise of a redeemable warrant for cash will have a tax basis equal to the U.S. Holder’s tax basis in the redeemable warrant, increased by the amount paid to exercise the redeemable warrant. The holding period of such ordinary shares should begin on the day after the date of exercise of the redeemable warrant. If a redeemable warrant is allowed to lapse unexercised, a U.S. Holder will recognize a capital loss equal to such holder’s adjusted tax basis in the redeemable warrant.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or redeemable warrants and, in the case of our ordinary shares, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, or a mark-to-market election, as described below, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or redeemable warrants; and
•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or redeemable warrants;
•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we qualified as a PFIC, will be taxed as ordinary income;
•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its redeemable warrants. As a result, if a U.S. Holder sells or otherwise disposes of a redeemable warrant (other than upon exercise of the redeemable warrant), any gain recognized will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the redeemable warrants. If a U.S. Holder that exercises such redeemable warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the redeemable warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its ordinary shares acquired upon the exercise of the warrants by the gain recognized and also will have a new holding period in such shares for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale or other taxable disposition of our ordinary shares will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of the QEF’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares or redeemable warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that end within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and during which the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted tax basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted tax basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NASDAQ Capital Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we have applied to list our ordinary shares on the NASDAQ Capital Market, we cannot guarantee that our application will be approved, or, if approved, that our ordinary shares will continue to be listed on the NASDAQ Capital Market. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, a U.S. Holder of our ordinary shares should be deemed to own a portion of the shares of such lower-tier PFIC, and could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, or the U.S. Holder were otherwise deemed to have disposed of an interest in, the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the lower- tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC or will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such a lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

If a U.S. Holder owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, such holder may have to file an IRS Form 8621 (whether or not a QEF election or mark-to-market election is or has been made) and any other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and redeemable warrants should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares and redeemable warrants under their particular circumstances.

Tax Consequences to Non-U.S. Holders of Ordinary Shares and Redeemable Warrants

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of our ordinary shares or redeemable warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other taxable disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to U.S. federal income tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates as applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a redeemable warrant, or the lapse of a redeemable warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a redeemable warrant by a U.S. Holder, as described under “U.S. Holders — Exercise or Lapse of a Redeemable Warrant,” above.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our securities within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. Also, pursuant to recently enacted legislation effective as of January 1, 2013, we may be required to enter into an agreement with the IRS to disclose certain information to the IRS about our U.S. Holders. In addition, pursuant to recently enacted legislation, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and adjustment to that tax basis and whether any gain or loss with respect to such securities is long-term or short-term also may be required to be reported to the IRS.

Moreover, backup withholding of U.S. federal income tax, at a rate of 28% for taxable years beginning before January 1, 2013 (but currently scheduled to increase to 31% for taxable years beginning on or after January 1, 2013), generally will apply to dividends paid on our securities to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient), in each case who (a) fails to provide an accurate taxpayer identification number; (b) is notified by the IRS that backup withholding is required; or (c) in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Chardan Capital Markets, LLC is acting as lead managing underwriter, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Chardan Capital Markets, LLC
Rodman & Renshaw, LLC
Maxim Group LLC
Total	4,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The underwriters may deliver the prospectus via email, both as a PDF document and by a link to websites hosted by the underwriters, and the prospectus may also be made available on websites maintained by selected dealers and underwriting selling group members participating in this offering. The underwriters may agree to allocate a number of shares to underwriters and underwriting selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representative to the underwriters and underwriting selling group members that may make Internet distributions on the same basis as other allocations.

Pricing of Securities

We have been advised by the underwriters that they propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $[] per unit and the dealers may reallow a concession not in excess of $[] per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the redeemable warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the ordinary shares and redeemable warrants issuable upon exercise of the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date that the registration statement (of which this prospectus forms a part) becomes effective, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 600,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This table assumes the underwriters do not exercise their over-allotment option.

	Per Unit	Total Proceeds
Public offering price	$10.00	$40,000,000
Underwriting discounts and commissions(1)(2)(3)	$0.50	$2,000,000
Total(4)	$9.50	$38,000,000

(1)	Includes deferred underwriting discounts and commissions equal to 2.8% of the gross proceeds, or $1,120,000 ($1,288,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account held at 59 Maiden Lane, Plaza Level, New York, NY 10038 maintained by American Stock Transfer & Trust Company, acting as trustee, and which the underwriters have agreed to defer until the consummation of our initial business combination.
(2)	No discount or commissions are payable with respect to the placement warrants purchased in the private placement.
(3)	Does not include our reimbursement of approximately $15,000 for the costs of background checks of our directors and executive officers.
(4)	The underwriters have an option to purchase up to an additional 600,000 units of the company at the public offering price, less underwriting discounts and commissions, within 45 days after the date of effectiveness of the registration statement (of which this prospectus forms a part) to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, underwriting discounts and commissions and proceeds, before expenses to us, will be $46,000,000, $2,300,000 and $43,700,000, respectively.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 460,000 units) of which up to 60,000 will be cancelled if the over-allotment option is not exercised in full) comprised of 460,000 ordinary shares and warrants to purchase 230,000 ordinary shares. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable for cash at $12.00 per unit commencing on the later of the consummation of our initial business combination or [] [six months from the date of this prospectus] and expiring five years from the effective date of the registration statement of which this prospectus forms a part. We shall have the right to redeem the underwriters’ unit purchase option in the event our ordinary shares trade in excess of $18.00 for any 20 days within any 30-day period following consummation of our initial business combination. If, upon consummation of our initial business combination, Diana Liu, William Yu and Yong Hui Li have been required as a closing condition to cancel any founders’ units (including any founders’ shares or founders’ warrants) or placement warrants that are not replaced following the initial business combination and the unit purchase option has not yet been exercised, the number of units purchasable from the exercise of the underwriters’ unit purchase option shall be reduced on a pro-rata basis with the reduction in the founders’ units and placement warrants.

The option and the 460,000 units, the 460,000 ordinary shares and the 230,000 warrants underlying such units, and the 230,000 ordinary shares underlying such warrants, have been deemed to be underwriting compensation by the FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1). Chardan Capital Markets, LLC will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the effective date of the registration statement of which this prospectus forms a part, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement of which this prospectus forms a part with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and/or number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

Placement Warrants

Immediately prior to the consummation of this offering, the representative of the underwriters, Chardan Capital Markets, LLC, will purchase 180,000 placement warrants for an aggregate purchase price of $180,000, or $1.00 per warrant. Each warrant entitles its holder to purchase one ordinary share for a price of $7.50, and is exercisable from the consummation of the business combination until five years after the effective date of the registration statement of which this prospectus forms a part. The placement warrants to be purchased by Chardan Capital Markets, LLC will be subject to a 180-day lock-up period pursuant to FINRA Rule 5110(g)(1). In addition, Chardan Capital Markets, LLC will have only one demand registration right at our expense and “piggy-back” registration rights that do not exceed five and seven years, respectively, from the effective date of the registration statement of which this prospectus forms a part.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the representative of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

Stabilizing Transactions.  The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

Over-Allotments and Syndicate Coverage Transactions.  In connection with the offering, the underwriters may make short sales of the issuer’s units and may purchase the issuer’s units on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of units than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriter’s over-allotment option to purchase additional units in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. “Naked” short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result, the price of the units may be higher than the price that might otherwise exist in the open market.

Penalty Bids.  The representatives may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the NASDAQ Capital Market, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event that the underwriters were to exercise their over-allotment option to purchase securities in excess of its short position, then the distribution will not be deemed to have been completed until all of the securities have been sold.

Other Terms

Pursuant to the underwriting agreement, we have agreed that, in the event that gross cash available from the trust fund to the combined company (net of any cash required to repurchase our shares from shareholders pursuant to agreements entered into prior to the business combination to ensure that the business combination is approved) is equal to or greater than $20 million or $32 million, we will, for a period of no less than twelve months (if equal to or greater than $20 million) or eighteen months (if equal to or greater that $32 million), respectively, engage Chardan Capital Markets, LLC as the combined company’s exclusive financial advisor, merger and acquisition advisor, placement agent, and underwriter under market terms and rates and shall give notice and right of first refusal to Chardan Capital Markets, LLC with respect to any proposed securities issuances, securities placements, acquisitions, mergers, reorganizations, or other similar transactions. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. If any of the underwriters provide services to us after this offering, we may pay such underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation.

We have also agreed that, for a period of 5 years from the effective date of the registration statement of which this prospectus forms a part or until such earlier time upon which we are required to be liquidated, we shall retain Crowe Horwath LLP or other independent public accountants reasonably acceptable to the representative of the underwriters.

Indemnification

Pursuant to the terms of the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from the registration statement and liabilities arising from breach of the underwriting agreement or the breach of our representations, warranties and covenants contained in the underwriting agreement. We are also obligated to pay for the defense of any claims against the underwriters. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect to these liabilities. Our obligations under this section of the underwriting agreement continue after the closing of our initial public offering.

Foreign Regulatory Restrictions on Purchase of the Ordinary shares

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the ordinary shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the ordinary shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the ordinary shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

In addition to the public offering of the shares in the United States, the underwriters may, subject to the applicable foreign laws, also offer the ordinary shares to certain institutions or accredited persons in the following countries:

Notices to Non-United States Investors

Australia.  If this document is issued or distributed in Australia it is issued or distributed to “wholesale clients” only, not to “retail clients”. For the purposes of this paragraph, the terms “wholesale client” and

“retail client” have the meanings given in section 761 of the Australian Corporations Act 2001 (Cth). This document is not a disclosure document under the Australian Corporations Act, has not been lodged with the Australian Securities & Investments Commission and does not purport to include the information required of a disclosure document under the Australian Corporations Act. Accordingly, (i) the offer of securities under this document is only made to persons to whom it is lawful to offer such securities under one or more exemptions set out in the Australian Corporations Act, (ii) this document is only made available in Australia to those persons referred to in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that, by accepting this offer, the offeree represents that the offeree is such a person as referred to in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this document.

China.  THIS PROSPECTUS HAS NOT BEEN AND WILL NOT BE CIRCULATED OR DISTRIBUTED IN THE PRC, AND THE SECURITIES OFFERED HEREIN MAY NOT BE OFFERED OR SOLD, AND WILL NOT BE OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, TO ANY RESIDENT OF THE PRC EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF THE PRC.

United Arab Emirates.  The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC'').

The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

Dubai.  The issuer is not licensed by the Dubai Financial Services Authority (“DFSA”) to provide financial services in the Dubai International Financial Centre (“DIFC”). The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the DFSA, a regulatory of the DIFC.

The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

Israel.  The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing of the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Pakistan.  The investors / subscribers in Pakistan will be responsible for ensuring their eligibility to invest under the applicable laws of Pakistan and to obtain any regulatory consents if required for such purpose.

Saudi Arabia.  NO OFFERING OF SECURITIES IS BEING MADE IN THE KINGDOM OF SAUDI ARABIA, AND NO AGREEMENT RELATING TO THE SALE OF THE SECURITIES WILL BE CONCLUDED IN SAUDI ARABIA. THIS DOCUMENT IS PROVIDED AT THE REQUEST OF THE RECIPIENT AND IS BEING FORWARDED TO THE ADDRESS SPECIFIED BY THE RECIPIENT. NEITHER THE AGENT NOR THE OFFERING HAVE BEEN LICENSED BY THE SAUDI'S SECURITIES AND EXCHANGE COMMISSION OR ARE OTHERWISE REGULATED BY THE LAWS OF THE KINGDOM OF SAUDI ARABIA.

THEREFORE, NO SERVICES RELATING TO THE OFFERING, INCLUDING THE RECEIPT OF APPLICATIONS AND/OR THE ALLOTMENT OF THE SECURITIES, MAY BE RENDERED WITHIN THE KINGDOM BY THE AGENT OR PERSONS REPRESENTING THE OFFERING.

United Kingdom.  The content of this prospectus has not been issued or approved by an authorised person within the meaning of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”). Reliance on this prospectus for the purpose of engaging in any investment activity may expose an Investor to a significant risk of losing all of the property or other assets invested. This prospectus does not constitute a Prospectus within the meaning of the FSMA and is issued in reliance upon one or more of the exemptions from the need to issue such a prospectus contained in section 86 of the FSMA.

European Economic Area.  In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or
•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon by Conyers Dill & Pearman. Loeb & Loeb, LLP, New York, New York, acted as U.S. counsel for us in connection with this offering and has provided an opinion to us related to the tax disclosure under the caption “Taxation — United States Federal Income Taxation,” which opinion is filed as an exhibit to the registration statement of which this prospectus forms a part. Han Kun Law Offices acted as PRC counsel for us in connection with this offering and has provided an opinion to us related to the tax disclosure under the caption “Taxation — PRC Taxation,” which opinion is filed as an exhibit to the registration statement of which this prospectus forms a part. In connection with this offering, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. acted as counsel to the underwriters.

EXPERTS

The financial statements as of February 18, 2010 and for the period from February 4, 2010 (inception) to February 18, 2010 included in this prospectus have been so included in reliance on the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits and schedules, under the Securities Act, with respect to the securities we are offering by this prospectus. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon consummation of this offering, we will be subject to the information requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form F-20, and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Prime Acquisition Corp.
(A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS

Page
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Financial Statements:
Balance Sheet as of February 18, 2010	F-3
Statement of Operations for the period February 4, 2010 (inception) to February 18, 2010	F-4
Statement of Shareholders’ Equity for the period February 4, 2010 (inception) to February 18, 2010	F-5
Statement of Cash Flows for the period February 4, 2010 (inception) to February 18, 2010	F-6
Notes to Financial Statements	F-7
Unaudited Interim Condensed Financial Statements
Condensed Balance Sheets as of September 30, 2010 and February 18, 2010	F-12
Condensed Statements of Operations for the three months ended September 30, 2010 and for the period from February 4, 2010 (inception) to September 30, 2010	F-13
Condensed Statement of Changes in Shareholders’ Equity for the period from February 4, 2010 (inception) to September 30, 2010	F-14
Condensed Statements of Cash Flows for the three months ended September 30, 2010 and the period from February 4, 2010 (inception) to September 30, 2010	F-15
Noted to Unaudited Condensed Financial Statements	F-16

Report of Independent Registered Public Accounting Firm

Prime Acquisition Corp.
Hebei Province, PRC

We have audited the accompanying balance sheet of Prime Acquisition Corp. (a development stage company) (the “Company”) as of February 18, 2010, and the related statements of operations, shareholders’ equity, and cash flows for the period from February 4, 2010 (inception) to February 18, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 18, 2010, and the results of its operations and its cash flows for the period from February 4, 2010 (inception) to February 18, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Crowe Horwath LLP

Sherman Oaks, California
December 1, 2010

PRIME ACQUISITION CORP.
(A Development Stage Company)

Balance Sheet
February 18, 2010

ASSETS
Cash	$33,823
Prepaid expenses	64,743
Total assets	$98,566
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accrued expenses	$2,589
Notes payable to shareholders	100,000
Total liabilities	102,589
SHAREHOLDERS’ EQUITY (DEFICIT)
Ordinary shares, $.001 par value Authorized 50,000,000 shares; issued and outstanding 1,408,751 shares	1,409
Additional paid-in capital	—
Deficit accumulated during the development stage	(5,432)
Total shareholders’ equity (deficit)	(4,023)
Total liabilities & shareholders’ equity (deficit)	$98,566

The accompanying notes are an integral part of these financial statements.

PRIME ACQUISITION CORP.
(A Development Stage Company)

Statement of Operations
For the period February 4, 2010 (Inception) to February 18, 2010

Operating expenses	$(115)
Formation costs	(5,317)
Total operating expenses	(5,432)
Net loss attributable to ordinary stockholders	$(5,432)
Weighted average shares outstanding	1,408,751
Basic and diluted net loss per share	$(0.00)

The accompanying notes are an integral part of these financial statements.

PRIME ACQUISITION CORP.
(A Development Stage Company)

Statement of Changes in Shareholders’ Equity
For the period February 4, 2010 (Inception) to February 18, 2010

	Ordinary Shares		Additional paid-in Capital	Deficit Accumulated during the Development Stage	Shareholders’ Equity (Deficit)
	Shares	Amount
Balance at February 4, 2010	—	$—	$—	$—	$—
Units issued February 18, 2010 at $0.001 per share	1,408,751	1,409	—	—	1,409
Net loss	—	—	—	(5,432)	(5,432)
Balance at February 18, 2010	1,408,751	$1,409	$—	$(5,432)	$(4,023)

The accompanying notes are an integral part of these financial statements.

PRIME ACQUISITION CORP.
(A Company in the Development Stage)

Statement of Cash Flows
For the period February 4, 2010 (Inception) to February 18, 2010

Cash Flows from Operating Activities
Net Loss	$(5,432)
Changes in prepaid expenses	(64,743)
Changes in accrued expenses	2,589
Net cash used in operating activities	(67,586)
Cash Flows from Financing Activities
Proceeds from sale of units to founding shareholders	1,409
Proceeds from notes payable to shareholders	100,000
Net cash provided by financing activities	101,409
NET INCREASE IN CASH	33,823
Cash at beginning of period	—
Cash at end of period	$33,823

The accompanying notes are an integral part of these financial statements.

PRIME ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Plan of Business Operations

Prime Acquisition Corp. (the “Company”) is a Cayman Islands limited life exempted company organized as a blank check company for the purpose of acquiring, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, an operating business, or control of an operating business through contractual arrangements, that has its principal operations located in the greater China region.

As of February 18, 2010, the Company had not yet commenced any operations. All activity from February 4, 2010 (inception) to February 18, 2010 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 4,000,000 units (“Units”) which is discussed in Note 3 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business that has its principal operations located in the greater China region (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $10.00 per unit sold in the Proposed Offering (“Public Share”) (or $9.97 per Public Share in the event the over-allotment option is exercised in full) will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third-party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses and other entities it engages execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. In order to protect the amounts held in the trust account, the Company’s officers and directors have agreed to indemnify the Company for claims of creditors, vendors, service providers and target businesses who have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. The only obligations not covered by such indemnity are with respect to claims of creditors, vendors, service providers and target businesses that have executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, any amount in excess of $10.00 per public share (or $9.97 per Public Share in the event the over-allotment option is exercised in full) may be released to the Company to fund working capital and to pay the Company’s tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to provide shareholders with the opportunity to redeem their shares for a pro rata portion of the Trust Account. In the event that shareholders owning 84.3% or greater of the total number of shares issued in the Proposed Offering (“Public Shares”) exercise their redemption rights, the Business Combination will not be consummated. All of the Company’s shareholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Shareholders”), have agreed to waive any redemption rights they may have in connection with the Business Combination.

With respect to a Business Combination which is consummated, any shareholder may demand that the Company convert his or her shares. Any shareholder will have the right to demand that such shareholder’s shares be converted into a pro rata share of the Trust Account, estimated to be approximately $10.00 per Public Share (or $9.97 per Public Share in the event the over-allotment option is exercised in full).

PRIME ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Plan of Business Operations  – (continued)

The Company’s Memorandum and Articles of Association provides that the Company will continue in existence only until 18 months from the consummation of the Proposed Offering or 24 months from the consummation of the Proposed Offering if the period to complete a Business Combination has been extended. If the Company has entered into a letter of intent, memorandum of understanding or definitive agreement for a Business Combination, the period of time to consummate a Business Combination will be automatically extended by an additional 6 months for the purpose of consummating such Business Combination. If the Company has not completed a Business Combination by such dates, this will trigger the winding up of the Company and it will liquidate and distribute the proceeds held in the Trust Account to the Public Shareholders.

Note 2 — Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Geographical Risk

The Company’s operations, if a Business Combination is consummated outside the United States, will be subject to local government regulations and to the uncertainties of the economic and political conditions of those areas.

Income Taxes

The Company was incorporated as a Cayman Island exempted company and management does not foresee any taxable income imposition.

Earnings per Share

Basic earnings per share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the period. The 1,408,751 ordinary shares issued to the Company’s Initial Shareholders were issued for $0.001 per share, which is considerably less than the Proposed Offering per share price, such shares have been assumed to be retroactively outstanding for the period since inception.

For the period from February 3, 2010 (inception) to February 18, 2010, potentially dilutive securities are comprised of 708,375 warrants to purchase ordinary shares. These warrants have been excluded from the computation of fully diluted loss per share as their effect is anti-dilutive.

Recent Accounting Pronouncements

The adoption of recently effective accounting standards did not have a material effect on the Company’s financial statements nor does the Company believe that any other recently issued, but not yet effective, accounting standards will have a material effect on the Company’s financial position or results of operations when adopted.

PRIME ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 4,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 600,000 units solely to cover over allotments, if any). Each Unit consists of one ordinary share, $0.001 par value, of the Company and one-half of a Redeemable Purchase Warrant (“Warrant”). Each full Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $7.50 commencing upon the later of completion of a Business Combination or one year from the effective date of the Proposed Offering, and expiring five years from the effective date of the Proposed Offering. The Company may redeem the Warrants, at a price of $0.01 per Warrant upon 30 days notice while the Warrants are exercisable, only in the event that the last sale price of the ordinary shares is at least $15.00 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. If the Company redeems the Warrants as described above, the Founder warrants and the Placement Warrants may be exercised on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering his Warrants for that number of ordinary shares equal to the quotient obtained by dividing (X) the product of the number of ordinary shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (Y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 5.0% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that 2.8% of the underwriting discounts will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination. In addition, at the closing of the Proposed Offering, the Company will issue a unit purchase option, for $100, to the representative of the underwriters and/or its designees to purchase 460,000 Units at an exercise price of $12.00 per unit. The units issuable upon exercise of this option are identical to the units being offered in the Proposed Offering. The Company intends to account for the fair value of the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $1,357,918 (approximately $3.39 per unit) using a Black-Scholes option-pricing model.

The fair value of the unit purchase option granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 43.55%, (2) risk-free interest rate of 1.44% based on the five year U.S. Treasury Note and (3) expected life of 5 years. The volatility assumption is based on the average of two merged post blank check company’s operating in the greater China region in uncorrelated sectors (media and agriculture). Thus, the Company believes that the volatility estimate is comprehensive enough, considering that the Company does not have a specific target industry in mind yet. The Company believes also that the volatility estimate calculated is a reasonable benchmark to use in estimating the expected volatility of the Company’s Units. Although an expected life of five years was used in the calculation, if the Company does not consummate a business combination within the prescribed time period and automatically dissolves and subsequently liquidates its trust account, the option will become worthless. The unit purchase option may be exercised for cash. The Company will have no obligation to net cash settle the exercise of the

PRIME ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Public Offering  – (continued)

unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

Note 4 — Related Party Transactions

The Company has entered into a unsecured promissory note with two directors of the Company in an aggregate principal amount of $100,000. The notes do not bear interest. The notes are payable on the completion of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

Note 5 — Shareholder’s Equity

Common Shares

The Company is authorized to issue up to 50,000,000 ordinary shares, par value $0.001 per share. The holders of the ordinary shares are entitled to one vote for each ordinary share.

As of February 18, 2010, 1,408,751 units were issued and outstanding, each unit consisting of one ordinary share and one-half of a warrant. Of such units, 183,751 units (including the ordinary shares and warrants included in the units) will be redeemed by the Company to the extent that the underwriters’ over-allotment option is not exercised in full.

Note 6 — Commitments

The Initial Shareholders are expected to execute letter agreements with the Company waiving their rights to receive distributions with respect to their founding ordinary shares upon the Company’s liquidation. The underwriter of the Proposed Offering and the Company’s Insiders and/or their designees have committed to purchase 1,638,800 Warrants (“Placement Warrants”) at $1.00 per Warrant (for an aggregate purchase price of $1,638,800) privately from the Company. This purchase will take place simultaneously with the consummation of the Proposed Offering. All of the proceeds received from this purchase will be placed in the Trust Account. The Placement Warrants to be purchased will be identical to the Warrants being offered in the Proposed Offering except that the Placement Warrants may be exercisable for cash or on a cashless basis, at the holder’s option so long as such securities are held by the Insiders or their affiliates and are subject to certain transfer restrictions. Additionally, all Insiders have waived their rights to receive distributions upon the Company’s liquidation prior to a Business Combination with respect to the Insider Shares. Furthermore, all Insiders have agreed that the Placement Warrants and underlying securities will not be sold or transferred until after the Company has completed a Business Combination.

The Initial Shareholders and the holders of the Placement Warrants will be entitled to registration rights with respect to their founding shares pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the founding shares are entitled to make up to two demands that the Company register such shares. The holders of the majority of the founding shares and the holders of the majority of the Placement Warrants can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of the Placement Warrants (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Shareholders have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

PRIME ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 7 — Subsequent Events

On February 25, 2010 the Company’s board of directors authorized the issuance of up to 20,000 stock options, each option to purchase one ordinary share of the Company to directors, employees and consultants of the Company for services to be provided prior to the consummation of the Offering. The ordinary shares underlying the options will be restricted from receiving any funds held in the trust account. In connection with the authorization, the Company granted 9,500 options to curtain consultants for services to be provided and entered into agreements with certain consultants which provide for the grant of 10,500 additional options in the event such consultants meet certain performance requirements.

On March 25, 2010, and November 10, 2010, the Company entered into two unsecured promissory notes with two directors of the Company in an aggregate principal amount of $50,000. The notes do not bear interest. The notes are payable on the completion of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

On November 7, 2010, 155,249 units were issued to members of management for $155 in proceeds, each unit consisting of one ordinary share and one-half of a warrant. Of such units, 20,249 units (including the ordinary shares and warrants included in the units) will be redeemed by the Company to the extent that the underwriters’ over-allotment option is not exercised in full.

PRIME ACQUISITION CORP.
(A corporation in the development stage)

Condensed Balance Sheet

	September 30, 2010	February 18, 2010
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$9,872	$33,823
Prepaid expenses	727	64,743
Deferred offering costs	106,169	—
Total assets	$116,768	$98,566
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accrued expenses	$627	$2,589
Notes payable to stockholders	125,000	100,000
Total current liabilities	125,627	102,589
STOCKHOLDERS’ EQUITY
Ordinary shares, $.001 par value Authorized 50,000,000 shares; issued and outstanding 1,408,750 shares	1,409	1,409
Additional paid-in capital	22,916	—
Deficit accumulated during the development stage	(33,184)	(5,432)
Total stockholders’ equity	(8,859)	(4,023)
Total liabilities & stockholders’ equity	$116,768	$98,566

PRIME ACQUISITION CORP.
(A corporation in the development stage)

Unaudited Condensed Statement of Operations

	For the three months ended September 30, 2010	For the period from February 4, 2010 (Inception) to September 30, 2010
	(Unaudited)	(Unaudited)
Revenue	$—	$—
Operating expenses	(1,344)	(4,951)
Professional fees	(11,458)	(22,916)
Formation costs	—	(5,317)
Total operating expenses	(12,802)	(33,184)
Net loss attributable to ordinary stockholders	$(12,802)	$(33,184)
Weighted average shares outstanding	1,408,750	1,408,750
Basic and diluted net loss per share	$(0.01)	$(0.02)

PRIME ACQUISITION CORP.
(A corporation in the development stage)

Unaudited Statement of Changes in Stockholders’ Equity

For the period February 4, 2010 (inception) to September 30, 2010

	Ordinary Shares		Add’l paid-in Capital	Deficit Accumulated	Stockholders Equity
	Shares	Amount
Ordinary shares issued February 18, 2010 for cash at $0.001 per share	1,408,750	$1,409	$—	$—	$1,409
Non-employee stock based compensation	—	—	22,916	—	22,916
Net loss	—	—	—	(33,184)	(33,184)
Balance at September 30, 2010	1,408,750	$1,409	$22,916	$(33,184)	$(8,859)

PRIME ACQUISITION CORP.
(A corporation in the development stage)

Unaudited Statement of Cash Flows

For the period from February 4, 2010 (Inception) to September 30, 2010
(Unaudited)
Cash Flows from Operating Activities
Net Loss	$(33,184)
Non-employee stock based compensation	22,916
Changes in prepaid expenses	(727)
Changes in accrued expenses	627
Changes in deferred offering costs	(106,169)
Net cash used in operating activities	(116,537)
Cash Flows from Financing Activities
Proceeds from sale of ordinary shares to founding stockholders	1,409
Proceeds from notes payable to stockholders	125,000
Net cash provided by financing activities	126,409
Net (decrease) increase in cash	9,872
Cash, at beginning of period	—
Cash, at end of period	$9,872

PRIME ACQUISITION CORP.
(A corporation in the development stage)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Organization and Plan of Business Operations

Prime Acquisition Corp. (the “Company”) is a Cayman Islands limited life exempted company organized as a blank check company for the purpose of acquiring, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, an operating business, or control of an operating business through contractual arrangements, that has its principal operations located in the greater China region.

The accompanying condensed financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of the Company’s management, the accompanying condensed financial statements contain all adjustments (consisting of normal recurring accruals and adjustments) necessary to present fairly the financial position, results of operations and cash flows of the Company at the dates and for the periods indicated. The interim results for the period ended September 30, 2010 are not necessarily indicative of results for the full 2010 fiscal year or any other future interim periods, as more fully described in the annual report included elsewhere in this registration statement.

Note 2 — Significant Accounting Policies

Share-Based Compensation

Share-based compensation expense related to non-employee stock options is recognized in accordance with Accounting Standards Codification Topic 505-50 “Equity-Based Payments to Non-Employees” for equity instruments issued to other than employees for acquiring goods and/or services.

The Company estimates the fair value of option awards using the Black-Scholes option pricing model. Determining the fair value of awards under this model represents management’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment.

Note 3 — Related Party Transactions

The Company has entered into three unsecured promissory notes with two directors of the Company in an aggregate principal amount of $125,000. The notes do not bear interest. The notes are payable on the completion of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

Note 4 — Shareholder’s Equity

Common Shares

The Company is authorized to issue up to 50,000,000 ordinary shares, par value $0.001 per share. The holders of the ordinary shares are entitled to one vote for each ordinary share.

As of September 30, 2010, 1,408,751 units were issued and outstanding, each unit consisting of one ordinary share and one-half of a warrant. Of such units, 183,751 units (including the ordinary shares and warrants included in the units) will be redeemed by the Company to the extent that the underwriters’ over-allotment option is not exercised in full.

Note 5 — Non-Employee Share-Based Compensation

On February 25, 2010 the Company’s board of directors authorized the issuance of up to 20,000 stock options, each option to purchase one ordinary share of the Company to directors, employees and consultants of the Company for services to be provided prior to the consummation of the Offering. The ordinary shares underlying the options will be restricted from receiving any funds held in the trust account.

PRIME ACQUISITION CORP.
(A corporation in the development stage)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 5 — Non-Employee Share-Based Compensation  – (continued)

In connection with the authorization, the Company granted a total of 9,500 options to certain non-employee consultants for services to be provided over a two year period that vest quarterly with an exercise price of $0.001 per option. In addition the Company granted certain consultants 10,500 options which vest upon such consultants meeting certain performance requirements with an exercise price of $0.001 per option.

The following table summarizes the non-employee stock option activity for the period from February 4, 2010 (inception) to September 30, 2010:

	Number of Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term (in Years)	Aggregate Intrinsic Value
Outstanding at February 4, 2010 (inception)	—	$0.001	—	$—
Granted	20,000	0.001	—	—
Exercised	—	—	—	—
Canceled	—	—	—	—
Outstanding at September 30, 2010	20,000	0.001	1.4	192,974
Exercisable at September 30, 2010	2,376	0.001	1.4	22,925

The Following table summarizes the unvested non-employee stock option activity during the period from February 4, 2010 (inception) to September 30, 2010.

Number of Shares
Unvested at February 4, 2010 (inception)	—
Granted	20,000
Vested	(2,376)
Canceled	—
Unvested at September 30, 2010	17,624

The fair value assigned to the vested increments of these awards was estimated at the date of vesting using the Black-Scholes option-pricing model with the following assumptions:

Period from February 4, 2010 (inception) to September 30, 2010
Risk-free interest rate	1.47%
Expected term (in years)	2
Weighted average expected stock price volatility	43.55%
Expected dividend yield	0%
Weighted average grant-date fair value of options granted	$9.65

Management used the following assumptions for the Black-Scholes inputs: On the option grant date, a current stock price of $9.65 was used for determining the fair value of the Company’s stock. This was based on observations of market prices for comparable shares of common stock for similar companies who have completed IPO’s, an expected volatility based on the average expected volatilities of a sampling of three companies with similar attributes to the Company, including: industry, stage of life cycle, size and financial leverage, a expected dividend rate of 0% based on management plan of operations, a risk free interest rate based on the current U.S. Treasury 5-year Treasury Bill and an expected forfeiture rate of 0%.

PRIME ACQUISITION CORP.
(A corporation in the development stage)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 5 — Non-Employee Share-Based Compensation  – (continued)

Management’s estimated fair value of the common stock of $9.65 differs from the IPO price of $10.00 by $0.35. This difference is attributable to the additional value of the warrant to purchase one share of common stock included in the IPO units. Management determined this difference as noted above by observing current market prices for common stock and separately trading public warrants for comparable public companies.

The fair value of the outstanding unvested shares will be recognized when the performance completion date has occurred and the options vest.

Share-based compensation expense from non-employee stock options totaled $11,458 and $22,916 for the three months ended September 30, 2010 and for the period from February 4, 2010 (inception) to September 30, 2010, respectively.

Note 6 — Subsequent Events

On November 7, 2010, 155,249 units were issued to members of management for $155 in proceeds, each unit consisting of one ordinary share and one-half of a warrant. Of such units, 20,249 units (including the ordinary shares and warrants included in the units) will be redeemed by the Company to the extent that the underwriters’ over-allotment option is not exercised in full.

On November 10, 2010, the Company entered into unsecured promissory notes with two directors of the Company in an aggregate principal amount of $25,000. The notes do not bear interest. The notes are payable on the completion of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

On December 3, 2010 the Company’s board of directors authorized the issuance of 35,000 stock options, each option to purchase one ordinary share of the Company to directors of the Company. The ordinary shares underlying the options will be restricted from receiving any funds held in the trust account.

PRIME ACQUISITION CORP.

4,000,000 Units

PROSPECTUS

Chardan Capital Markets, LLC

Rodman & Renshaw, LLC	Maxim Group LLC

Through and including       , 2011 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s Amended and Restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles of Association provides for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own willful negligence or default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

On February 4, 2010 and February 12, 2010, for an aggregate consideration of $1,409, we issued (i) 422,625 units to Yong Hui Li, our Chairman, (ii) 422,625 units to Diana Chia-Huei Liu, our Chief Executive Officer and a director, (iii) 281,750 units to The Shodan Company, an affiliate of William Tsu-Cheng Yu, our Chief Financial Officer and a director, (iv) 140,875 units to Gary Chang, our Chief Investment Officer and a director, (v) 49,306 units to Joseph Liu, (vi) 49,306 units to Steven Liu, (vii) 14,088 units to Olivia Yu, (viii) 14,088 units to Nancy Tung, and (ix) 14,088 units to Joyce Liu. In May 2010, Nancy Tung transferred all of her units to The Shodan Company. On November 7, 2010, for consideration of 155.25, we issued (i) 46,575 units to Diana Chia-Huei Liu, (ii) 79,177 units to William Tsu-Cheng Yu, (iii) 15,525 units to Gary Chang, (iv) 5,434 units to Joseph Liu, (v) 5,434 units to Steven Liu, (vi) 1,552 units to Olivia Yu, and (vii) 1,552 units to Joyce Liu. Each unit is comprised of one ordinary share and one-half of a redeemable warrant, and each full redeemable warrant entitles its holder to purchase one ordinary share for a price of $7.50 and is exercisable commencing on the later of (i) one year after the date that this registration statement is declared effective by the SEC, and (ii) the consummation of our initial business combination, and ending five years after the date that this registration statement is declared effective by the SEC. The founders’ warrants have the same rights and terms as the warrants sold as a part of the units in this offering, except may be exercised on a cashless basis at the discretion of the founders. In November 2010, Yong Hui Li transferred 31,625 ordinary shares to William Tsu-Cheng Yu, The Shodan Company transferred 92,518 ordinary shares to William Tsu-Cheng Yu, and Gary Chang transferred 156,400 ordinary shares to Puway Limited. Gary Chang is a director of Puway Limited. We will redeem up to 204,000 of the founders’ units at the purchase price per unit to the extent the underwriters do not exercise the over-allotment option in full. Such shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, as they were sold to our officers and directors or their affiliates, each of whom was involved in our formation. No underwriting discounts or commissions were paid with respect to such securities.

Immediately prior to the consummation of this offering, the representative of the underwriters, Chardan Capital Markets, LLC, and the founders and their designees will purchase an aggregate of 1,638,800 warrants for an aggregate purchase price of $1,638,800 (of which Chardan Capital Markets, LLC will purchase 180,000 warrants for $180,000), or $1.00 per warrant. Each warrant entitles its holder to purchase one ordinary share for a price of $7.50, and is exercisable commencing on the later of (i) one (1) year after the date that this registration statement is declared effective by the SEC, and (ii) the consummation of our initial business combination, and ending five years after the date that this registration statement is declared effective by the SEC. The securities were sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act since they were sold to our officers and directors, and to the underwriters in our initial public offering. No underwriting discounts or commissions were paid with respect to such securities.

We have granted options to purchase up to 55,000 of our ordinary shares to certain of our consultants in exchange for services to be provided prior to the consummation of our initial public offering. In addition, we have entered into agreements with certain of our consultants which provide for the grant of options to purchase an additional 20,000 ordinary shares in the event such consultants are employed by the company and perform their consulting services, at the discretion of our board of directors. The securities were sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act. The following table indicates the names, date of grant, number of options and nature of services to be provided by these consultants.

Name	Date of Grant	Number of Options	Nature of Services
Chase, John	2/25/2010	7,000	Financial Consultant
Lau, Amy	2/25/2010	3,500	Financial Consultant
Yu, Carolyne	2/25/2010	1,500	IR/PR
Poon, Rebacca	2/25/2010	2,000	Administrative
Wei, Lance	2/25/2010	1,500	Web/Advertisement
Sagar, David	2/25/2010	2,500	Web/IT/Administrative
Chauvel, Dane	2/25/2010	1,000	Financial Consultant
Pulchny, Liz	2/25/2010	1,000	IT Consultant
Chauvel, Dane	12/3/2010	25,000	Director
Wang, Jason	12/3/2010	5,000	Director
Hui Kai Yan	12/3/2010	5,000	Director

Concurrently with the closing of this offering, we will sell to Chardan Capital Markets, LLC, the representative of the underwriters or its designees, for an aggregate of $100, an option to purchase 460,000 units comprised of 460,000 ordinary shares and warrants to purchase 230,000 ordinary shares (of which up to 60,000 units will be cancelled in the event the over-allotment option is not exercised in full) (an amount which is equal to 10% of the total number of units sold in this offering), for $12.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except for some differences in redemption rights. The unit purchase option will be exercisable at any time, in whole or in part, between the later of the consummation of our initial business combination or [______] [six months from the date of this prospectus] and the fifth anniversary date of the date that this registration statement is declared effective by the SEC at a price per unit of $12.00 (120% of the public offering price). We shall have the right to redeem the underwriters’ unit purchase option in the event our ordinary shares trade in excess of $18.00 for any 20 days within any 30-day period following consummation of the initial business combination. If, upon consummation of our initial business combination, Diana Liu, William Yu and Yong Hui Li have been required as a closing condition to cancel any founders’ units (including any underlying founders’ shares or founders’ warrants) or placement warrants that are not replaced following the initial business combination, the number of units purchasable from the exercise of the underwriters’ unit purchase option will be reduced on a pro rata basis with the reduction in the founders’ units and placement warrants. The securities were sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act since they were sold to the underwriters in our initial public offering. No underwriting discounts or commissions were paid with respect to such securities.

Item 8. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Memorandum and Articles of Association*
3.2	Amended and Restated Articles of Association
4.1	Specimen Unit Certificate*
4.2	Specimen Ordinary Share Certificate*
4.3	Specimen Public Redeemable Warrant Certificate*
4.4	Specimen Founder Warrant Certificate*

Exhibit No.	Description
4.5	Specimen Placement Warrant Certificate*
4.6	Form of Warrant Agreement
4.7	Form of Unit Purchase Option*
5.1	Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant
5.2	Opinion of Loeb & Loeb LLP
8.1	Loeb & Loeb LLP Tax Opinion
8.2	Han Kun Law Offices Tax Opinion
10.1	Form of Letter Agreement by and among the Registrant, Chardan Capital Markets, LLC and the founders*
10.2	Form of Promissory Note dated March 25, 2010 by the Registrant to Diana Chia-Huei Liu*
10.3	Form of Promissory Note dated March 25, 2010 by the Registrant to William Tsu-Cheng Yu*
10.4	Form of Promissory Note dated November 10, 2010 by the Registrant to Diana Chia-Huei Liu*
10.5	Form of Promissory Note dated November 10, 2010 by the Registrant to William Tsu-Cheng Yu*
10.6	Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant
10.7	Form of Securities Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the Founders*
10.8	Form of Services Agreement between the Registrant and Kaiyuan Real Estate Development*
10.9	Form of Registration Rights Agreement among the Registrant and the Founders*
10.10	Form of Placement Warrant Purchase Agreement between the Registrant and Prime Acquisition Corp. Limited*
10.11	Promissory Note, dated as of February 10, 2010, issued to Diana Liu*
10.12	Promissory Note, dated as of February 10, 2010, issued to William Yu
10.13	Stock Option Agreement, dated as of February 25, 2010, between the Registrant and Amy Lau
10.14	Stock Option Agreement, dated as of February 25, 2010, between the Registrant and Carolyne Yu
10.15	Stock Option Agreement, dated as of February 25, 2010, between the Registrant and Dane Chauvel*
10.16	Stock Option Agreement, dated as of February 25, 2010, between the Registrant and Dave Sagar
10.17	Stock Option Agreement, dated as of February 25, 2010, between the Registrant and Elizabeth Pulchny
10.18	Stock Option Agreement, dated as of February 25, 2010, between the Registrant and John Chase*
10.19	Stock Option Agreement, dated as of February 25, 2010, between the Registrant and Lance Wei*
10.20	Stock Option Agreement, dated as of February 25, 2010, between the Registrant and Rebecca Poon*
10.21	Stock Option Agreement, dated as of December 3, 2010, between the Registrant and Dane Chauvel
10.22	Stock Option Agreement, dated as of December 3, 2010, between the Registrant and Jason Wang
10.23	Stock Option Agreement, dated as of December 3, 2010, between the Registrant and HuiKai Yan
10.24	Amendment dated as of February 3, 2011 to that certain Promissory Note dated February 10, 2010 issued to Diana Liu

Exhibit No.	Description
10.25	Amendment dated as of February 3, 2011 to that certain Promissory Note dated February 10, 2010 issued to William Yu
10.26	Amendment dated as of February 3, 2011 to that certain Promissory Note dated as of March 25, 2010 issued to Diana Liu
10.27	Amendment dated as of February 3, 2011 to that certain Promissory Note dated as of March 25, 2010 issued to William Yu
14.1	Code of Ethics*
23.1	Consent of Crowe Horwath LLP
23.2	Consent of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant (included in Exhibit 5.1)
23.3	Consent of Loeb & Loeb LLP counsel to the Registrant (included in Exhibit 5.2)
23.4	Consent of Han Kun Law Offices counsel to the Registrant (included in Exhibit 8.2)
24	Power of Attorney*

*	Previously filed.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shijiazhuang, Hebei Province, People’s Republic of China on February 4, 2011.

PRIME ACQUISITION CORP.

By:	/s/ Diana Chia-Huei Liu Name: Diana Chia-Huei Liu Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
* Yong Hui Li	Non-executive Chairman of the Board	February 4, 2011
/s/ Diana Chia-Huei Liu Diana Chia-Huei Liu	Chief Executive Officer and director (principal executive officer)	February 4, 2011
/s/ William Tsu-Cheng Yu William Tsu-Cheng Yu	President, Chief Financial Officer and director (principal financial and accounting officer)	February 4, 2011
* Gary Han-Ming Chang	Chief Investment Officer and director	February 4, 2011
* Hui-Kai Yan	Chief Operating Officer and director	February 4, 2011
* Jason Wang	Director	February 4, 2011
* Dane Chauvel	Director	February 4, 2011

*By: /s/ Diana Chia-Huei Liu Diana Chia-Huei Liu, Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Prime Acquisition Corp., has signed this registration statement or amendment thereto in Atherton, California on February 4, 2011.

Authorized U.S. Representative
By: /s/ William Tsu-Cheng Yu Name: William Tsu-Cheng Yu